As filed with the Securities and Exchange Commission on December 15, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Registration Statement Under the Securities Act of 1933

MEMBERS Life Insurance Company

(Exact name of registrant as specified in its charter)

IOWA (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	39-1236386 (I.R.S. Employer Identification No.)

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Jennifer Kraus-Florin, Esq.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

(319) 352-4090

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

Stephen E. Roth, Esq.

Thomas E. Bisset, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

(202) 383-0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TruStage™ ZoneChoice Annuity

Issued by:

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, Iowa 50677

Telephone number: 800-798-5500

Offered Through: CUNA Brokerage Services, Inc.

DATED [__________, 2023]

This Prospectus describes the TruStage™ ZoneChoice Annuity (formerly known as CUNA Mutual Group ZoneChoice™ Annuity), an individual or joint owned, single premium deferred annuity contract with index-linked interest options (the “Contract”), issued by MEMBERS Life Insurance Company (the “Company”, “we”, “us”, or “our”). Capitalized terms used in this Prospectus and not otherwise defined have the meanings set forth in the “Glossary,” starting on page 1.

The Contract, which you may purchase with an initial Purchase Payment of at least $5,000, is designed primarily for individuals, trusts, and certain retirement plans that qualify for the special federal income tax treatment associated with annuity contracts. The Company does not allow additional Purchase Payments after the initial Purchase Payment. The Contract is subject to a Surrender Charge for the first six Contract Years. This means that surrenders or withdrawals prior to the end of the six-year period may be subject to a Surrender Charge, in addition to any Equity Adjustment and Interest Adjustment described below. The current maximum Surrender Charge is 8% of the Contract Value withdrawn. The maximum Surrender Charge for Contracts issued before May __, 2023 is shown under “Fees and Expenses.”

For accumulation and long-term investment purposes, the Contract offers index-linked investment Allocation Options (Risk Control Accounts) and a guaranteed interest rate investment Allocation Option (Declared Rate Account). The Contract also offers standard annuity features including multiple fixed annuitization options (“Payout Options”). The Contract is a complex insurance and investment vehicle. You should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether it is appropriate for you based upon your financial situation and objectives. The Prospectus describes all material rights and obligations of Owners, including all state variations.

The Contract may not be suitable for investors who plan to take withdrawals (including systematic withdrawals and Required Minimum Distributions) or surrender the Contract on any day other than every sixth Contract Anniversary. Partial withdrawals, full surrenders, Death Benefit payments, or amounts withdrawn to be applied to an Income Payout Option on any other day could significantly reduce the Contract Value and the amount of interest credited at the end of an Interest Term due to proportionate withdrawal calculations, Surrender Charges, the Equity Adjustment, and the Interest Adjustment. These charges and adjustments could reduce the amount received to less than the protection provided by the Floor or Buffer.

The Risk Control Accounts are interest crediting options that provide returns based upon the investment performance of an external Index over the Interest Term, subject to either a Cap or Participation Rate if the Index performance is positive and either a Floor or a Buffer if the Index performance is negative. It is possible that interest in the Risk Control Accounts will be negative. There is a risk of loss of principal and previously credited interest (that is, the amount invested in an Allocation Option) of up to 90% with the Buffer and 10% with the Floor due to negative Index performance. This loss could exceed 90% and 10%, respectively, for amounts withdrawn on any day other than every sixth Contract Anniversary due to proportionate withdrawal calculations, Surrender Charges, the Equity Adjustment, and the Interest Adjustment. We currently offer three reference indices: the S&P 500 Price Return Index (“S&P 500”), the Barclays Risk Balanced Index (“Barclays Risk Balanced”), and for Contracts issued on or after [May ___, 2023], the Dimensional [           ] Index (“Dimensional [          ]”). We offer two Interest Terms, 1 year or 6 years.

The Floor and Buffer describe the level of protection provided by the Risk Control Account. Each Risk Control Account will have either a Floor or a Buffer. The Floor represents the maximum amount of negative interest that may be credited to the Risk Control Account for an Interest Term. The Buffer represents the maximum amount of negative interest assumed by the Company, and any additional negative interest will be credited to the Risk Control Account.

We currently offer eleven Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%. If a Floor of 0% is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value. If any other Floor is chosen, negative investment performance of the applicable Index will reduce your Risk Control Account Value by up to the amount of the Floor you elected for any Interest Term. Negative investment performance will not reduce your Risk Control Account Value by more than the Floor even if the Index performance for that Interest Term is lower than the Floor.

We currently offer one Buffer option, -10%. If this option is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value if the negative investment performance is between zero and -10% for the Interest Term. If the negative investment performance is lower than -10% for the Interest Term, your Risk Control Account Value will be reduced by the amount of negative investment performance in excess of -10%. This means your Risk Control Account Value can be reduced by as much as 90% in the event there is negative investment performance of 100% of the applicable Index over the Interest Term.

The Floors and Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. However, an Allocation Option with a Floor of 0% will always be available. We may not always make available Allocation Options with Buffers; however, if one is available, a Buffer of -10% or more will be available. In other words, there would be a Buffer option to limit the maximum loss to no more than 90%.

The Cap and Participation Rate limit the amount of positive interest credited to the Risk Control Account. The Cap represents the maximum amount of interest that the Company will credit to the Risk Control Account. The Participation Rate is a percentage multiplied by the Index Return if the Index Return is positive. If the Participation Rate is lower than 100%, it will limit the amount of interest credited by the Company.

The Cap will vary based on the level of risk being accepted, meaning it will be the highest for the -10% Floor and the lowest for the 0% Floor. This allows for the potential for greater increases to your Risk Control Account Value by accepting more risk. The Cap and Participation Rate are guaranteed for the duration of the Interest Term and will be declared at the start of any subsequent Interest Term. The Cap and Participation Rate are available two weeks in advance of the start of the Interest Term. The Cap will never be lower than 1.0%. The Participation Rate will never be lower than 10%.

The Declared Rate Account is an interest crediting option that provides returns based upon the Declared Interest Rate. Interest is credited daily. The Declared Interest Rate is an annual rate of interest guaranteed for the duration of the Interest Term and will be declared at the start of any subsequent Interest Term. The Declared Interest Rate is available two weeks in advance of the start of the Interest Term. The Declared Interest Rate will never be below the Minimum Interest Rate.

Other than the Declared Rate Account or an Interest Term where the Floor of 0% has been elected, there is risk of loss to your principal and any previously credited interest because each Interest Term you agree to absorb losses up to your Floor or losses beyond your Buffer. This risk of loss becomes greater if you take a withdrawal, make a Risk Control Account Transfer, surrender your Contract, receive a Death Benefit payment, or apply amounts withdrawn to an Income Payout Option due to the Interest Adjustment and Equity Adjustment which could reduce your Contract Value even further. Surrender Charges and federal income tax penalties may also apply if you make a withdrawal or surrender the Contract. The terms under which the Surrender Charge will be waived may vary, and state variations are described in Appendix C to this Prospectus. The Interest Adjustment may be either positive or negative, which means the Interest Adjustment may increase or decrease the amount you receive upon surrender, partial withdrawal, a Death Benefit payment, or amounts applied to an Income Payout Option. The Equity Adjustment, which applies to the Risk Control Accounts only, may be positive or negative. The Equity Adjustment may be negative even when the applicable Index Value has increased, or positive even when the applicable Index Value has decreased. The Equity Adjustment may reduce the Risk Control Account Value by more than the Floor.

The Contract is supported by the assets of the Risk Control Separate Account and the Declared Rate Separate Account, which are non-registered, insulated separate accounts of the Company which support the Company’s obligations with respect to the Contract. You may allocate your Purchase Payment or Contract Value to one or more Allocation Options which include the Risk Control Accounts and the Declared Rate Account. The assets of the Separate Accounts are not chargeable with liabilities arising out of any other business that we conduct. Our General Account assets are available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

This Contract is a security. It involves investment risk and may lose value. For additional information on risks associated with the Contract see the “Risk Factors“ section of this Prospectus.

The Contract is offered through CUNA Brokerage Services, Inc. (“CBSI”), which is the principal underwriter. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. The principal underwriter is not required to sell any specific number or dollar amount of Contracts but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. The offering of the Contract is intended to be continuous.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission (“SEC”). You may request a copy of the Prospectus by writing to our Administrative Office at 2000 Heritage Way, Waverly, Iowa 50677, or by calling 1-800-798-5500. This Prospectus can also be obtained from the SEC’s website at www.sec.gov.

This Prospectus provides important information you should know before investing, including risks related to the Company’s business. Please see “Potential Risk Factors That May Affect Our Business and Our Future Results“ on page 56 for more information regarding these risks. Please keep this Prospectus for future reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the Federal Deposit Insurance Corporation or any other government agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal and previously credited interest.

The date of this Prospectus is [__________, 2023]

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The Contract may not be available in all states. This Prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than the information and representations contained in this Prospectus.

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GLOSSARY

We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

Accumulation Period. The period of time that begins on the Contract Issue Date stated on the Data Page and ends on the Income Payout Date or the date this Contract is terminated if earlier.

Adjusted Index Return. The Index Return for the current Interest Term adjusted for the Crediting Strategy.

Administrative Office. MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-5500.

Age. Age as of last birthday.

Allocation Options. All Risk Control and Declared Rate Account options available under the Contract for allocating your Purchase Payment and Contract Value. Your selling firm may limit the Allocation Options available to you when your Contract is issued.

Annual Free Withdrawal Amount.

●	For Contracts issued before September 25, 2022: the amount that can be withdrawn without incurring a Surrender Charge each Contract Year. It is equal to 10% of the Contract Value determined at the beginning of the Contract Year.

●	For Contracts issued on or after September 25, 2022: the amount that can be withdrawn without incurring a Surrender Charge or Interest Adjustment each Contract Year. It is equal to 10% of the Contract Value determined at the beginning of the Contract Year.

Annuitant (Joint Annuitant). The person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a non-natural person, the Annuitant(s) is also the person(s) whose death determines the Death Benefit.

Authorized Request. A request in Good Order and signed and dated by all Owners, including without limitation a request to: transfer value, change a party to the Contract, change the Income Payout Date, or make a partial withdrawal or full surrender of the Contract. An Authorized Request may also include a phone, fax, or electronic request for specific transactions.

Beneficiary. The person(s) or entity named by the Owner to receive proceeds payable upon the death of the first Owner or the first Annuitant if the Owner is a non-natural person.

Buffer. The maximum amount of negative interest assumed by the Company for an Interest Term, and any additional negative interest will be credited to the Risk Control Account.

Business Day. Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4:00 P.M. Eastern Time, will be processed as of the end of that Business Day.

Cap. The maximum amount of interest the Company will credit to the Risk Control Account for an Interest Term.

Company. MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.

Contract. The TruStage™ ZoneChoice Annuity (formerly known as CUNA Mutual Group ZoneChoice™ Annuity), an individual or joint owned, single premium deferred annuity contract with index-linked interest options issued by MEMBERS Life Insurance Company.

Contract Anniversary. The same day and month as the Contract Issue Date for each year the Contract remains in force.

Contract Issue Date. The day your Contract is issued. This date will be used to determine Contract Years and Contract Anniversaries.

Contract Value. The total value of your Contract during the Accumulation Period. All values are calculated as of the end of a Business Day.

Contract Year. Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending one day before the next Contract Anniversary.

Crediting Base. The amount used to calculate the Risk Control Account Value. It is equal to the amount allocated to a Risk Control Account at the start of the Interest Term, reduced proportionally for any withdrawals or transfers.

Crediting Strategy. The method by which interest is calculated for an Allocation Option during the Interest Term.

Data Page. Pages attached to your Contract that describe certain terms applicable to your specific Contract.

Death Benefit. The amount the Beneficiary is entitled to upon the death of an Owner who is a natural person or the death of an Annuitant if the Owner is a non-natural person. It is equal to the greater of Contract Value, including any applicable Equity Adjustment or Interest Adjustment, or the Purchase Payment adjusted for withdrawals as of the date Death Benefit proceeds are payable. We do not apply the Surrender Charge in determining the Death Benefit payable.

Declared Interest Rate. The effective annual rate of interest credited to the Declared Rate Account. The Declared Interest Rate will never be lower than the Minimum Interest Rate.

Declared Rate Account. An Allocation Option to which we credit a fixed annual rate of interest referred to as the Declared Interest Rate.

Equity Adjustment. Reflects the value of derivative instruments that hedge market risks associated with the Risk Control Accounts. The Equity Adjustment is calculated separately for each Risk Control Account at the end of each Business Day except the last day of an Interest Term. The Equity Adjustment varies based on the Crediting Strategy. This adjustment (increase or decrease) will be applied to any distribution or transfer prior to the end of an Interest Term, including a partial withdrawal, a full surrender of the Contract, the Death Benefit, or the Contract Value applied to an Income Payout Option. The Equity Adjustment does not apply to Contract Value in the Declared Rate Account.

Floor. The maximum amount of negative interest that may be credited to the Risk Control Account for an Interest Term.

General Account. All of the Company’s assets other than the assets in its separate accounts.

Good Order. A request or transaction generally is considered in “Good Order” if we receive it at our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information and supporting legal documentation necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. This information and documentation necessary for a transaction or instruction generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any consents. With respect to the Purchase Payment, Good Order also generally includes receipt by us of sufficient funds to affect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial professional before submitting the form or request.

Income Payout Date. The date the first income payment is paid from the Contract to the Owner.

Income Payout Option. The choices available under the Contract for payout of your Contract Value.

Index, Indices. The reference index (or indices) we use in determining interest credited to the Risk Control Account Value.

Index Return. The percentage change in the reference Index from the beginning of the Interest Term to the end of the Interest Term.

Index Value. The value for the reference Index as of a Business Day.

Interest Adjustment. Reflects the change in the value of the investments that support the guarantees under the Contract. This adjustment (increase or decrease) that may be applied to any distribution from the Contract prior to the end of the six-year rolling period that begins on the Contract Issue Date. Rates used in determining the Interest Adjustment area reset every sixth Contract Anniversary. Distributions include a partial withdrawal, a full surrender of the Contract, the Death Benefit, or the Contract Value applied to an Income Payout Option. The Interest Adjustment will always apply for the six-year rolling period beginning on the Contract Issue Date even if the Allocation Options elected have an Interest Term of less than six years. The Interest Adjustment does not apply to transfers, or for Contracts issued on or after September 25, 2022, to the Annual Free Withdrawal Amount.

Interest Term. The period for which interest is calculated for an Allocation Option. The Interest Term may vary by Allocation Option. Interest Terms will start and end on a Contract Anniversary, unless otherwise specified.

Internal Revenue Code (IRC). The Internal Revenue Code of 1986, as amended.

Minimum Interest Rate. The minimum effective annual rate of interest we will credit to the Declared Rate Account.

Non-Qualified Contract. An annuity contract that is independent of any formal retirement or pension plan.

Owner (Joint Owner). The person(s) or entity who own(s) the Contract and has (have) all rights under the Contract. Unless owned by a non-natural person, the Owner is also the person(s) whose death determines the Death Benefit. The Owner is also referred to as “you” or “your”.

Payout Period. The period of time that begins on the Income Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen.

Participation Rate. The percentage multiplied by an Index Return if the Index Return is positive. If the Participation Rate is lower than 100%, it will limit the amount of interest credited by the Company to the Risk Control Account.

Purchase Payment. The amount paid to us, by or on behalf of an Owner, that is used to establish the annuity on the Contract Issue Date. We do not allow any additional Purchase Payments under the Contract after the initial Purchase Payment.

Qualified Contract. An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special treatment under the Internal Revenue Code.

Required Minimum Distributions. The required minimum distribution (RMD) defined by section 401(a)(9) of the IRC for the Contract and as determined by us. RMDs only apply to Qualified Contracts.

Risk Control Account. An Allocation Option to which we credit interest based in part on the performance of a reference Index, subject to the Crediting Strategy.

Risk Control Account Transfer. For Contracts issued on or after [May __, 2023], the voluntary transfer of some or all of the value in any Risk Control Account to the Declared Rate Account prior to the end of the Interest Term. Risk Control Account Transfers are subject to the Equity Adjustment.

Risk Control Account Value. The value of the Contract in a Risk Control Account.

SEC. The U.S. Securities and Exchange Commission.

Spouse. The person to whom you are legally married. The term Spouse includes the person with whom you have entered into a legally-sanctioned marriage that grants you the rights, responsibilities, and obligations married couples have in accordance with applicable state laws. Individuals who do not meet the definition of Spouse may have adverse tax consequences when exercising provisions under this contract and any attached endorsements or riders. Additionally, individuals in other arrangements that are not recognized as marriage under the relevant state law will not be treated as married or as Spouses as defined in this contract for federal tax purposes. Consult with a tax advisor for more information on this subject and before exercising benefits under the contract and any attached endorsements or riders.

Surrender Charge. The charge associated with surrendering either some or all of the Contract Value.

Surrender Value. The amount you are entitled to receive if you elect to surrender this Contract during the Accumulation Period.

Valuation Period. The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day.

HIGHLIGHTS

The following is a summary of the key features of the Contract. This summary does not include all the information you should consider before purchasing a Contract. You should carefully read the entire Prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

How Your Contract Works

Overview. Your Contract is an individual or joint owned, single premium deferred annuity contract with index-linked interest options. There are two periods to your Contract: an Accumulation Period and a Payout Period. Your Contract can help you save for retirement by allowing your Contract Value to earn interest from the Risk Control Accounts and/or Declared Rate Account on a tax-deferred basis and by providing the opportunity for lifetime payments. Interest amounts earned may be negative, and there is a risk of loss of principal and previously credited interest of up to 90% with the Buffer and 10% with the Floor due to negative Index performance. You generally will not pay taxes on your earnings (your Contract Value minus the portion of your Purchase Payment not previously withdrawn) until you withdraw them.

During the Accumulation Period of your Contract, you allocate your Contract Value between the Allocation Options. The Payout Period begins when you allocate your Contract Value to an Income Payout Option.

Please call your financial professional or the Company at 1-800-798-5500 if you have questions about how your Contract works.

Purchase Payment. You may purchase the Contract with a Purchase Payment of at least $5,000. The Company does not allow additional Purchase Payments after the initial Purchase Payment. A Purchase Payment for a Contract, or Purchase Payments for multiple Contracts owned by the same individual, that equals or exceeds $1 million requires our prior approval, which may be withheld at our sole discretion.

Allocation Options. There are two types of Allocation Options: a Declared Rate Account and Risk Control Accounts. Each of these options is described below.

Declared Rate Account. The portion of your Contract Value allocated to the Declared Rate Account is credited interest daily based on the Declared Interest Rate. The initial Declared Interest Rate is available in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. The Declared Interest Rate for the initial Interest Term is shown on your Contract Data Page. You will be notified of Declared Interest Rates for any subsequent Interest Term at least two weeks in advance of the start of the Interest Term. You can also contact your financial professional or the Company at 1-800-798-5500 to obtain current rates.

Risk Control Accounts. The portion of your Contract Value allocated to a Risk Control Account is credited with interest, if any, based in part on the investment performance of an external Index (currently the S&P 500 Index, the Barclays Risk Balanced Index, or for Contracts issued on or after [May __, 2023], the Dimensional [          ] Index) over the Interest Term. Detailed information about each Index is provided in the RISK CONTROL ALLOCATION OPTIONS section. An Interest Term can be one year or six years. The Index Return for the reference Index is subject to the Crediting Strategy, which may limit the amount of interest credited due to a Cap, Participation Rate, Floor, and/or Buffer, and is unique to each Risk Control Account.

●	The Floor and Buffer describe the level of protection provided by the Risk Control Account. Each Risk Control Account will have either a Floor or a Buffer.

The Floor represents the maximum amount of negative interest that may be credited to the Risk Control Account. For example, if the Floor is -10%, you could lose up to $1,000 on a $10,000 investment during the Interest Term (i.e., -10% x $10,000).

The Buffer represents the maximum amount of negative interest assumed by the Company, and any additional negative interest will be credited to the Risk Control Account. For example, if the Buffer is -10%, the Company will not credit any interest if the Index Return is between 0% and -10% but will credit negative interest in excess of -10%. This means you could lose up to $9,000 on a $10,000 investment during the Interest Term (i.e., -90% x $10,000).

Negative investment performance is limited by the Floor and Buffer during the Interest Term. However, you could lose more due to losses in subsequent Interest Terms, Surrender Charges, a negative Equity Adjustment, a negative Interest Adjustment, and federal income tax penalties.

●	The Cap and Participation Rate limit the amount of positive interest credited to the Risk Control Account. Each Risk Control Account will have either a Cap or a Participation Rate.

The Cap represents the maximum amount of interest that the Company will credit to the Risk Control Account. For example, if the Index Return is 15% and the Cap is 10%, the Company will credit 10%.

The Participation Rate is a percentage multiplied by the Index Return if the Index Return is Positive. If the Participation Rate is lower than 100%, it will limit the amount of interest credited by the Company. For example, if the Index Return is 15% and the Participation Rate is 80%, the Company will credit 12% (i.e., 15% x 80%). If the Index Return is 15% and the Participation Rate is 120%, the Company will credit 18% (i.e., 15% x 120%).

Depending on the date your Contract was issued, there are currently up to nine Allocation Options under the Contract, among which you may allocate your Purchase Payment and Contract Value. Your selling firm may limit the Allocation Options available to you when your Contract is issued.

	Allocation Option	Interest Term	Crediting Strategy(1)	Minimum Guarantee
1	S&P 500 Index Risk Control Account	1-Year	Floor and Cap	1% Cap
2(2)	S&P 500 Index Risk Control Account	1-Year	Buffer and Cap	1% Cap
3	S&P 500 Index Risk Control Account	6-Year	Buffer and Participation Rate	10% Participation Rate
4	Barclays Risk Balanced Index Risk Control Account	1-Year	Floor and Cap	1% Cap
5	Barclays Risk Balanced Index Risk Control Account	6-Year	Buffer and Participation Rate	10% Participation Rate
6(2)	Dimensional [ ] Index Risk Control Account	1-Year	Floor and Cap	1% Cap
7(2)	Dimensional [ ] Index Risk Control Account	1-Year	Buffer and Cap	1% Cap
8(2)	Dimensional [ ] Index Risk Control Account	6-Year	Buffer and Participation Rate	10% Participation Rate
9	Declared Rate Account	1-Year	Declared Interest Rate	Minimum Interest Rate

(1)	The Floor and Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. See “Addition or Discontinuation of an Allocation Option” below.
(2)	Only available for Contracts issued on or after [May __, 2023].

You must specify the percentage of your Purchase Payment to be allocated to each Allocation Option on the Contract Issue Date. We currently offer eleven Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%. If you allocate to an Allocation Option with a Floor Crediting Strategy, you must also specify your Floor by choosing one of the eleven available options.

Generally, the lower the Floor, the higher the Cap. For example, the Cap may be 2% for the 0% Floor, whereas the Cap may be 12% for the -10% Floor. Once elected, the Floor cannot be changed until the end of the Interest Term.

In deciding between the Floor and Buffer options, you should consider the loss potential for each account. With the Buffer, losses up to -10% will not be credited, but there is potential to lose substantially more than the Floor if there are large market losses. The Buffer may offer additional gain potential through the Participation Rate in comparison to the Cap, but the gain potential should be weighed against the risk of loss.

Additionally, an investor should consider and understand the difference between the 6-year Interest Term and the 1-year Interest Term. For the 6-year Interest Term, interest is not calculated or credited until the end of the Interest Term; therefore, the Crediting Strategy factors (i.e., the Participation Rate and Buffer) only apply at the end of the Interest Term and not on an annual basis. Furthermore, any partial withdrawal, full surrender, Death Benefit payment, Risk Control Account Transfer, or amounts withdrawn to be applied to an Income Payout Option prior to the end of the Interest Term could significantly reduce the Contract Value and the amount of interest credited at the end of the Interest Term due to the Surrender Charge, Equity Adjustment, Interest Adjustment, and proportional reduction to withdrawals.

Transfers. An Allocation Option is available on the Contract Issue Date and at the end of each Interest Term. For example, an Interest Term of one year is available on the Contract Issue Date and every Contract Anniversary thereafter, but an Interest Term of six years is available on the Contract Issue Date and every sixth Contract Anniversary thereafter. This means that the six-year Interest Term will not be available for you to allocate Contract Value to on every Contract Anniversary. Additionally, the six-year Interest Term is unavailable if the Income Payout Date is less than six years from the start of the Interest Term.

At least two weeks prior to the end of an Interest Term, Owners will be notified of the available Allocation Options to which they may transfer their maturing Contract Value. The new Allocation Options may have different Interest Terms and Crediting Strategies than what was previously available.

New transfer instructions by Authorized Request will supersede any prior transfer instructions for a given Allocation Option. Transfers are not permitted during an Interest Term, except as described below for Risk Control Account Transfers available for Contracts issued on or after [May __, 2023].

If we do not receive transfer instructions by Authorized Request at least one Business Day prior to the end of the current Interest Term, we will apply the maturing Contract Value to a new Interest Term of the same Allocation Option. Any applicable Floor will also be applied to the new Interest Term. If the same Allocation Option is not available, we will apply the value to the Declared Rate Account with a 1-year Interest Term.

Risk Control Account Transfers (available for Contracts issued on or after [May __, 2023]). Prior to the end of the Interest Term, you may transfer some or all of the Risk Control Account Value from any Risk Control Account to the Declared Rate Account. Risk Control Account Transfers are subject to the Equity Adjustment. Transfer instructions must be provided by Authorized Request at least one Business Day prior to the end of the Risk Control Account’s Interest Term.

The transfer is irrevocable, and the transferred amount will remain in the Declared Rate Account until your next Contract Anniversary. On your next Contract Anniversary, you may remain in the Declared Rate Account or transfer to any available Allocation Option.

You should fully understand the impact of the Risk Control Account Transfer prior to exercising this privilege. See “Risk Control Account Transfer Risk.”

Declaration of Rates. The Cap, Participation Rate, and Declared Interest Rate will not change for the duration of the Interest Term. The initial Caps, Participation Rates, and Declared Interest Rate are available in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. The rate is shown on your Contract Data Page.

We may declare a new Cap, Participation Rate, or Declared Interest Rate for each subsequent Interest Term and will notify you of the new rate two weeks in advance of the start of an Interest Term. The Cap will never be lower than 1%. The Participation Rate will never be lower than 10%. The Declared Interest Rate will never be lower than the Minimum Interest Rate.

The Minimum Interest Rate will be determined on the Contract Issue Date and every sixth Contract Anniversary based on the calendar quarter in which the Issue Date or Contract Anniversary falls. The Minimum Interest Rate will apply for six years and then will be recalculated for the next six-year period. The Minimum Interest Rate will never be less than the lesser of:

a)	3%; or

b)	The interest rate determined as the greater of:

1)	The average of the three applicable monthly five-year Constant Maturity Treasury (CMT) rates reported by the Federal Reserve rounded to the nearest 0.05%, as described below, minus 1.25%; or

2)	The nonforfeiture interest rate floor required by the National Association of Insurance Commissioners (NAIC) Standard Nonforfeiture Law for Individual Deferred Annuities, 0.15%.

Index Changes during an Interest Term. Generally, the Index associated with a given Risk Control Account will remain unchanged for the duration of the Interest Term. However, if the publication of an Index is discontinued, or calculation of the Index is materially changed, we may substitute a suitable Index that will be used for the remainder of the Interest Term and will notify you of the change in advance. Examples of such material changes to the Index include, without limitation: a contractual dispute between us and the Index provider, changes that make it impractical or too expensive to purchase derivatives to hedge the Index, or changes that result in significantly different Index Values or performance. If we substitute an Index, the performance of the new Index may differ from the original Index, which may, in turn, affect the interest credited and your Contract Value. We will not substitute an Index until that Index has been approved by the insurance department in your state.

Addition or Discontinuation of an Allocation Option. We may offer additional Allocation Options at our discretion, which includes offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option at our discretion effective as of the end of an Interest Term, or in the case of Index change described above, before the end of an Interest Term if we do not provide a substitute Index for such Allocation Option.

The Floors and Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. However, an Allocation Option with a Floor of 0% will always be available. We may not always make available Allocation Options with Buffers; however, if one is available, a Buffer of -10% or more will be available. In other words, there will be an option for the maximum loss from the Buffer to be no more than 90%.

We will notify you of the addition or discontinuation of an Allocation Option. Such a change will be made after receipt of any required regulatory approval.

Contract Value. Your Contract Value on your Contract Issue Date is equal to the Purchase Payment. On any other day during the Accumulation Period, the Contract Value is equal to the sum of the account value in all Allocation Options in which you are invested. The Accumulation Period begins on the Contract Issue Date and continues until the Income Payout Date. Upon reaching the Income Payout Date, we will begin income payments unless the Contract is surrendered.

Declared Rate Account Value. The Declared Rate Account Value on any Business Day is equal to the amount applied to the Declared Rate Account at the start of the current Interest Term, adjusted for any withdrawals or transfers (including any Surrender Charge and Interest Adjustment), plus the interest earned.

Risk Control Account Value. The Risk Control Account Value is equal to the amount applied to each Risk Control Account at the start of the current Interest Term, adjusted proportionately for any withdrawals or transfers (including any Surrender Charge, Equity Adjustment, and Interest Adjustment), plus or minus any interest. The amount of interest credited, if any, may be limited by the Cap and Participation Rate.

Index Return and Adjusted Index Return. The Index Return and Adjusted Index Return are calculated to determine the interest credited to a Risk Control Account. The Index Return and Adjusted Index Return are calculated separately for each Risk Control Account as follows:

●	Interest is calculated based on the change in the Index from the first day of the Interest Term to the last day of the Interest Term;

●	The Index Return is adjusted based on the Cap and Floor, the Cap and Buffer, or the Participation Rate and Buffer, as applicable; and

●	This Adjusted Index Return is multiplied by the Risk Control Account Value (without any Equity Adjustment applied) on the last day of the Interest Term (which may have been adjusted for withdrawals and transfers, as described below) to determine how much interest is credited, if any. For example, if the Adjusted Index Return is 10% and the Risk Control Account Value without any Equity Adjustment applied is $10,000, the interest credited is $1,000 (i.e., 10% x $10,000).

The amount of interest credited may be negative, even with the Floor or Buffer. There is a risk of loss of principal and previously credited interest of up to 90% with the Buffer and 10% with the Floor due to negative Index performance.

Impact of Withdrawals and Risk Control Account Transfers. The Company calculates amounts withdrawn or transferred from the Risk Control Accounts during the Interest Term on a proportionate basis, which could significantly reduce the Crediting Base by substantially more than the amount of the withdrawal or transfer. Amounts withdrawn include partial withdrawals, full surrenders, payment of the death benefit, and amounts withdrawn to be applied to an Income Payout Option. As the Risk Control Account value is reduced by amounts withdrawn or transferred, the amount of interest credited at the end of the Interest Term may also be reduced.

●	Amounts withdrawn could significantly reduce the Contract Value due to the Equity Adjustment, the Interest Adjustment, and the Surrender Charge.

●	Risk Control Account Transfers could significantly reduce the Contract Value due to the Equity Adjustment.

●	When amounts are withdrawn or transferred from an Allocation Option, the Equity Adjustment and Interest Adjustment protect the Company from market losses relating to changes in the value of the investments that support the Risk Control Accounts and the Contract guarantees.

●	The Surrender Charge applies for the first six Contract Years. The Equity Adjustment applies for the entire Interest Term of each Risk Control Account, up to six years. The Interest Adjustment applies for a rolling six-year period beginning on the Contract Issue Date. Rates used in determining the Interest Adjustment are reset every sixth Contract Anniversary.

●	Interest is not credited to amounts withdrawn or transferred prior to the end of the Interest Term, and there will be an Equity Adjustment applied, which may be positive or negative.

●	The Company does not apply the Equity Adjustment on the first and last Business Day of an Interest Term and does not apply the Interest Adjustment on every sixth Contract Anniversary (i.e., the last day of the six-year rolling period beginning on the Contract Issue Date).

The Contract may not be suitable for short-term investing or for investors who plan to take withdrawals (including systematic withdrawals or Required Minimum Distributions) or surrender the Contract on any day other than every sixth Contract Anniversary.

Interest Adjustment. The rolling six-year Interest Adjustment protects the Company from market losses relating to changes in the value of the investments that support the guarantees under the Contract when amounts are withdrawn from an Allocation Option before the end of each six-year period. A withdrawal, including a partial withdrawal, a full surrender of the Contract, the Death Benefit payment, or amounts withdrawn to be applied to an Income Payout Option, made prior to the end of the rolling six-year period beginning on the Contract Issue Date, may be adjusted (increased or decreased) by the Interest Adjustment. This could significantly reduce the Death Benefit, the amount withdrawn, and the amount of interest credited at the end of the Interest Term. The Interest Adjustment applies for the rolling six-year period beginning on the Contract Issue Date. Rates used in determining the Interest Adjustment are reset every sixth Contract Anniversary. The Interest Adjustment does not apply to transfers or to amounts withdrawn on every sixth Contract Anniversary.

Withdrawal Options. Withdrawals, including Annual Free Withdrawal Amounts, could significantly reduce the Death Benefit and the Contract Value, perhaps by substantially more than the amount withdrawn, as well as the amount of interest credited to an Allocation Option, and could terminate the Contract. This Contract may not be suitable for you if you intend to take partial withdrawals (including systematic withdrawals and Required Minimum Distributions) or surrender the Contract on any day other than every sixth Contract Anniversary. Interest is not credited to amounts withdrawn prior to the end of the Interest Term, and there will be an Equity Adjustment applied, which may be positive or negative. However, the Contract offers the following liquidity features during the Accumulation Period.

●	Annual Free Withdrawal Amount for Contracts issued before September 25, 2022: Each Contract Year, you may withdraw up to 10% of your Contract Value determined as of the beginning of the Contract Year without incurring a Surrender Charge. Although a Surrender Charge will not apply, the Company will calculate the withdrawal on a proportionate basis and apply the Equity Adjustment and Interest Adjustment. Any unused Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year.

●	Annual Free Withdrawal Amount for Contracts issued on or after September 25, 2022: Each Contract Year, you may withdraw up to 10% of your Contract Value determined as of the beginning of the Contract Year without incurring a Surrender Charge or Interest Adjustment. Although a Surrender Charge and Interest Adjustment will not apply, the Company will calculate the withdrawal on a proportionate basis and apply the Equity Adjustment. Any unused Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year.

●	Partial withdrawal option: You may make partial withdrawals during the Accumulation Period by Authorized Request. Any applicable Surrender Charge, Interest Adjustment, and Equity Adjustment will affect the amount available for a partial withdrawal. A partial withdrawal may reduce your Death Benefit and the Crediting Base by more than the amount of the partial withdrawal. If a partial withdrawal would cause the Surrender Value to be less than $2,000, we will treat your request as a full surrender of the Contract. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

●	Full surrender option: You may surrender your Contract during the Accumulation Period by Authorized Request. Upon full surrender, a Surrender Charge, Equity Adjustment, and Interest Adjustment may apply.

Withdrawals and surrenders are subject to income taxes, and if taken before the owner is age 59½, tax penalties may apply. See “Federal Income Tax Matters“ on page 45 and “Access to Your Money” on page 35 for more details.

Surrender Charge. A Surrender Charge may be imposed upon the surrender of the Contract or withdrawal of Contract Value from the Contract for a period of six years from the Contract Issue Date. The maximum Surrender Charge, which varies depending on the date your Contract is issued, is set forth under “Fees and Expenses“ on page 14.

Income Options. You have several income options to choose from during the Payout Period.

Death Benefit. The Death Benefit during the Accumulation Period is equal to the greater of Contract Value or the Purchase Payment adjusted for withdrawals as of the date the Death Benefit is payable. Withdrawals could significantly reduce the Death Benefit, perhaps by substantially more than the amount of the withdrawal. We do not apply a Surrender Charge in determining the Death Benefit. However, the Equity Adjustment and Interest Adjustment will be applied to the Death Benefit proceeds.

Right to Examine. You may cancel your Contract and receive either your Purchase Payment or your Contract Value depending upon applicable state law (See Right to Examine on page 17).

Risk Factors

Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Index Return Risk. If you are invested in a Risk Control Account and the relevant Index declines, it may or may not reduce your Risk Control Account Value. This depends on the Risk Control Account to which you allocated your Contact Value. Nevertheless, you always assume the investment risk that no interest will be credited and therefore the Index Return will not increase your Risk Control Account Value. You also bear the risk that sustained declines in the relevant Index may cause the Index Return to not increase your Risk Control Account Value for a prolonged period.

If you allocate to a Risk Control Account with a Floor, you assume the risk of a negative Adjusted Index Return up to the amount of the Floor, which means your Risk Control Account Value could decline.

Additionally, if you allocate to a Risk Control Account with a Buffer, you assume the risk of a negative Adjusted Index Return after application of the Buffer, which means your Risk Control Account Value could decline significantly. If there is a large decline in the reference Index, the risk of loss on the Buffer is significantly higher than the Floor. For example, if the Floor is -10% and the Buffer is -10%, if the Index declines by 30% during the Interest Term, the Adjusted Index Return applied to the Floor account is -10% whereas the Adjusted Index Return applied to the Buffer account is -20% (the excess of the 30% decline over the -10% Buffer).

In addition, you assume the risk that the Cap can be reduced to as little as 1.0% and the Participation Rate can be reduced to as little as 10%. The Floors and Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. You assume the risk that the Allocation Options are discontinued, including the -10% Buffer, and the only option remaining is a Floor of 0%.

The risk of loss becomes greater with a partial withdrawal, surrender of the Contract, payment of the Death Benefit, or application of the Contract Value to an income payout option due to the Interest Adjustment, Equity Adjustment, and Surrender Charge.

●	Interest Adjustment Risk. In an increasing interest rate environment, the Interest Adjustment could reduce the amount received to less than the protection provided by the Floor or Buffer.

●	Equity Adjustment Risk. On every Business Day other than the first and last Business Day of an Interest Term, an Equity Adjustment is used to determine the Risk Control Account Value. This means that the Equity Adjustment used to calculate your Risk Control Account Value on every other Business Day could be significantly lower than the performance of the reference Index during most of the Interest Term. The Equity Adjustment may be negative even when the value of the applicable Index has increased or when the value of the applicable Index has declined less than the Buffer. Similarly, the Equity Adjustment may reduce the Risk Control Account Value by more than the Floor.

●	Surrender Charge Risk. Partial withdrawals or surrenders during the first six Contract Years may result in a Surrender Charge which would further reduce the amount received.

●	Withdrawal Risk. The Company calculates amounts withdrawn from a Risk Control Account on a proportionate basis, which could reduce the amount received to less than the protection provided by the Floor or Buffer.

●	Timing Risk. The Company relies on a single point in time to calculate the Index Return. You may experience a negative return even if the Index has experienced gains through some, or most, of the Interest Term.

Liquidity Risk. We designed your Contract to be a long-term investment that you may use to help save for retirement and provide lifetime income. Your Contract is not designed to be a short-term investment. While you are permitted to take partial withdrawals from the Contract or fully surrender the Contract during the Accumulation Period by Authorized Request, such withdrawals may be subject to a Surrender Charge, Equity Adjustment, and Interest Adjustment and may impact your Death Benefit and payments under the Income Payout Option you choose. The Contract may not be suitable for investors who plan to take withdrawals (including systematic withdrawals and Required Minimum Distributions) or surrender the Contract on any day other than every sixth Contract Anniversary. Interest is not credited to amounts withdrawn prior to the end of the Interest Term, and there will be an Equity Adjustment applied, which may be positive or negative. We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

Loss of Principal Risk. There is a risk of loss of principal and previously credited interest in the Risk Control Accounts of up to 90% with the Buffer and 10% with the Floor due to negative Index performance. The Floor and Buffer describe the level of investment loss that can be experienced in one Interest Term, but losses over multiple Interest Terms could result in a loss of previously credited interest and a loss of principal. Withdrawals and surrenders from a Risk Control Account for any reason could result in a loss of previously credited interest or principal even if performance has been positive because of proportionate withdrawal calculations, Surrender Charges, the Equity Adjustment, and the Interest Adjustment, and this loss could exceed 90% and 10%, respectively. Investment in the Declared Rate Account could result in a loss of principal and previously credited interest due to Surrender Charges and the Interest Adjustment.

Market Risk. The historical performance of an Index relating to a Risk Control Account should not be taken as an indication of the future performance of the Index. The performance of an Index will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political, and other factors that can affect the capital markets generally, and by various circumstances that can influence the performance of securities in a particular market segment.

The Russian/Ukraine conflict and the resulting responses by the United States and other governments could create economic disruption that results in increased market volatility and present economic uncertainty. The duration of these events and their future impact on the financial markets and global economy, are difficult to determine. Any such impact could adversely affect the performance of the securities that comprise the reference Indices and may lead to losses on your investment in the Allocation Options.

Reinvestment Risk. You assume the risk that if we do not receive transfer instructions at least one Business Day prior to the end of the current Interest Term, we will apply the maturing Contract Value to a new Interest Term of the same Allocation Option. Any applicable Floor will also be applied to the new Interest Term. If the same Allocation Option is not available, we will apply the value to the Declared Rate Account with a 1-year Interest Term. These default Allocation Options may not align with your desired allocations.

Risk That We May Eliminate an Allocation Option or Eliminate or Substitute an Index. There is no guarantee that any Allocation Option or Index will be available during the entire time you own your Contract. We may discontinue an Allocation Option or Index effective as of the end of an Interest Term, or in the case of certain Index changes described below, an Allocation Option may also be discontinued before the end of an Interest Term if we do not provide a substitute Index. We will notify you of the discontinuation of an Allocation Option. Such a change will be subject to any applicable regulatory approval that may be required.

We may replace currently available Indices if they are discontinued or there is a material change in the calculation of the Index. Examples of such material changes to the Index include, without limitation: a contractual dispute between us and the Index provider, changes that make it impractical or too expensive to purchase derivatives to hedge the Index, or changes that result in significantly different Index Values or performance. If we substitute the Index, the performance of the new Index may differ from the original Index. If an Index is substituted in the middle of an Interest Term, we will calculate interest up to the date the first Index terminates. Interest will then be calculated from the date the new Index is used until the end of the Index Term and the two interest amounts will be added together to determine the credited interest for the Interest Term. This, in turn, may affect the interest you earn and affect how you want to allocate Contract Value between available Risk Control Accounts. If we eliminate an Allocation Option or eliminate or substitute an Index, and you do not wish to allocate your Contract Value to the Risk Control Accounts available under the Contract, you may surrender your Contract, but you may be subject to a Surrender Charge, Equity Adjustment, and Interest Adjustment, which may result in a loss of principal and credited interest. A surrender of the Contract may also be subject to taxes and tax penalties.

Contract Issue Date Risk. The Company only issues the Contract on the 10th and 25th of each month. Therefore, the Purchase Payment may be held in the Company’s General Account for up to fifteen days prior to being invested in the Contract and will not earn any interest during that period.

Risk Control Account Transfer Risk. For Contracts issued on or after [May ___, 2023], you should understand the following risks associated with Risk Control Account Transfers, which are irrevocable once made.

Risk Control Transfers are subject to the Equity Adjustment, which may reduce the Contract Value. With respect to the amount transferred, you will no longer participate in the Crediting Strategy performance, positive or negative, for the remainder of the Interest Term for the Risk Control Account. As a result, you may receive less than you would have received if you remained in the Risk Control Account until the end of the Interest Term. This includes the possibility of receiving less than the full Floor or Buffer protection.

The transferred value is the Risk Control Account Value calculated at the end of the Business Day the transfer request is received in Good Order. This means you will not be able to determine your Risk Control Account Value in advance of requesting the Risk Control Account Transfer, and the transferred value may be higher or lower than it was at the time of your request.

If a Risk Control Account Transfer is executed when your Risk Control Account Value has declined, you may transfer at a loss. It is possible that you would have realized less of a loss or no loss if the Risk Control Account Transfer occurred later or was held until the end of the Interest Term. We will not provide advice or notify you regarding whether you should or should not make a transfer or the optimal time for doing so. We will not warn you if you exercise a Risk Control Account Transfer at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to transfer prior to the end of the Interest Term.

Creditor and Solvency Risk. Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Additionally, information concerning our business and operations is set forth in the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We are exposed to risks related to natural and man-made disasters and catastrophes, such as storms, fires, floods, earthquakes, epidemics, pandemics, malicious acts, and terrorist acts, which could adversely affect our ability to conduct business. A natural or man-made disaster or catastrophe, including a pandemic (such as the coronavirus COVID-19), could affect the ability, or willingness, of our workforce and employees of service providers and third-party administrators to perform their job responsibilities. Even if our workforce and employees of our service providers and third-party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing Contracts and processing of other Contract-related transactions, including orders from Owners. Catastrophic events may negatively affect the computer and other systems on which we rely and may interfere with our ability to receive, pickup and process mail, our processing of Contract-related transactions, impact our ability to calculate Contract Value, or have other possible negative impacts. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to a natural disaster or catastrophe.

Other Important Information You Should Know

No Ownership Rights – As a Contract Owner, you have no ownership interest or rights in the underlying securities comprising the reference Indexes, such as voting rights, dividend payments, or other distributions. Purchasing the Contract is not equivalent to investing in the underlying securities comprising the Indexes. The S&P 500 Index and the Dimensional [          ] Index do not reflect dividends paid on the securities comprising such Index, and, therefore, the calculation of the performance of each Index under the Contract does not reflect the full investment performance of the underlying securities.

No Affiliation with Index or Underlying Securities – We are not affiliated with the sponsors of the Indexes or the underlying securities comprising the Indexes. Consequently, the Indexes and the issuers of the underlying securities comprising the Indexes have no involvement with the Contract.

Possible Tax Law Changes – There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

FEES AND EXPENSES

The following information describes the fees and expenses you will pay when buying, owning, and surrendering the Contract.

Surrender Charge(1) (as a percentage of Contract Value withdrawn)

	For Contracts issued before [May __, 2023]	For Contracts issued on or after [May __, 2023]
Contract Year	Surrender Charge Percentage	Surrender Charge Percentage
1	9%	8%
2	9%	8%
3	8%	8%
4	7%	7%
5	6%	6%
6	5%	5%
7+	0%	0%

Other Expenses

Premium Tax(2) (as a percentage of the Purchase Payment)                                        3.5%

Equity Adjustment

Applies to any distribution or transfer prior to the end of an Interest Term (except for Contract Value in the Declared Rate Account) and can increase or decrease your amount withdrawn or transferred or the Surrender Value

Interest Adjustment

Applies to any distribution prior to the end of the six-year rolling period that begins on the Contract Issue Date (except for transfers, or for Contracts issued on or after September 25, 2022, to the Annual Free Withdrawal Amount) and can increase or decrease your amount withdrawn or the Surrender Value

(1) We deduct a Surrender Charge from each withdrawal and surrender that exceeds the Annual Free Withdrawal Amount during the first six Contract Years. We do not assess a Surrender Charge on certain withdrawals and surrenders described below.

(2) Premium tax is not currently deducted, but we reserve the right to do so in the future. State premium taxes currently range from 0% to 3.5% of the Purchase Payment.

Surrender Charge

We deduct a Surrender Charge from each withdrawal or surrender that exceeds the Annual Free Withdrawal Amount during the first six Contract Years. The Surrender Charge schedule is expressed as a percentage of the Contract Value withdrawn or surrendered as shown in the Surrender Charge table. The Surrender Charge is assessed before application of the Interest Adjustment.

For example, if it is the 3rd Contract Year and the Contract Value as of the second Contract Anniversary is $100,000 and you withdraw $30,000, the Annual Free Withdrawal Amount is $10,000 (i.e., $100,000 x 10%) and the Surrender Charge is $1,600 (i.e., ($30,000 - $10,000) x 8%). Unless otherwise instructed, the Surrender Charge will be deducted from the amount withdrawn. Therefore, the amount received will be $28,400 (i.e., $30,000 - $1,600). For more examples of how we calculate the Surrender Charge, see Appendix B to this Prospectus.

We will not assess the Surrender Charge on:

●	Withdrawals under the Nursing Home or Hospital waiver or Terminal Illness waiver;

●	Refunds under the Right to Examine;

●	Required Minimum Distributions that are withdrawn under the automatic withdrawal program provided by the Company;

●	Your Annual Free Withdrawal Amount;

●	Death Benefit proceeds;

●	Amounts withdrawn after the first six Contract Years;

●	Contract Value applied to an Income Payout Option; and

●	Transfers.

Surrender Charges offset promotion, distribution expenses, and investment risks born by the Company. To the extent Surrender Charges are insufficient to cover these risks and expenses, the Company will pay for the costs that it incurs from its General Account.

For information on the Annual Free Withdrawal Amount and Surrender Charge waivers, see “Access to Your Money.”

Equity Adjustment

The Equity Adjustment protects the Company from market losses relating to changes in the value of the investments that support the Risk Control Accounts when withdrawals, including partial withdrawals, transfers, full surrenders, Death Benefit payments, or amounts withdrawn to be applied to an Income Payout Option, are made during the Interest Term. The Equity Adjustment applies for the entire Interest Term, which could be six years, but does not apply on the first or last day of the Interest Term.

The Equity Adjustment may be negative even when the Index Return is positive, or may be positive even when the Index Return is negative. This is primarily due to market inputs for volatility, interest rates, and dividends as well as the amortized option cost, and trading costs. A negative Equity Adjustment will reduce the Contract Value and the amount of interest credited to a Risk Control Account.

The Equity Adjustment is calculated separately for each Risk Control Account and varies based on the Crediting Strategy. The Equity Adjustment is not applied to Contract Value in the Declared Rate Account. The Equity Adjustment is calculated as of the end of each day, except the first and last Business Day of an Interest Term.

Interest Adjustment

The rolling six-year Interest Adjustment protects the Company from market losses relating to changes in the value of the investments that support the guarantees under the Contract when amounts are withdrawn from an Allocation Option before the end of each six-year period. The Interest Adjustment reflects the change in value of the investments that support the guarantees under this Contract upon withdrawal during the six-year rolling period beginning on the Contract Issue Date. Rates used in determining the Interest Adjustment are reset every sixth Contract Anniversary.

A withdrawal, including a partial withdrawal, a full surrender of the Contract, the Death Benefit, or the Contract Value applied to an Income Payout Option, may be adjusted (increased or decreased) for the Interest Adjustment. The Interest Adjustment applies to every Allocation Option, including the Declared Rate Account. The Interest Adjustment will always apply for the six-year rolling period beginning on the Contract Issue Date even if the Allocation Options elected have an Interest Term of less than six years. The Interest Adjustment does not apply to transfers or to amounts withdrawn on every sixth Contract Anniversary. For Contracts issued on or after September 25, 2022, the Interest Adjustment does not apply to the Annual Free Withdrawal amount.

IMPORTANT: The Interest Adjustment will either increase or decrease the amount you receive from a partial withdrawal, a full surrender of the contract, the Death Benefit, or the Contract Value applied to an Income Payout Option. You may lose a portion of your principal and previously credited interest due to the Interest Adjustment regardless of the Allocation Options to which you allocated Contract Value. You directly bear the investment risk associated with an Interest Adjustment. You should carefully consider your income needs before purchasing the Contract.

Other Information

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the Floors and Buffers for the Risk Control Accounts, the Declared Interest Rate for the Declared Rate Account, the surrender rights available under the Contract, the Death Benefit, and the income payments. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

GETTING STARTED – THE ACCUMULATION PERIOD

The Prospectus describes all material rights, benefits, and obligations under the Contract. All material state variations in the Contract are described in Appendix C to this Prospectus and in your Contract. Please review Appendix C for any variations from standard Contract provisions that may apply to your Contract based on the state in which your Contract was issued. Your financial professional can provide you with more information about those state variations.

Purchasing a Contract

We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be at least Age 21 and no older than Age 85.

We sell the Contract through financial professionals who are also agents of the Company. To start the purchase process, you must submit an application to your financial professional. The Purchase Payment must either be paid at the Company’s Administrative Office or delivered to your financial professional. Your financial professional will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order in Good Order, we will begin the process of issuing the Contract on the next Contract Issue Date available. The selling firm’s determination of whether the Contract is suitable for you may delay our receipt of your application. Any such delays will affect when we issue your Contract. If the application for a Contract is properly completed and is accompanied by all the information necessary to process it, including payment of the Purchase Payment, the Purchase Payment will be allocated to the Allocation Options you choose on the next available Contract Issue Date.

IMPORTANT: You may use the Contract with certain tax qualified retirement plans (“IRA”). The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. Accordingly, if you are purchasing this Contract through a qualified retirement plan, you should consider purchasing the Contract for its other features and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.

If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner’s Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

Tax-Free “Section 1035” Exchanges

You can generally exchange one annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this Prospectus, you might have to pay a Surrender Charge or negative Interest Adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There will be a new Contract Issue Date for the purpose of determining any Surrender Charges for this Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

Owner

The Owner is the person(s) or entity who own(s) this Contract and has (have) all rights under this Contract. Unless owned by a non-natural person, the Owner is also the person(s) whose death determines the Death Benefit. Joint Owners are not allowed on Qualified Contracts or contracts owned by a non-natural person. The maximum number of Owners is two. The consent of both Joint Owners is needed to complete an Authorized Request. The Owner is also referred to as “you” or “your”. While the Owner is living, the Owner is also the person(s) or entity who receives income payments during the Payout Period while the Annuitant is also living. If there are multiple Owners, each Owner will have equal ownership of the Contract and all references to Owner will mean Joint Owners. Joint Owners are not allowed on qualified contracts or contracts owned by a non-natural person.

The Owner names the Annuitant or Joint Annuitants. All rights under the Contract may be exercised by the Owner, subject to the rights of any other Owner. Assignment of the Contract by the Owner is not permitted unless the state in which the Contract is issued requires us to provide the Owner the right to assign the Contract, as identified in Appendix C to this Prospectus. In that case, the Owner must provide us with advance Written Notice of the assignment and the assignment is subject to our approval, unless those requirements are inconsistent with the law of the state in which the Contract is issued.

The Owner may request to change the Owner at any time before the Income Payout Date. If an Owner is added or changed, the amount that will be paid upon the death of the new Owner will be impacted as described in the “Death Benefit” section in this Prospectus. Any change of Owner must be made by Authorized Request and is subject to our acceptance. We reserve the right to refuse such change on a non-discriminatory basis. Unless otherwise specified by the Owner, such change, if accepted by us, will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

If an Owner who is a natural person dies during the Accumulation Period, your Beneficiary is entitled to a Death Benefit. If you have a Joint Owner, the Death Benefit will be available when the first Joint Owner dies. If there is a surviving Joint Owner the surviving Joint Owner will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

Divorce

In the event of divorce, the former Spouse must provide a copy of the divorce decree (or a qualified domestic relations order if it is a qualified plan) to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former Spouses.

Annuitant

The Annuitant is the natural person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a non-natural person, the Annuitant(s) is also the person(s) whose death determines the Death Benefit. If the Owner is a natural person, the Owner may change the Annuitant at any time provided it is at least 30 days before the Income Payout Date by Authorized Request. Unless otherwise specified by the Owner, such change will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. If you change the Annuitant, the Income Payout Date will not change. If the Owner is a non-natural person, the Annuitant cannot be changed. The Annuitant does not have any rights under the Contract.

Beneficiary

The person(s) or entity named by the Owner to receive proceeds payable upon the death of the first Owner or the first Annuitant if the Owner is a non-natural person. Prior to the Income Payout Date, if no Beneficiary survives the Owner, the proceeds will be paid to the Owner’s estate. If there are Joint Owners and we are unable to determine that one of the Joint Owners predeceased the other, it will be assumed that the Joint Owners died simultaneously. In this instance the Death Benefit will be divided equally among the Joint Owners’ estates. If there is more than one Beneficiary, each Beneficiary will receive an equal share unless otherwise specified by the Owner. If Joint Owners have been designated, the surviving Joint Owner will be treated as the sole primary Beneficiary and any other designated Beneficiary will be treated as a contingent Beneficiary.

You may change the Beneficiary by an Authorized Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Authorized Request was signed. If there are Joint Owners, each Owner must sign the Authorized Request. In addition, any irrevocable beneficiary or assignee must sign the Authorized Request. An irrevocable beneficiary is any beneficiary who must consent to being changed or removed. We are not liable for any payment we make or action we take before we receive the Authorized Request.

Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your financial professional.

Right to Examine

You may cancel your Contract and return it to your financial professional or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payment you paid less withdrawals or your Contract Value, depending on the state in which your Contract was issued. If the Contract Value exceeds your Purchase Payment, you will receive the Contract Value regardless of where the Contract was issued. If the Purchase Payment exceeds the Contract Value, the refund will be your Contract Value unless the state in which the Contract was issued requires that the Purchase Payment less withdrawals be returned. If your Contract is an IRA, we will refund the greater of your Purchase Payment less withdrawals or your Contract Value. The Contract Value includes any applicable Equity Adjustment. Generally, you must return your Contract within 10 days of receipt (30 days if it is a replacement contract), but some states may permit a different period for you to return your Contract. Refunds will not be subject to a Surrender Charge or Interest Adjustment and will be paid within seven days following the date of cancellation. State variations are described in Appendix C to this Prospectus. If you cancel your Contract by exercising your Right to Examine and attempt to purchase a substantially similar Contract the Company may refuse to issue the second Contract.

ALLOCATING YOUR PURCHASE PAYMENT

Purchase Payment

If the application for a Contract is in Good Order, which includes our receipt of the Purchase Payment, we will issue the Contract on the next available Contract Issue Date. Contract Issue Dates offered by the Company are currently the 10th and 25th of each month unless those days fall on a non-Business Day. In that case, we issue the Contract on the next Business Day with an effective Contract Issue Date of the 10th or 25th. Please note that during the period between the date your Purchase Payment is delivered to us and the next available Contract Issue Date, we will hold your Purchase Payment in our General Account and not pay interest on it. Thus, during that period, your Purchase Payment will not be allocated to either the Risk Control Accounts or the Declared Rate Account.

The minimum initial Purchase Payment for a Non-Qualified or Qualified Contract is $5,000. The Company does not allow additional Purchase Payments after the initial Purchase Payment. A Purchase Payment for a Contract, or Purchase Payments for multiple Contracts owned by the same individual, that equals or exceeds $1 million requires our prior approval, which may be withheld at our sole discretion.

Purchase Payment and Allocation Options

Depending on the date your Contract was issued, there are currently up to nine Allocation Options under the Contract, among which you may allocate your Purchase Payment and Contract Value. Your selling firm may limit the Allocation Options available to you when your Contract is issued.

	Allocation Option	Interest Term	Crediting Strategy(1)	Minimum Guarantee
1	S&P 500 Index Risk Control Account	1-Year	Floor and Cap	1% Cap
2(2)	S&P 500 Index Risk Control Account	1-Year	Buffer and Cap	1% Cap
3	S&P 500 Index Risk Control Account	6-Year	Buffer and Participation Rate	10% Participation Rate
4	Barclays Risk Balanced Index Risk Control Account	1-Year	Floor and Cap	1% Cap
5	Barclays Risk Balanced Index Risk Control Account	6-Year	Buffer and Participation Rate	10% Participation Rate
6(2)	Dimensional [ ] Index Risk Control Account	1-Year	Floor and Cap	1% Cap
7(2)	Dimensional [ ] Index Risk Control Account	1-Year	Buffer and Cap	1% Cap
8(2)	Dimensional [ ] Index Risk Control Account	6-Year	Buffer and Participation Rate	10% Participation Rate
9	Declared Rate Account	1-Year	Declared Interest Rate	Minimum Interest Rate

(1)	The Floor and Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. See “Addition or Discontinuation of an Allocation Option” below.
(2)	Only available for Contracts issued on or after [May ___, 2023].

You must specify the percentage of your Purchase Payment to be allocated to each Allocation Option on the Contract Issue Date. The amount you direct to an Allocation Option must be in whole percentages from 1% to 100% of the Purchase Payment and your total allocation must equal 100%. Generally, the lower the Floor, the higher the Cap. For example, the Cap may be 2% for the 0% Floor, whereas the Cap may be 12% for the -10% Floor. Once elected, the Floor cannot be changed until the end of the Interest Term.

In deciding between the Floor and Buffer options, you should consider the loss potential for each account. With the Buffer, losses up to -10% will not be credited, but there is potential to lose substantially more than the Floor if there are large market losses. The Buffer may offer additional gain potential through the Participation Rate in comparison to the Cap, but the gain potential should be weighed against the risk of loss.

Additionally, an investor should consider and understand the difference between the 6-year Interest Term and the 1-year Interest Term. For the 6-year Interest Term, interest is not calculated or credited until the end of the Interest Term; therefore, the Crediting Strategy factors (i.e., the Cap, Participation Rate, Floor, and Buffer) only apply at the end of the Interest Term and not on an annual basis. Furthermore, any partial withdrawal, full surrender, Death Benefit payment, Risk Control Account Transfer, or amounts withdrawn to be applied to an Income Payout Option prior to the end of the Interest Term could significantly reduce the Contract Value and the amount of interest credited at the end of the Interest Term due to the Surrender Charge, Equity Adjustment, Interest Adjustment, and proportional reduction to withdrawals.

We offer eleven Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%. If you allocate to an Allocation Option with a Floor Crediting Strategy, you must also specify your Floor by choosing one of the eleven available options.

The Purchase Payment will be allocated on the Contract Issue Date to the Allocation Options according to the allocation instructions on file with us.

Transactions that are scheduled to occur on a day that the Index Value for a Risk Control Account is not available will be processed on the next Business Day at the Index Value for that day.

We may offer additional Allocation Options at our discretion, which includes offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option, effective as of the end of an Interest Term, or in the case of certain Index changes described below, before the end of an Interest Term. There is no guarantee that any Allocation option or Index will be available during the entire time you own your Contract. We will notify you of the addition or discontinuation of an Allocation Option or Index. Such a change will be subject to any required regulatory approval. Any change we make will be on a non-discriminatory basis.

Reallocating Your Contract Value: Transfers

An Allocation Option is available on the Contract Issue Date and at the end of the Interest Term. For example, an Interest Term of one year is available on the Contract Issue Date and every Contract Anniversary thereafter; whereas an Interest Term of six years is available on the Contract Issue Date and every sixth Contract Anniversary. This means that the six-year Interest Term will not be available for you to allocate Contract Value to on every Contract Anniversary. Additionally, the six-year Interest Term is unavailable if the Income Payout Date is less than six years from the start of the Interest Term.

At least two weeks prior to the end of an Interest Term, Owners will be notified of the available Allocation Options to which they may transfer their maturing Contract Value. The new Allocation Options may have different Interest Terms and Crediting Strategies than what was previously available.

New transfer instructions by Authorized Request will supersede any prior transfer instructions for a given Allocation Option. Transfers are not permitted during an Interest Term, except as described below for Risk Control Account Transfers available for Contracts issued on or after [May __, 2023].

If we do not receive transfer instructions by Authorized Request at least one Business Day prior to the end of the current Interest Term, we will apply the value of the maturing Contract Value to a new Interest Term of the same Allocation Option. Any applicable Floor will also be applied to the new Index Term. If the same Allocation Option is not available, we will apply the value to the Declared Rate Account with a 1-year Interest Term.

Risk Control Account Transfers (available for Contracts issued on or after [May __, 2023]). Prior to the end of the Interest Term, you may transfer some or all of the Risk Control Account Value from any Risk Control Account to the Declared Rate Account. Risk Control Account Transfers are subject to the Equity Adjustment. Transfer instructions must be provided by Authorized Request at least one Business Day prior to the end of the Risk Control Account’s Interest Term.

Requests for Risk Control Account Transfers that are received at our Administrative Office in Good Order at least one Business Day prior to the end of the Risk Control Account’s Interest Term will be processed as of the end of that Business Day. Requests received on the last Business Day of the Interest Term will be considered not in Good Order and no action will be taken. Requests received at any other time will be processed as of the end of the next Business Day.

The Risk Control Account Value will be calculated at the end of the Business Day the Risk Control Account Transfer request is received in Good Order. This means you will not be able to determine your Risk Control Account Value in advance of requesting the Risk Control Account Transfer. If your requested Risk Control Account Transfer is greater than the Risk Control Account Value at the end of the Business Day the transfer request is received in Good Order, we will transfer all of the Risk Control Account Value, which will be less than the Risk Control Account Transfer you requested.

The Risk Control Account Transfer is irrevocable once the transfer is requested, and the transferred amount will remain in the Declared Rate Account until the next Contract Anniversary. On the next Contract Anniversary, you may remain in the Declared Rate Account or transfer to any available Allocation Option. Not all Allocation Options are available on every Contract Anniversary as described above. If we do not receive transfer instructions by Authorized Request at least one Business Day prior to your Contract Anniversary, we will apply the value of the maturing Contract Value to a new Declared Rate Account Interest Term.

While in the Declared Rate Account, transferred value will accumulate at the Declared Rate Account Interest Rate. See “Contract Value” for additional information on how your Contract Value will be impacted by a transfer,

You should fully understand the impact of the Risk Control Account Transfer prior to exercising this privilege. See “Risk Control Account Transfer Risk.”

Restrictions on Risk Control Account Transfers. Other than described in this prospectus, we currently do not impose any restrictions on Risk Control Account Transfers. We may change, discontinue, or establish restrictions on Risk Control Account Transfers, including limitations on the number, frequency, or dollar amount of Risk Control Account Transfers at any time.

Changes to Crediting Strategy Components. The initial Cap, Participation Rate, and Declared Interest Rate are available in advance of the Contract Issue Date and will be provided by your financial professional or by calling the Company at 1-800-798-5500. The Cap, Participation Rate, and Declared Interest Rate will not change during the Interest Term. We may declare a new Cap, Participation Rate and Declared Interest Rate for each subsequent Interest Term and will notify you of the new Cap, Participation Rate and Declared Interest Rate at least two weeks in advance of the start of an Interest Term. The Cap and Participation Rate will never be lower than the minimum rates described in this Prospectus. See “Declared Rate Account Allocation Option” for the Minimum Interest Rate and “Risk Control Account Allocation Options – Setting the Crediting Strategies” for the minimum Cap and Participation Rate. The Floors and Buffer for an Allocation Option will not change during the life of your Contract unless the Allocation Option is discontinued. However, an Allocation Option with a Floor of 0% will always be available. We may not always make available Allocation Options with Buffers, however, if one is available, a Buffer of -10% or more will be available. In other words, there would be a Buffer option to limit the maximum loss to no more than 90%.

Addition or Discontinuation of an Allocation Option. We may offer additional Allocation Options at our discretion, which includes offering an additional Index, Crediting Strategy, or Interest Term. We may also discontinue an Allocation Option at our discretion effective as of the end of an Interest Term, or in the case of an Index change described below, before the end of an Interest Term if we do not provide a substitute Index for such Allocation Option.

If an Allocation Option is discontinued during an Interest Term, the Risk Control Account Value of the discontinued Allocation Option (which includes the Equity Adjustment but not interest) will be transferred to the Declared Rate Account where it will earn the Declared Interest Rate and can be transferred on the next Contract Anniversary.

We will notify you of the addition or discontinuation of an Allocation Option by sending you written notice at your last known address stating the effective date on which the Allocation Option will be added or discontinued. We will send you the notice in your annual report unless earlier written notice is necessary. Such a change will be subject to any required regulatory approval.

DECLARED RATE ACCOUNT ALLOCATION OPTION

The Declared Rate Separate Account is an insulated separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Declared Rate Account. Our other General Account assets are also available to meet those and other guarantees under the Contract and our other general obligations. The Declared Rate Separate Account is not registered under the Investment Company Act of 1940. The assets in the Declared Rate Separate Account are equal to the reserves and other liabilities of the contracts supported by the Declared Rate Separate Account and are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Declared Rate Separate Account that are in excess of such reserves and other contract liabilities. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate all or a portion of your Purchase Payment and Contract Value to the Declared Rate Account. Contract Value allocated to the Declared Rate Account becomes part of the Declared Rate Account Value.

The Crediting Strategy, which is the method by which interest is calculated, for the Declared Rate Account is the Declared Interest Rate. The Declared Rate Account Value is credited with interest at the end of each business day. The applicable interest credited, when compounded, equals the Declared Interest Rate. The Declared Interest Rate will not change for the duration of the 1-Year Interest Term. We may declare a new Declared Interest Rate for each subsequent 1-year Interest Term and will notify you of the new Declared Interest Rate two weeks in advance of the start of an Interest Term. The Declared Interest Rate will never be less than the Declared Rate Account Minimum Interest Rate. The initial Minimum Interest Rate is shown on your Contract Data Page.

The Minimum Interest Rate will be determined on the Contract Issue Date and every sixth Contract Anniversary based on the calendar quarter in which the Issue Date or Contract Anniversary falls. The Minimum Interest Rate will apply for six years and then will be recalculated for the next six-year period.

The Minimum Interest Rate will never be less than the lesser of:

a)	3%; or

b)	The interest rate determined as the greater of:

1)	The average of the three applicable monthly five-year Constant Maturity Treasury (CMT) rates reported by the Federal Reserve rounded to the nearest 0.05%, as described below, minus 1.25%; or

2)	The nonforfeiture interest rate floor required by the National Association of Insurance Commissioners (NAIC) Standard Nonforfeiture Law for Individual Deferred Annuities, 0.15%.

The three monthly five-year Constant Maturity Treasury rates used in the calculation above are as follows:

●	The prior September, October, and November monthly five-year CMT rates will be used to determine the first quarter interest rate that is effective each January 1;

●	The prior December, January, and February monthly five-year CMT rates will be used to determine the second quarter interest rate that is effective each April 1;

●	The prior March, April, and May monthly five-year CMT rates will be used to determine the third quarter interest rate that is effective each July 1; and

●	The prior June, July, and August monthly five-year CMT rates will be used to determine the fourth quarter interest rate that is effective each October 1.

RISK CONTROL ACCOUNT ALLOCATION OPTIONS

The Risk Control Separate Account is an insulated separate account that we established within our General Account and under the laws of Iowa in which we hold reserves for our guarantees under the Risk Control Accounts. Our other General Account assets are also available to meet those and other guarantees under the Contract and our other general obligations. The Risk Control Separate Account is not registered under the Investment Company Act of 1940. The assets in the Risk Control Separate Account are equal to the reserves and other liabilities of the contracts supported by the Risk Control Separate Account and are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Risk Control Separate Account that are in excess of such reserves and other contract liabilities. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate all or a portion of your Purchase Payment and Contract Value to the Risk Control Accounts we make available. The portion of the Contract Value allocated to a Risk Control Account becomes part of the Risk Control Account Value.

Each Risk Control Account is uniquely structured based on the combination of Crediting Strategy, reference Index, and Interest Term. The Crediting Strategy is the method by which interest is calculated. Currently, the following Crediting Strategies are available for the Risk Control Accounts:

●	Floor with Cap

●	Buffer with Participation Rate

●	For Contracts issued on or after [May __, 2023], Buffer with Cap

Additionally, we currently offer three reference indices, the S&P 500 Index, the Barclays Risk Balanced Index, and for Contracts issued on or after [May __, 2023], the Dimensional [          ] Index.

●	The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The Index can go up or down based on the stock prices of the companies that comprise the Index. The Index does not include dividends paid on the securities comprising the Index and therefore does not reflect the full investment performance of the underlying securities.

●	The Barclays Risk Balanced Index allocates between equities and fixed income using the principles of Modern Portfolio Theory, which seeks to maximize the expected return based on a given level of market risk. Equities consist of an equally weighed portfolio of 50 US stocks that have shown low volatility during the past year. To ensure sector diversification, there can be no more than 10 securities per sector. Dividends are reinvested. For fixed income, the Index provides exposure to four indices tracking the 2, 5, and 10-year US Treasury futures, equally weighted. Each month, the Index will determine the optimal weights to be allocated between equities and fixed income using Mean Variance Optimization, an approach in which the risk, expressed as the variance, is compared against the expected return to choose the investment portfolio that results in the maximum expected return for a given level of risk. This process selects the combination that has the highest estimated return potential with 10% risk, assuming that the risk-adjusted returns offered by equities and fixed income will be comparable to each other in the near future. In addition to this monthly process, the Index may rebalance daily to adjust for a 10% volatility (risk) target. Should the selected optimal weights exceed the 10% target, the index will reduce its exposure to equities and fixed income. Conversely, should optimal weights result in a lower volatility than 10%, the index may increase its exposure to equities and fixed income. The Index deducts a fee of 0.5% and a cost equal to the 1-month US dollar LIBOR rate for the equity component. It deducts 0.2% per year for the treasury component. Both deductions may be increased or decreased in aggregate by the volatility control mechanism.

●	The Dimensional [ ] Index is designed to capture the returns associated with the small cap value premium in the US by investing in stocks within the smallest 8% of the US market down to 100 million in market capitalization with relative prices in the lowest 40% when ranked by price to book. Within this universe, the portfolio is designed to target higher-expected-return securities by excluding stocks with lower profitability or high asset growth. The Index uses information in market prices to systematically pursue higher expected returns while managing risks and controlling costs. The Index does not include dividends paid on the securities comprising the Index and therefore does not reflect the full investment performance of the underlying securities.

The Barclays Risk Balanced Index is not available with the Buffer with Cap Crediting Strategy. We offer two Interest Terms, 1 year or 6 years. Risk Control Account Value is credited with interest based on the investment performance of external Indices, subject to the applicable Crediting Strategy.

The Floor and Buffer are used in determining the level of protection provided by the Risk Control Account. Each Risk Control Account will have either a Floor or a Buffer. The Floor represents the maximum amount of negative interest that may be credited to the Risk Control Account. The Buffer represents the maximum amount of negative interest assumed by the Company, and any additional negative interest will be credited to the Risk Control Account.

We currently offer eleven Floor options which provide different levels of protection, 0%, -1%, -2%, -3%, -4%, -5%, -6%, -7%, -8%, -9%, and -10%. If a Floor of 0% is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value. If any other Floor is chosen, negative investment performance of the applicable Index will reduce your Risk Control Account Value by up to the amount of the Floor you elected for any Interest Term. Negative investment performance will not reduce your Risk Control Account Value by more than the Floor even if the Index performance for that Interest Term is lower than the Floor. For example, if the Index performance is -15% and you elected a Floor of -10%, the Company will credit -10% to the Risk Control Account Value.

We currently offer one Buffer option, -10%. If this option is elected, negative investment performance of the applicable Index will not reduce your Risk Control Account Value if the negative investment performance is between zero and -10% for the Interest Term. If the investment performance is lower than -10% for the Interest Term, your Risk Control Account Value will be reduced by the amount of negative investment performance in excess of -10%. This means your Risk Control Account Value can be reduced by as much as 90% due to negative investment performance of the applicable Index over the Interest Term.

Although negative investment performance is limited by the Floor and Buffer for a given Interest Term, you could lose more due to losses in subsequent Interest Terms, Surrender Charges, a negative Interest Adjustment, a negative Equity Adjustment, and federal income tax penalties.

The Cap and Participation Rate limit the amount of positive interest credited to the Risk Control Account. Each Risk Control Account will have either a Cap or a Participation Rate. The Cap represents the maximum amount of interest that the Company will credit to the Risk Control Account. The Participation Rate is a percentage multiplied by the Index Return if the Index Return is positive. If the Participation Rate is lower than 100%, it will limit the amount of interest credited by the Company.

The Cap and Participation Rate will not change for the duration of the Interest Term. We may declare a new Cap and Participation Rate for each subsequent Interest Term and will notify you of the new Cap or Participation Rate two weeks in advance of the start of an Interest Term.

We hold reserves in the Risk Control Separate Account for amounts allocated to the Risk Control Accounts in support of the guarantees associated with the Floor, Buffer, Cap, and Participation Rate. Your Risk Control Account Value reflects, in part, the performance of the reference Index, subject to the Equity Adjustment and applicable Crediting Strategy. When funds are withdrawn from a Risk Control Account prior to the end of the Interest Term for a surrender, partial withdrawal, Risk Control Account Transfer, annuitization or payment of the Death Benefit, interest is calculated up to the date of withdrawal through the Equity Adjustment as described below.

The performance of the S&P 500 Index and Dimensional [          ] Index do not include dividends paid on the securities comprising each Index, and therefore, the performance of each Index does not reflect the full performance of those underlying securities. The performance of the Barclays Risk Balanced Index reflects dividends reinvested. The Index Return is the percentage change in the Index from the beginning of the Interest Term to the end of the Interest Term. Because interest is calculated on a single point in time you may experience negative or flat performance even though the Index experienced gains through some, or most, of the Interest Term.

Setting the Crediting Strategies

We consider various factors in determining the Crediting Strategies and associated rates, including investment returns, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the rates for the Cap, Participation Rate, Floor, and Buffer at our sole discretion.

We set the Cap and Participation Rate at the start of each Interest Term and guarantee them for the duration of the Interest Term. We will forward advance written notice to Owners of any change in the Cap and Participation Rate for the subsequent Interest Term at least two weeks prior to start of the Interest Term. This notice will describe the Owner’s right to transfer Contract Value between available Allocation Options. The Cap will always be positive and will be subject to a guaranteed minimum of 1%. The Participation Rate will always be positive and will be subject to a guaranteed minimum of 10%.

Index Changes

We reserve the right to add or substitute any Index. If the publication of an Index is discontinued or the calculation of that Index is materially changed, we may substitute a suitable Index that will be used for the remainder of the Interest Term. Examples of such material changes to the Index include, without limitation: a contractual dispute between us and the Index provider, changes that make it impractical or too expensive to purchase derivatives to hedge the Index, or changes that result in significantly different Index Values or performance. If we substitute an Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the interest credited to the Risk Control Account and the interest you earn under the Contract. However, a change in the Index will not change the Cap, Participation Rate, Floor, or Buffer for your Contract at the time of the change. We will not substitute an Index until that Index has been approved by the insurance department in your state.

In the unlikely event that we substitute the Index, we will attempt to add a suitable alternative index that is substantially similar to the Index being replaced on the same day that we remove the Index. If a change in an Index is made during an Interest Term, interest will be calculated from the start of the Interest Term until the date that the Index ceased to be available and that interest will be added to or subtracted from the interest calculated for the substitute Index from the date of substitution until the end of the Interest Term. If we are unable to substitute a new Index at the same time an Index ceases to be available there may be a brief interval between the date on which we remove the Index and add a suitable alternative index as a replacement. In this situation, your Contract Value will continue to be allocated to the Risk Control Accounts. However, any credit to your Contract Value for that Interest Term will not reflect changes in the value of the Index or the replacement index during that interim period. If you take a partial withdrawal, surrender, annuitize, or request a Death Benefit during the interim period, we will apply interest to your Contract Value allocated to a Risk Control Accounts based on the percentage change in the Index from the beginning of the Interest Term to the date on which the Index became unavailable under the Contract.

We may add or substitute an Index associated with the Risk Control Accounts by sending you written notice at your last known address stating the effective date on which the Index will be added or substituted. We will send you the notice in your annual report unless earlier written notice is necessary.

CONTRACT VALUE

On the Contract Issue Date, your Contract Value equals the Purchase Payment. After the Contract Issue Date, during the Accumulation Period, your Contract Value is equal to the sum of the account value in all Allocation Options, including the Declared Rate Account Value and the Risk Control Account Value(s). The calculation of account value varies by Allocation Option as described below.

Declared Rate Account Value

The Declared Rate Account Value on any Business Day is equal to:

a.)	The amount applied to the Declared Rate Account at the start of the current Interest Term; less

b.)	Any withdrawals (including any Surrender Charge and Interest Adjustment); less

c.)	Any Risk Control Account Transfers; plus

d.)	The interest earned.

The Equity Adjustment does not apply to Contract Value in the Declared Rate Account.

Risk Control Account Value

Your Contract Value allocated to the Risk Control Accounts for any Valuation Period is equal to the sum of your Risk Control Account Value in each Risk Control Account. The Risk Control Account Value varies based on the Business Day it is calculated:

●	On the first Business Day of an Interest Term, the Risk Control Account Value is equal to the Crediting Base.

●	On the last Business Day of an Interest Term the Risk Control Account Value is equal to the Crediting Base multiplied by the sum of one plus the Adjusted Index Return.

●	On every other Business Day, the Risk Control Account Value is equal to the Crediting Base plus the Equity Adjustment.

Crediting Base. The Crediting Base is equal to the amount allocated to a Risk Control Account at the start of the Interest Term, reduced proportionally for any withdrawals or Risk Control Account Transfers. Withdrawals include partial withdrawals, a full surrender, Death Benefit payments, or amounts withdrawn to be applied to an Income Payout Option.

A withdrawal or Risk Control Account Transfer will proportionally reduce the Crediting Base by the ratio of the withdrawal to the Risk Control Account Value immediately prior to the withdrawal. Withdrawals include any applicable Surrender Charge and Interest Adjustment. A proportional reduction to the Crediting Base could be larger than the amount of the withdrawal or transfer.

●	If the Risk Control Account Value immediately prior to the withdrawal is greater than the Crediting Base, the reduction to the Crediting Base will be less than the amount of the withdrawal or transfer.

●	If the Risk Control Account Value immediately prior to the withdrawal is less than the Crediting Base, the reduction to the Crediting Base will be greater than the amount of the withdrawal or transfer.

The following formulas are used for this calculation:

●	Withdrawal as a percentage of Risk Control Account Value = withdrawal / (Risk Control Account Value immediately prior to withdrawal), where “withdrawal” includes Risk Control Account Transfers and any applicable Surrender Charge and Interest Adjustment

●	Reduction in Crediting Base = (Crediting Base before withdrawal) x (withdrawal as a percentage of Risk Control Account Value)

●	Crediting Base After Withdrawal = (Crediting Base before withdrawal) – (reduction in Crediting Base)

The Crediting Base is not used for the Declared Rate Account.

Examples of Crediting Base After a Withdrawal or Risk Account Transfer

Note, the “withdrawal,” as used in the examples below, includes Risk Control Account Transfers and any applicable Surrender Charge and Interest Adjustment. Risk Control Account Transfers impact the Crediting Base in the same way as a withdrawal but do not incur Surrender Charges or Interest Adjustments. The Equity Adjustment is reflected in the Risk Control Account Value.

Example 1. Risk Control Account Value immediately prior to the withdrawal is greater than the Crediting Base.

Assume the following:

●	Crediting Base before withdrawal = $100,000

●	Withdrawal = $20,000

●	Risk Control Account Value at time of withdrawal = $115,000

○	Equity Adjustment = $115,000 - $100,000 (the Crediting Base) = $15,000

Step 1: Calculate the withdrawal as a percentage of Risk Control Account Value

●	Withdrawal as a percentage of Risk Control Account Value = withdrawal / (Risk Control Account Value immediately prior to withdrawal)

●	Withdrawal as a percentage of Risk Control Account Value = $20,000 / $115,000 = 0.173913

Step 2: Calculate the reduction in the Crediting Base

●	Reduction in Crediting Base = (Crediting Base before withdrawal) x (withdrawal as a percentage of Risk Control Account Value)

●	Reduction in Crediting Base = $100,000 x 0.173913 = $17,391.30

Step 3: Calculate the Crediting Base after withdrawal

●	Crediting Base after withdrawal = (Crediting Base before withdrawal) – (reduction in Crediting Base)

●	Crediting Base after withdrawal = $100,000 - $17,391.30 = $82,608.70

Step 4: Calculate the Equity Adjustment after withdrawal

●	Equity Adjustment after withdrawal = (Equity Adjustment before withdrawal) x (withdrawal as a percentage of Risk Control Account Value)

●	Equity Adjustment after Withdrawal = $15,000 x 0.173913 = $12,391.30

Step 5: Calculate the Risk Control Account Value after withdrawal

●	Risk Control Account Value after withdrawal = (Crediting Base after withdrawal) + (Equity Adjustment after withdrawal)

●	Risk Control Account Value after withdrawal = $82,608.70 + $12,391.30 = $95,000

In this example, because the Risk Control Account Value immediately prior to the withdrawal is greater than the Crediting Base, the reduction to the Crediting Base ($17,391.30) is less than the amount of the withdrawal ($20,000).

Example 2. Risk Control Account Value immediately prior to the withdrawal is less than the Crediting Base.

Assume the following:

●	Crediting Base before withdrawal = $100,000

●	Withdrawal = $20,000

●	Risk Control Account Value at time of withdrawal = $80,000

○	Equity Adjustment = $80,000 - $100,000 (the Crediting Base) = -$20,000

Step 1: Calculate the withdrawal as a percentage of Risk Control Account Value

●	Withdrawal as a percentage of Risk Control Account Value = withdrawal / (Risk Control Account Value immediately prior to withdrawal)

●	Withdrawal as a percentage of Risk Control Account Value = $20,000 / $80,000 = 0.25

Step 2: Calculate the reduction in the Crediting Base

●	Reduction in Crediting Base = (Crediting Base before withdrawal) x (withdrawal as a percentage of Risk Control Account Value)

●	Reduction in Crediting Base = $100,000 x 0.25 = $25,000

Step 3: Calculate the Crediting Base after withdrawal

●	Crediting Base after withdrawal = (Crediting Base before withdrawal) – (reduction in Crediting Base)

●	Crediting Base after withdrawal = $100,000 - $25,000 = $75,000

Step 4: Calculate the Equity Adjustment after withdrawal

●	Equity Adjustment after Withdrawal = (Equity Adjustment before withdrawal) x (withdrawal as a percentage of Risk Control Account Value)

●	Equity Adjustment after withdrawal = -$20,000 x 0.25 = -$15,000

Step 5: Calculate the Risk Control Account Value after withdrawal

●	Risk Control Account Value after withdrawal = (Crediting Base after withdrawal) + (Equity Adjustment after withdrawal)

●	Risk Control Account Value after the withdrawal = $75,000 - $15,000 = $60,000

In this example, because the Risk Control Account Value immediately prior to the withdrawal is less than the Crediting Base, the reduction to the Crediting Base ($25,000) is greater than the amount of the withdrawal ($20,000). This illustrates that the Crediting Base calculation may result in a reduction in the Crediting Base that is significantly larger than the withdrawal amount.

Risk Control Account Value on the Last Business Day of An Interest Term

On the last Business Day of an Interest Term the Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return.

Index Return. The Index Return and Adjusted Index Return are calculated to determine the interest credited to a Risk Control Account. The Index Return and Adjusted Index Return are calculated separately for each Risk Control Account.

The Index Return is the percentage change in the index from the beginning of the Interest Term to the end of the Interest Term. The Index Return is calculated using the following formula:

Index Return = A / B – 1 where,

A = Index Value on the last day of the Interest Term

B = Index Value on the first day of the Interest Term

If the first or last day of the Interest Term does not fall on a Business Day, the Index Value for the next Business Day will be used.

Adjusted Index Return. The Adjusted Index Return is the Index Return for the current Interest Term adjusted for the Crediting Strategy. The calculation of the Adjusted Index Return varies based on the Crediting Strategy:

The Adjusted Index Return for the Floor and Cap Crediting Strategy is calculated as follows:

●	If the Index Return is positive or zero, the Adjusted Index Return equals the lesser of the Index Return or the Cap.

●	If the Index Return is negative, the Adjusted Index Return equals the greater of the Index Return or the Floor.

Examples: Assume the Floor is -10.00% and the Cap is 10.00%.

●	If the Index Return is 6.00%, because the Index Return is positive, the Adjusted Index Return equals the lesser of the Index Return or the Cap:

o	Lesser of 6.00% or 10.00% = 6.00%.

●	If the Index Return is 16.00%, because the Index Return is positive, the Adjusted Index Return equals the lesser of the Index Return or the Cap:

o	Lesser of 16.00% or 10.00% = 10.00%.

●	If the Index Return is -6.00%, because the Index Return is negative, the Adjusted Index Return is the greater of the Index Return or the Floor:

o	Greater of -6.00% or -10.00% = -6.00%.

●	If the Index Return is -16.00%, because the Index Return is negative, the Adjusted Index Return is the greater of the Index Return or the Floor:

o	Greater of -16.00% or -10.00% = -10.00%.

The Adjusted Index Return for the Buffer and Participation Rate Crediting Strategy is calculated as follows:

●	If the Index Return is positive, the Adjusted Index Return equals the Index Return multiplied by the Participation Rate.

●	If the Index Return is between zero and the Buffer, the Adjusted Index Return equals zero.

●	If the Index Return is lower than the Buffer, the Adjusted Index Return equals the Index Return minus the Buffer.

Examples: Assume the Buffer is -10.00% and the Participation Rate is 125%.

●	If the Index Return is 6.00%, because the Index Return is positive, the Adjusted Index Return equals the Index Return multiplied by the Participation Rate:

o	6.00% x 125% = 7.50%.

●	If the Index Return is -6.00%, because the Index Return is negative and between 0.00% and -10.00%, the Adjusted Index Return is zero:

o	0.00%.

●	If the Index Return is -16.00%. Because the Index Return is negative and less than the Buffer, the Adjusted Index Return equals the Index Return minus the Buffer:

o	-16.00% - (-10.00%) = -6.00%.

The Adjusted Index Return for the Buffer and Cap Crediting Strategy is calculated as follows:

●	If the Index Return is positive or zero, the Adjusted Index Return equals the lesser of the Index Return or the Cap.

●	If the Index Return is between zero and the Buffer, the Adjusted Index Return equals zero.

●	If the Index Return is lower than the Buffer, the Adjusted Index Return equals the Index Return minus the Buffer.

Examples: Assume the Buffer is -10.00% and the Cap is 10%.

●	If the Index Return is 6.00%, because the Index Return is positive, the Adjusted Index Return equals the lesser of the Index Return or the Cap:

○	Lesser of 6.00% or 10.00% = 6.00%.

●	If the Index Return is 16.00%, because the Index Return is positive, the Adjusted Index Return equals the lesser of the Index Return or the Cap:

○	Lesser of 16.00% or 10.00% = 10.00%.

●	If the Index Return is -6.00%, because the Index Return is negative and between 0.00% and -10.00%, the Adjusted Index Return is zero:

○	0.00%.

●	If the Index Return is -16.00%. Because the Index Return is negative and less than the Buffer, the Adjusted Index Return equals the Index Return minus the Buffer:

○	-16.00% - (-10.00%) = -6.00%.

Examples of the Risk Control Account Value Calculation on the Last Business Day of an Interest Term. The following examples illustrate how investment performance of the reference Index is applied in crediting interest to the Risk Control Accounts. No withdrawals are assumed to occur under these examples and all values are determined on the last Business Day of an Interest Term. The examples illustrate hypothetical circumstances solely for the purpose of demonstrating Risk Control Account calculations and are not intended as estimates of future performance of the Index.

Example 1: This example illustrates how interest would be credited based on the return of the Index using a Cap and Floor Crediting Strategy. In this example, the Index Return is positive and greater than the Cap.

Assume the following information:

As of the first day of the Interest Term

●	Risk Control Account Value is equal to the Crediting Base on the first Business Day of the Interest Term: $100,000

●	Index Value: 1000

●	Floor: -10.00%

●	Cap: 15.00%

As of the last day of the Interest Term:

●	Crediting Base: $100,000

●	Closing Index Value: 1300

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 1300 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 1300 divided by 1000 minus 1 which equals 30% (1300 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is a Floor and Cap. Therefore, because the Index Return of 30% is positive, the Adjusted Index Return equals the lesser of the Index Return or the Cap. The lesser of the Index Return of 30% and the Cap of 15% is 15%.

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus 15% is $115,000 ($100,000 x (1 + 15%)). The Risk Control Account Value increased by $15,000 ($115,000 - $100,000).

Example 2: This example illustrates how interest would be credited based on the return of the Index using a Cap and Floor Crediting Strategy. In this example, the Index Return is negative.

Assume the following information:

As of the first day of the Interest Term

●	Risk Control Account Value is equal to the Crediting Base on the first Business Day of the Interest Term: $100,000

●	Index Value: 1000

●	Floor: -10.00%

●	Cap: 15.00%

As of the last day of the Interest Term:

●	Crediting Base: $100,000

●	Closing Index Value: 700

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 700 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 700 divided by 1000 minus 1 which equals -30% (700 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is a Floor and Cap. Therefore, because the Index Return of -30% is negative, the Adjusted Index Return equals the greater of the Index Return or the Floor. The greater of the Index Return of -30% and the Floor of -10% is -10%.

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus -10% is $90,000 ($100,000 x (1 + (-10%))). The Risk Control Account Value decreased by $10,000 ($90,000 - $100,000).

Example 3: This example illustrates how interest would be credited based on the return of the Index using a Participation Rate and Buffer Crediting Strategy. In this example, the Index Return is positive.

Assume the following information:

As of the first day of the Interest Term

●	Risk Control Account Value is equal to the Crediting Base on the first Business Day of the Interest Term: $100,000

●	Index Value: 1000

●	Buffer: -10.00%

●	Participation Rate: 115.00%

As of the last day of the Interest Term:

●	Crediting Base: $100,000

●	Closing Index Value: 1300

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 1300 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 1300 divided by 1000 minus 1 which equals 30% (1300 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is a Buffer and Participation Rate. Therefore, because the Index Return of 30% is positive, the Adjusted Index Return equals the Index Return multiplied by the Participation Rate. The Index Return of 30% multiplied by the Participation Rate of 115% equals 34.5% (30% x 115%).

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus 34.5% is $134,500 ($100,000 x (1 + 34.5%)). The Risk Control Account Value increased by $34,500 ($134,500 - $100,000).

Example 4: This example illustrates how interest would be credited based on the return of the Index using a Participation Rate and Buffer Crediting Strategy. In this example, the Index Return is between zero and the Buffer.

Assume the following information:

As of the first day of the Interest Term

●	Risk Control Account Value is equal to the Crediting Base on the first Business Day of the Interest Term: $100,000

●	Index Value: 1000

●	Buffer: -10.00%

●	Participation Rate: 115.00%

As of the last day of the Interest Term:

●	Crediting Base: $100,000

●	Closing Index Value: 950

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 950 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 950 divided by 1000 minus 1 which equals -5% (950 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is a Buffer and Participation Rate. Therefore, because the Index Return of -5% is between zero and the Buffer, the Adjusted Index Return equals zero (0%).

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus 0% is $100,000 ($100,000 x (1 + 0%)). The Risk Control Account Value did not change ($100,000 - $100,000).

Example 5: This example illustrates how interest would be credited based on the return of the Index using a Participation Rate and Buffer Crediting Strategy. In this example, the Index Return is lower than the Buffer.

Assume the following information:

As of the first day of the Interest Term

●	Risk Control Account Value is equal to the Crediting Base on the first Business Day of the Interest Term: $100,000

●	Index Value: 1000

●	Buffer: -10.00%

●	Participation Rate: 115.00%

As of the last day of the Interest Term:

●	Closing Index Value: 700

Step 1: Calculate the Index Return

Index Return equals the Index Value on the last day of the Interest Term divided by the Index Value on the first day of the Interest Term minus one. The Index Value on the last day of the Interest Term is 700 and the Index Value on the first day of the Interest Term is 1000. Therefore, the Index Return is 700 divided by 1000 minus 1 which equals -30% (700 / 1000 – 1).

Step 2: Calculate the Adjusted Index Return

The Crediting Strategy is a Buffer and Participation Rate. Therefore, because the Index Return of -30% is less than the Buffer, the Adjusted Index Return equals the Index Return minus the Buffer. The Index Return of -30% minus the Buffer of -10% is -20% (-30% - (-10%)).

Step 3: Calculate the Risk Control Account Value

The Risk Control Account Value equals the Crediting Base multiplied by the sum of one plus the Adjusted Index Return. Therefore, $100,000 multiplied by the sum of one plus -20% is $80,000 ($100,000 x (1 + (-20%))). The Risk Control Account Value decreased by $20,000 ($80,000 - $100,000).

Risk Control Account Value on any Business Day other than the First or Last Business Day of an Interest Term

On every Business Day other than the first or last Business Day of an Interest Term, the Risk Control Account Value equals the Crediting Base plus the Equity Adjustment.

Equity Adjustment. The Equity Adjustment protects the Company from market losses relating to changes in the value of the investments that support the Risk Control Accounts when withdrawals, including partial withdrawals, full surrenders, Death Benefit payments, or amounts withdrawn to be applied to an Income Payout Option, are made during the Interest Term. The Equity Adjustment applies for the entire Interest Term, which could be six years, but does not apply on the first or last day of the Interest Term.

The Equity Adjustment reflects the value of hypothetical derivative instruments that hedge market risks associated with the Risk Control Accounts. The value is represented by the difference between the value of the hypothetical derivative instruments on a given date before the end of the Interest Term and the value of the hypothetical derivative instruments at the start of the Interest Term, adjusted for the time elapsed in the Interest Term. The Equity Adjustment calculation uses the Black Scholes or Black’s model to value the hypothetical derivatives.

The Equity Adjustment may be negative even when the Index Return is positive, or may be positive even when the Index Return is negative. This is primarily due to market inputs for volatility, interest rates, and dividends as well as the amortized option cost, and trading costs. A negative Equity Adjustment will reduce the Contract Value and the amount of interest credited to a Risk Control Account.

The Equity Adjustment is calculated separately for each Risk Control Account and varies based on the Crediting Strategy. The Equity Adjustment is not applied to Contract Value in the Declared Rate Account. The Equity Adjustment is calculated as of the end of each day, except the first and last Business Day of an Interest Term.

The hypothetical derivatives include calls and puts. The current value of the hypothetical call options reflects the potential for increases in the reference Index during the Interest Term. The current value of the hypothetical put options reflects the potential for decreases in the reference Index during the Interest Term. Specifically,

●	For Risk Control Accounts with a Cap, the current value of the hypothetical long call and short call reflects the potential for increases in the reference Index during the Interest Term up to the Cap.

●	For Risk Control Accounts with a Participation Rate, the current value of the hypothetical long call multiplied by the Participation Rate reflects the potential for increases in the reference Index during the Interest Term.

●	For Risk Control Accounts with a Floor, the current value of the hypothetical short put and long put reflects the potential for decrease in the reference Index during the Interest Term up to the Floor.

●	For Risk Control Accounts with a Buffer, the current value of the hypothetical short put reflects the potential for decreases in the reference Index during the Interest Term in excess of the Buffer.

The Equity Adjustment for a Risk Control Account is calculated as A x (B - C - D), where:

A = Crediting Base

B = Hypothetical option value

C = Amortized option cost

D = Trading costs

●	Hypothetical option value is the hypothetical option value as of the current Business Day.

●	Amortized option cost is the hypothetical option value as of the start of the Interest Term, adjusted for the time elapsed in the Interest Term. To adjust for the time elapsed in the Interest Term, the hypothetical option value as of the start of the Interest Term is multiplied by the number of days remaining in the Interest Term divided by the total number of days in the Interest Term.

●	Trading costs represent the additional cost of selling the hypothetical options. The trading cost may change for new contracts but is currently 0.15% of the Crediting Base.

For examples of how we calculate the Equity Adjustment, see “Appendix A“ to this Prospectus.

Hypothetical Option Value

The hypothetical option value for the Floor and Cap Crediting Strategy is calculated as long call – short call – short put + long put.

The hypothetical option value for the Buffer and Participation Rate Crediting Strategy is calculated as (Participation Rate x long call) – short put.

The following inputs are used to calculate the hypothetical call and put option values under a Black-Scholes pricing model. The implied volatility, divided rate, and risk-free rate are obtained from independent third parties.

Strike Price of the Option. The strike price varies for each derivative instrument. The strike price for each derivative instrument is described below.

●	Long call:

○	Index Value as of the start of the Interest Term

●	Short put:

○	Floor Crediting Strategy: Index Value as of the start of the Interest Term

○	Buffer Crediting Strategy: (Index Value at start of the Interest Term) x (1 + Buffer)

●	Long put (Floor Crediting Strategy only):

○	(Index Value at start of the Interest Term) x (1 + Floor)

●	Short call (Cap Crediting Strategy only)

○	(Index Value as of the start of the Interest Term) x (1 + Cap)

The value of the call or put option is measured as a percentage of the Crediting Base.

Time Remaining. Represents the portion of the Interest Term remaining. It is measured as the number of whole and partial years remaining in the Interest Term.

Strike Ratio. The Strike Price of the Option divided by the closing value for the associated index as of the current Business Day.

Implied Volatility. The implied volatility is approximated using observed option prices. Linear interpolation is used between implied volatilities for similar options with the closest available time remaining and Strike Ratio.

Dividend Rate of the Index for the Remaining Term of the Option. The dividend rate for the time remaining using linearly interpolated rates or implied from market data.

Risk-Free Interest Rate for the Remaining Term of the Option. The risk-free rate is a benchmark rate used for the U.S. financial services industry in valuing financial instruments, with a maturity equal to the time remaining in the Interest Term. If there is no corresponding length, linear interpolation is used using rates with the closest remaining term.

Interest Adjustment

The rolling six-year Interest Adjustment protects the Company from market losses relating to changes in the value of the investments that support the guarantees under the Contract when amounts are withdrawn from an Allocation Option before the end of each six-year period. The Interest Adjustment reflects the change in value of the investments that support the guarantees under this Contract upon withdrawal during the six-year rolling period beginning on the Contract Issue Date. Rates used in determining the Interest Adjustment are reset every sixth Contract Anniversary.

A withdrawal, including a partial withdrawal, a full surrender of the Contract, the Death Benefit, or the Contract Value applied to an Income Payout Option, may be adjusted (increased or decreased) for the Interest Adjustment. The Interest Adjustment applies to every Allocation Option, including the Declared Rate Account. The Interest Adjustment will always apply for the six-year rolling period beginning on the Contract Issue Date even if the Allocation Options elected have an Interest Term of less than six years. The Interest Adjustment does not apply to transfers or to amounts withdrawn on every sixth Contract Anniversary. For Contracts issued on or after September 25, 2022, the Interest Adjustment does not apply to the Annual Free Withdrawal Amount.

On any given Business Day, the Interest Adjustment is calculated by multiplying the amount withdrawn by the sum of the Interest Adjustment factor (IAF) minus one (i.e., IAF – 1), where IAF is equal to the following formula:

IAF = ((1 + I + K)/(1 + J + L))^N, where

I  = The Constant Maturity Treasury rate as of the start of the rolling six-year period beginning on the Contract Issue Date for a maturity of six years.

J  = The Constant Maturity Treasury rate as of the date of withdrawal for a maturity consistent with the remaining number of years (whole and partial) in the six-year rolling period beginning on the Contract Issue Date, resetting every sixth Contract Anniversary.

K = The ICE BofA 1-10 Year US Corporate Constrained Index as of the start of the six-year rolling period beginning on the Contract Issue Date, resetting every sixth Contract Anniversary.

L = The ICE BofA 1-10 Year US Corporate Constrained Index as of the date of withdrawal.

N = The number of years (whole and partial) from the date of withdrawal until the end of the six-year rolling period beginning on the Contract Issue Date, resetting every sixth Contract Anniversary.

We determine “I” based on the 6-year Constant Maturity Treasury rate at the start of the six-year rolling period beginning on the Contract Issue Date, resetting every sixth Contract Anniversary. We determine “J” when you take a withdrawal. For example, if you surrender the Contract two years after the start of the six-year rolling period, “J” would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the six-year period of four years (4 = 6 - 2). For “I” and “J” where there is no Constant Maturity Treasury rate declared, we will use linear interpolation of the Constant Maturity Rates Index with maturities closest to “I” and “J” to determine “I” and “J”.

The value of “K” and “L” on any Business Day will be equal to the closing value of the I ICE BofA 1-10 Year US Corporate Constrained Index on the previous Business Day.

The Interest Adjustment applies for the entire six years but does not apply on every sixth Contract Anniversary. Additionally, the Interest Adjustment applies during every six-year rolling period, even after the first six Contract Years. This means it applies for the initial six-year period beginning on the Contract Issue Date, is zero on the sixth Contract Anniversary, and restarts for any subsequent six-year rolling period.

If the publication of any component of the Interest Adjustment indices is discontinued or if the calculation of the Interest Adjustment indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute an Interest Adjustment index, we will notify you in writing of the substitution.

For examples of how we calculate Interest Adjustments, see “Appendix B“ to this Prospectus.

IMPORTANT: The Interest Adjustment will either increase or decrease the amount you receive from a partial withdrawal, a full surrender of the contract, the Death Benefit, or the Contract Value applied to an Income Payout Option. You may lose a portion of your principal and previously credited interest due to the Interest Adjustment regardless of the Allocation Options to which you allocated Contract Value. You directly bear the investment risk associated with an Interest Adjustment. You should carefully consider your income needs before purchasing the Contract.

Purpose of the Interest Adjustment. The Company purchases assets that support the guarantees under this Contract. When a withdrawal is made from the Contract, the Company may liquidate assets to fund the withdrawal. These assets may be sold at a premium or a discount depending on current market conditions. The Interest Adjustment approximates this change in value of the investments. Therefore, it can be positive if the assets are sold at a premium or negative if the assets are sold at a discount.

The Interest Adjustment reflects, in part, the difference in yield of the Constant Maturity Treasury rate for a six-year period beginning on the Contract Issue Date or every sixth Contract Anniversary and the yield of the Constant Maturity Treasury rate for a period starting on the date of withdrawal to the end of the six-year period. The Constant Maturity Treasury rate is a rate representing the average yield of various Treasury securities. The calculation also reflects in part the difference between the effective yield of the ICE BofA 1-10 Year US Corporate Constrained Index, Asset Swap Spread (the “ICE BofA Index”), a rate representative of investment grade corporate debt credit spreads in the U.S., at the start of the rolling six-year period and the effective yield of the ICE BofA Index at the time of withdrawal. The greater the difference in those yields, respectively, the greater the effect the Interest Adjustment will have.

If the combination of the Constant Maturity Treasury rate and ICE BofA Index has increased at the time of withdrawal over their levels at the start of the six-year period, the Interest Adjustment will be negative and will decrease the Surrender Value, amount you receive from a partial withdrawal, amount you receive as the Death Benefit, or the Contract Value applied to an Income Payout Option by the amount of the Interest Adjustment. Similarly, if the combination of the Constant Maturity Treasury rate and ICE BofA Index has decreased at the time of surrender or partial withdrawal over their levels at the start of the six-year period, the Interest Adjustment will be positive and will increase the Surrender Value, amount you receive from a partial withdrawal, amount you receive as the Death Benefit, or the Contract Value applied to an Income Payout Option by the amount of the Interest Adjustment.

The Company uses both the Constant Maturity Treasury rate and ICE BofA Index in determining any Interest Adjustment since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates. The Interest Adjustment helps us offset our costs and risks of owning fixed income investments and other investments we use to back the guarantees under your Contract from the start of the six-year period to the time of a surrender, partial withdrawal, Death Benefit, or allocation to an Income Payout Option.

SURRENDER VALUE

You have the right to surrender this Contract at any time during the Accumulation Period by Authorized Request. If you surrender the Contract, you will be paid the Surrender Value, as of the Business Day we received your Authorized Request in Good Order. We may require that the Contract be returned to our Administrative Office prior to making payment of the Surrender Value.

The Surrender Value is equal to:

a)	Your Contract Value at the end of the Valuation Period in which we receive your Authorized Request, including any applicable Equity Adjustment; minus

b)	Any applicable Surrender Charge; adjusted for

c)	Any applicable Interest Adjustment.

The Surrender Value could be significantly lower than your Contract Value due to the Equity Adjustment, Interest Adjustment, and Surrender Charge. Interest will not be credited if amounts are surrendered prior to the end of the Interest Term.

Upon payment of the Surrender Value, this contract is terminated, and we have no further obligation under this contract. The Surrender Value will not be less than the amount required by state law in which the contract was delivered. We will pay you the amount you request in connection with a full surrender by withdrawing Contract Value in the Declared Rate Account and the Risk Control Accounts.

ACCESS TO YOUR MONEY

Partial Withdrawals

The Contract may not be suitable for investors who plan to take withdrawals (including systematic withdrawals and Required Minimum Distributions) or surrender the Contract on any day other than every sixth Contract Anniversary. All withdrawals, including systematic withdrawals and Required Minimum Distributions, will proportionally reduce the Death Benefit and Crediting Base by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal. This means the Death Benefit and Crediting Base may decrease by more than the amount of the withdrawal, and that decrease could be significant. Partial withdrawals could terminate the Contract. Partial Withdrawals could also significantly reduce the Contract Value due to the Equity Adjustment, Interest Adjustment, and Surrender Charge.

Partial Withdrawals prior to the end of the Interest Term will not be credited interest and could reduce the amount of interest credited at the end of the Interest Term.

At any time during the Accumulation Period you may make partial withdrawals by Authorized Request in Good Order. The minimum partial withdrawal amount is $100. Unless you instruct us otherwise, withdrawals will be processed proportionally from the Contract Value in all Allocation Options. Any applicable Surrender Charge, Interest Adjustment, and Equity Adjustment will affect the amount available for a partial withdrawal. We will pay you the amount you request in connection with a partial withdrawal by reducing Contract Value in the Declared Rate Account or the appropriate Risk Control Accounts.

Partial withdrawals for less than $25,000 are permitted by telephone and in writing. The written consent of all Owners must be obtained before we will process the partial withdrawal. If an Authorized Request in Good Order is received by 4:00 P.M. Eastern Time, it will be processed that day. If an Authorized Request in Good Order is received after 4:00 P.M. Eastern Time, it will be processed on the next Business Day. If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will treat your request for partial withdrawal as a request for full surrender of your Contract. Before processing the full surrender, we will attempt to contact you or your financial professional to provide the opportunity for you to take a lower amount to maintain a Surrender Value of at least $2,000. If we are unable to contact you within one Business Day after receiving your request, we will process the full surrender.

Partial withdrawals may be subject to Surrender Charges and an Interest Adjustment and may include an Equity Adjustment. See “Fees and Expenses“, “Equity Adjustment“ and “Interest Adjustment.” Partial withdrawals may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “Federal Income Tax Matters.”

Annual Free Withdrawal Amount. For Contracts issued before September 25, 2022, your Annual Free Withdrawal Amount is the amount that can be withdrawn without incurring a Surrender Charge in a Contract Year. For Contracts issued on or after September 25, 2022, your Annual Free Withdrawal Amount is the amount that can be withdrawn without incurring a Surrender Charge or Interest Adjustment in a Contract Year. The Annual Free Withdrawal Amount in the first Contract Year is 10% of the Purchase Payment less any withdrawal taken in that Contract Year. The Annual Free Withdrawal Amount in subsequent Contract Years is equal to 10% of the Contract Value as of the last Contract Anniversary less any withdrawals taken in the current Contract Year. Any unused Annual Free Withdrawal Amount will not carry over to the next Contract Year. Partial annuitization will count toward the Annual Free Withdrawal Amount.

The Annual Free Withdrawal Amount is subtracted from surrenders for purposes of calculating the Surrender Charge.

Systematic Withdrawals. Reoccurring withdrawals are referred to as systematic withdrawals. If elected at the time of the application or requested at any other time by Authorized Request in Good Order, you may elect to receive periodic partial withdrawals under our systematic withdrawal plan. Under the systematic withdrawal plan, we will make partial withdrawals (on a monthly, quarterly, semi-annual, or annual basis), as specified by you. Systematic withdrawals must be at least $100 each. Generally, you must be at least age 59½ to participate in the systematic withdrawal plan. Systematic withdrawals may be requested on the following basis:

●	Total systematic withdrawals for the calendar year equal to your annual Required Minimum Distribution; or

●	As a specified dollar amount

No Surrender Charge will be deducted for Required Minimum Distribution systematic withdrawals. All other systematic withdrawals in excess of the Annual Free Withdrawal Amount will be subject to Surrender Charge, which could significantly reduce the Contract Value. Systematic withdrawals, including Required Minimum Distributions, could also significantly reduce the Contract Value due to Equity Adjustment and Interest Adjustment. The Contract may not be suitable for investors who plan to take systematic withdrawals under the Contract.

Unless you instruct us otherwise, systematic withdrawals will be taken proportionally from the Contract Value in each Allocation Option.

Participation in the systematic withdrawal plan will terminate on the earliest of the following events:

●	The Surrender Value falls below the minimum required value of $2,000;

●	The contract is surrendered;

●	You request by Authorized Request in Good Order that your participation in the plan cease; or

●	The Income Payout Date is reached.

Like all withdrawals, systematic withdrawals will reduce the Death Benefit on a proportional basis, perhaps by more than the amount of the withdrawal.

There are federal income tax consequences to partial withdrawals through the systematic withdrawal plan and you should consult with your tax adviser before electing to participate in the plan. We may discontinue offering the systematic withdrawal plan at any time.

Waiver of Surrender Charges. The following amounts may be withdrawn without incurring a Surrender Charge:

a)	Withdrawals under the Nursing Home or Hospital or Terminal Illness waiver, as described below;

b)	Refunds under the Right to Examine;

c)	Required Minimum Distributions that are withdrawn under the systematic withdrawal plan provided by us;

d)	The Annual Free Withdrawal Amount;

e)	Death Benefit proceeds;

f)	Amounts withdrawn after the first six Contract Years;

g)	Contract Value applied to an Income Payout Option; and

h)	Transfers.

Nursing Home or Hospital or Terminal Illness Waiver. We will waive the Surrender Charge in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital or Terminal Illness waiver. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. If there is a conflicting opinion between physicians, the Company’s physician will rule. Each waiver may be exercised only one time.

●	Nursing Home or Hospital Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed nursing home or hospital and has been confined to such nursing home or hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of the Owner or Annuitant. A hospital refers to a facility that is licensed and operated as a hospital according to the law of the jurisdiction in which it is located. A nursing home refers to a facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located. We require verification of confinement to the nursing home or hospital, and such verification must be signed by the administrator of the facility.

●	Terminal Illness Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant has a life expectancy of 12 months or less due to illness or accident. As proof, we require a determination of the Terminal Illness. Such determination must be signed by the licensed physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant’s immediate family.

An Authorized Request is required to exercise this privilege. Proof must be provided at the time of your request for partial withdrawal or full surrender under this privilege. If we deny your claim, the surrender or partial withdrawal proceeds will not be disbursed until you are notified of the denial and provided with the opportunity to accept or reject the proceeds, which will be reduced by any Surrender Charges.

The laws of your state may limit the availability of the Surrender Charge waivers and may also change certain terms and/or benefits under the waivers. You should consult Appendix C to this Prospectus for further details on these variations. Even if you do not pay a Surrender Charge because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes. Additionally, any applicable Equity Adjustment and Interest Adjustment will apply to amounts withdrawn under this Waiver and there may be a proportionate reduction in the Crediting Base and Death Benefit.

Surrenders

You may surrender your Contract for the Surrender Value at any time during the Accumulation Period by Authorized Request. If an Authorized Request in Good Order is received before 4:00 P.M. Eastern Time on a Business Day, it will be processed that day. If an Authorized Request in Good Order is received at or after 4:00 P.M. Eastern Time on a Business Day or on a non-Business Day, it will be processed on the next Business Day.

To surrender your Contract, you must make an Authorized Request in Good Order to our Administrative Office. The consent of all Owners must be obtained before the Contract is surrendered.

Surrender Charges, an Equity Adjustment and an Interest Adjustment may apply to your Contract surrender. A surrender may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Federal Income Tax Matters.” Interest is not credited to amounts withdrawn prior to the end of the Interest Term, and there will be an Equity Adjustment applied, which may be positive or negative.

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

Right to Defer Payments

We reserve the right to postpone payment for up to six months after we receive your Authorized Request in Good Order, subject to obtaining prior written approval by the state insurance commissioner if required by the law of the state in which we issued the Contract. In the event we postpone payment, we will pay interest on the proceeds if required by state law, calculated at the effective annual rate and for the time period required under state law.

DEATH BENEFIT

Death of the Owner during the Accumulation Period

If the Owner dies during the Accumulation Period (if there are Joint Owners, after the first Joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

●	Proof of death of the Owner while the Contract is in force (proof of death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof);

●	Our claim form from each Beneficiary, properly completed; and

●	Any other documents we require.

If there is a surviving Joint Owner the surviving Joint Owner will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

The following Death Benefit options are available:

Option A: If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract as the new Owner. This benefit may only be exercised one time. An individual who does not meet the definition of Spouse may not be able to continue the Contract for that person’s lifetime. That individual must receive the proceeds of the Contract and any attached endorsements or riders within the time period specified in section 72(s) of the IRC.

Option B: If the Beneficiary is a natural person, the Death Benefit proceeds will be applied in accordance with section 72(s) of the IRC under one of the Income Payout Options. The income payments must be made for the Beneficiary’s life or a period not extending beyond the Beneficiary’s life expectancy. Payments must commence within one year of the date of the Owner’s death.

Option C: A Beneficiary may receive the Death Benefit proceeds in a single lump sum at any time within five years of the Owner’s death.

Unless option A is elected or payments under Option B commence within one year of the date of the Owner’s Death, the entire interest in the Contract will be paid under Option C.

If there are multiple Beneficiaries, each Beneficiary will be able to elect to receive his or her share of the benefits under either Option B or Option C. If a Beneficiary does not make such an election, their share of the Death Benefit proceeds will be paid under Option C. Until payment of the Death Benefit proceeds, the proceeds remain in the Contract. Death Benefit proceeds will be distributed 5 years from the Owner’s death or earlier if requested by the Beneficiary. Interest, if any, will be paid on the Death Benefit proceeds under Option C as required by applicable state law. Other minimum distribution rules apply to Qualified Contracts.

Death of the Annuitant during the Accumulation Period

If an Annuitant who is not an Owner dies during the Accumulation Period and there is a surviving Owner who is a natural person, the following will occur:

●	If there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant.

●	If there is no Joint Annuitant, the Owner(s) will become the Annuitant(s).

If an Annuitant dies during the Accumulation Period and the Owner is a non-natural person, the following will occur:

●	The death of any Annuitant will be treated as the death of the Owner and Death Proceeds must be distributed in accordance with Death Benefit Options B or C.

●	Unless payments under option B commence within one year of the date of death, the entire interest in the Contract will be paid in accordance with Death Benefit Option C.

Payment of Death Benefit Proceeds

The Death Benefit proceeds are payable upon our receipt of proof of death of the Owner (or Annuitant’s death if the Owner is a non-natural person), and proof of each Beneficiary’s interest. Proof of death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof. Proof of each Beneficiary’s interest includes the required documentation and proper instructions from each Beneficiary. If we receive proof of death before 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of that day. If we receive proof of death at or after 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of the next Business Day. The Death Benefit proceeds will be paid within 7 days after our receipt of proof of death and proof of each Beneficiary’s interest.

So far as permitted by law, the Death Benefit proceeds will not be subject to any claim of the Beneficiary’s creditors.

The Death Benefit terminates on the earlier of the termination of the Contract, payment of the Death Benefit proceeds, or when the entire Contract is applied to an Income Payout Option.

Death Benefit Proceeds Amount

The amount that will be paid as Death Benefit proceeds during the Accumulation Period is equal to the greater of:

a)	The current Contract Value on the date Death Benefit proceeds are payable, including any applicable Equity Adjustment and Interest Adjustment; or

b)	The Purchase Payment adjusted for withdrawals.

Withdrawals will proportionally reduce the Purchase Payment by the ratio of the withdrawal to the Contract Value immediately prior to the withdrawal, which can result in decreasing the Death Benefit by more than the amount of the withdrawal and that decrease can be significant. Withdrawals include deductions for any applicable Surrender Charge and Interest Adjustment.

If an Owner is added or changed, except in the case of spousal continuation, the amount that will be paid upon the death of the new Owner is equal to the Contract Value on the date death benefit proceeds are payable, including any applicable Equity Adjustment and Interest Adjustment. There is no impact on the Death Benefit if an Owner is removed.

Examples of Death Benefit after a Withdrawal:

Example 1. This example assumes the Contract Value is greater than the Purchase Payment at the time of the withdrawal.

Assume the following information:

●	Purchase Payment = $100,000

●	Withdrawal (including Surrender Charge and Interest Adjustment) = $20,000; no other withdrawals have been taken

●	Contract Value at the time of withdrawal, including Equity Adjustments = $115,000

Step 1: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

●	Death Benefit payable immediately prior to the withdrawal = The greater of the Purchase Payment and Contract Value

●	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $115,000 = $115,000

Step 2: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

●	Ratio = Withdrawal / (Contract Value immediately prior to the withdrawal)

●	Ratio = $20,000 / $115,000 = 0.173913

Step 3: Calculate reduction to Purchase Payment:

●	Reduction to Purchase Payment = Ratio x (Purchase Payment prior to withdrawal)

●	Reduction to Purchase Payment = 0.173913 x $100,000 = $17,391.30

Step 4: Calculate Purchase Payment adjusted for withdrawals:

●	Purchase Payment adjusted for withdrawals = Purchase Payment prior to withdrawal – Reduction to Purchase Payment

●	Purchase Payment adjusted for withdrawals = $100,000 – $17,391.30 = $82,608.70

Step 5: Calculate the Contract Value after the withdrawal:

●	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal

●	Contract Value immediately after the withdrawal = $115,000 – $20,000 = $95,000

Step 6: Calculate the Death Benefit that would be payable immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of the Purchase Payment adjusted for withdrawals and Contract Value immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of $82,608.70 and $95,000 = $95,000

●	The withdrawal of $20,000 reduced the Death Benefit payable by $20,000 (i.e., $115,000 - $95,000)

Example 2. This example assumes the Contract Value is less than the Purchase Payment at the time of the withdrawal.

Assume the following information:

●	Purchase Payment = $100,000

●	Withdrawal (including Surrender Charge and Interest Adjustment) = $20,000; no other withdrawals have been taken

●	Contract Value at the time of withdrawal, including Equity Adjustments = $60,000

Step 1: Calculate the Death Benefit that would be payable immediately prior to the withdrawal:

●	Death Benefit payable immediately prior to the withdrawal = The greater of the Purchase Payment and Contract Value

●	Death Benefit payable immediately prior to the withdrawal = The greater of $100,000 and $60,000 = $100,000

Step 2: Calculate ratio of the withdrawal to the Contract Value immediately prior to the withdrawal:

●	Ratio = Withdrawal / (Contract Value immediately prior to the withdrawal)

●	Ratio = $20,000 / $60,000 = 0.3333333

Step 3: Calculate reduction to Purchase Payment:

●	Reduction to Purchase Payment = Ratio x (Purchase Payment prior to withdrawal)

●	Reduction to Purchase Payment = 0.3333333 x $100,000 = $33,333.33

Step 4: Calculate Purchase Payment adjusted for withdrawals:

●	Purchase Payment adjusted for withdrawals = Purchase Payment prior to withdrawal – Reduction to Purchase Payment

●	Purchase Payment adjusted for withdrawals = $100,000 – $33,333.33 = $66,666.67

Step 5: Calculate the Contract Value after the withdrawal:

●	Contract Value immediately after the withdrawal = Contract Value at the time of the withdrawal – withdrawal

●	Contract Value immediately after the withdrawal = $60,000 – $20,000 = $40,000

Step 6: Calculate the Death Benefit that would be payable immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of the Purchase Payment adjusted for withdrawals and Contract Value immediately after the withdrawal

●	Death Benefit payable immediately after the withdrawal = The greater of $66,666.67 and $40,000 = $66,666.67

●	The withdrawal of $20,000 reduced the Death Benefit payable by $33,333.33 (i.e., $100,000 - $66,666.67)

As illustrated in Example 2, the Death Benefit calculation may result in a reduction in the Death Benefit that is significantly larger than the withdrawal amount.

The Death Benefit amount will not be less than the amount required by state law in which the Contract was delivered. The Death Benefit proceeds include any interest paid on the Death Benefit proceeds as required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law. A Surrender Charge will not apply to Death Benefit proceeds.

Spousal Continuation

If the sole primary Beneficiary is the surviving Spouse of the deceased Owner, the surviving Spouse may elect to continue the Contract at the current Contract Value. In this event, the surviving Spouse will assume ownership of the Contract. Spousal continuation may only be exercised one time, and there is no impact on the Death Benefit.

Death of Owner or Annuitant After the Income Payout Date

We must be notified immediately of the death of an Annuitant or Owner. Proof of death will be required upon the death of an Annuitant or Owner. We are not responsible for any misdirected payments that result from the failure to notify us of any such death.

If all Annuitants die before all of the guaranteed income payments have been made, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways:

a)	Income payments will be continued during the remainder of the guaranteed period certain to the Owner; or

b)	The present value of the remaining income payments computed at the interest rate used to create the income payout option in effect will be paid to the Owner.

If all Annuitants die and there are no remaining guaranteed income payments, the contract is terminated, and we have no further obligation under the contract.

If an Owner dies during the Payout Period, any remaining income payments will be distributed to the Beneficiary at least as rapidly as provided by the Income Payout Option in effect.

Interest on Death Benefit Proceeds

Interest will be paid on lump sum Death Benefit proceeds if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

Abandoned Property Requirements

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

INCOME PAYMENTS – THE PAYOUT PERIOD

Income Payout Date

The anticipated Income Payout Date is the first Contract Anniversary after the oldest Annuitant’s 95th birthday. Even if the Annuitant is changed, the Income Payout Date will not change unless you request a different Income Payout Date via Authorized Request.

You may change the Income Payout Date by sending an Authorized Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Income Payout Date; (iii) the requested Income Payout Date is at least two years after the Contract Issue Date; and (iv) the requested Income Payout Date is no later than the anticipated Income Payout Date as shown on your Contract Data Page. Any such change is subject to any maximum maturity Age restrictions that may be imposed by law.

Payout Period

The Payout Period is the period of time that begins on the Income Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen. On the first day of the Payout Period, the Contract Value, including any applicable Equity Adjustment and Interest Adjustment, will be applied to the Income Payout Option you selected. See “Income Payout Options“ on page 43. A Surrender Charge will not apply to proceeds applied to an Income Payout Option. You cannot change the Annuitant or Owner on or after the Income Payout Date for any reason.

Terms of Income Payments

We use fixed rates of interest to determine the amount of fixed income payments payable under the Income Payout Options. Fixed income payments are periodic payments from us to the Owner, the amount of which is fixed and guaranteed by us. The amount of each payment depends on the form and duration of the Income Payout Option chosen, the Age of the Annuitant, the gender of the Annuitant (if applicable), the amount applied to purchase the income payments and the applicable income purchase rates in the Contract. The income purchase rates in the Contract are based on a minimum guaranteed interest rate of 1%. We may, in our discretion and on a non-discriminatory basis, make income payments in an amount based on a higher interest rate. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or Interest Adjustment to income payments.

We will make the first income payment on the Income Payout Date. We may require proof of age and gender (if the Income Payout Option rate is based on gender) of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Income Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payout Option. We may require proof from time to time that this condition has been met.

INCOME PAYOUT OPTIONS

The amount applied to an Income Payout Option is equal to the Contract Value, including any applicable Equity Adjustment and Interest Adjustment, immediately prior to the commencement of the Payout Period less the amount of any premium taxes paid. The Equity Adjustment and Interest Adjustment could significantly reduce the amount applied to an Income Payout Option. Additionally, interest is not credited to amounts applied to an Income Payout Option prior to the end of the Interest Term, but there will be an Equity Adjustment applied, which may be positive or negative.

Election of an Income Payout Option

You and/or the Beneficiary may elect to receive one of the Income Payout Options described under “Options” below. The Income Payout Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payout Option must be made by Authorized Request. The election is irrevocable after the payments commence. The Owner may not assign or transfer any future payments under any option.

We will make income payments monthly, quarterly, semiannually, or annually for the Installment Option. Life Income and Joint and Survivor Life Income options allow monthly income payments.

You may change your Income Payout Option any time before payments begin on the Income Payout Date.

Income Payout Options

We offer the following Income Payout Options described below. The frequency and duration of income payments will affect the amount you receive with each payment. In general, if income payments are expected to be made over a longer period of time, the amount of each income payment will be less than the amount of each income payment if income payments are expected to be made over a shorter period of time. Similarly, more frequent income payments will result in the amount of each income payment being lower than if income payments were made less frequently for the same period of time. Additionally, electing an Income Payout Option on any day other than every sixth Contract Anniversary could significantly reduce the amount applied to the Income Option due to the Equity Adjustment and Interest Adjustment.

Option 1 – Installment Option. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before all income payments have been made for the chosen number of years, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways: a.) income payments will be continued for the remainder of the period to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Owner.

Option 2 – Life Income Option – Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all of the income payments have been made for the guaranteed period certain, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways: a.) income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b.) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Owner. If a Guaranteed Period of 0 years is selected and the Annuitant dies before the first income payment is made, no income payments will be made and the Death Benefit described in the “DEATH BENEFIT – Death Benefit Proceeds Amount” on page 42 of this Prospectus will be paid.

The Guaranteed Period Certain choices are:

●	0 years (life income only);

●	5 years;

●	10 years;

●	15 years; or

●	20 years.

Option 3 – Joint and Survivor Life Income Option – 10-Year Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants is living. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years, remaining guaranteed income payments will be treated as the Death Benefit and will be distributed in one of the following two ways: a) income payments will be continued during the remainder of the guaranteed period certain to the Owner; or b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Owner.

Income payment(s) will be made to the Beneficiary if there is no surviving Owner. If there is no surviving Owner or Beneficiary, income payment(s) will be made to the Owner’s estate.

If you do not select an Income Payout Option, we will make monthly payments on the following basis, (unless the Internal Revenue Code (“IRC”) requires that we pay in some other manner in order for the Contract to qualify as an annuity or to comply with Section 401(a)(9) of the IRC, in which case we will comply with those requirements):

●	Income payments will be equal to the Contract Value, including any applicable Equity Adjustment and Interest Adjustment, applied to the Life Income Option with 10-Year Guaranteed Period Certain for Contracts with one Annuitant or the Joint and Survivor Life Income Option with 10-Year Guaranteed Period Certain for Contracts with two Annuitants, as described in Income Payout Options 2 and 3 above.

●	Upon the death of all Annuitants, we will pay the Beneficiary as described in Income Payout Options 2 and 3 above.

The minimum amount which can be applied under all income payout options is the greater of $2,500 or the amount required to provide an initial monthly income payment of $20. We may require due proof of age and gender of any Annuitant on whose life an income payout option is based.

We allow partial annuitization. Partial annuitization will count toward the Annual Free Withdrawal Amount.

The Income Payout Options described above may not be offered in all states. Any state variations are described in Appendix C to this Prospectus. Further, we may offer other Income Payout Options. More than one option may be elected. If your Contract is a Qualified Contract, not all options may satisfy required minimum distribution rules. In addition, note that effective for Qualified Contract Owners who die on or after January 1, 2020, subject to certain exceptions, most non-spouse designated beneficiaries must now complete death benefit distributions within ten years of the Owner’s death in order to satisfy required minimum distribution rules. You should consult a tax advisor before electing an Income Payout Option.

FEDERAL INCOME TAX MATTERS

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

Tax Status of the Contracts

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (i) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (ii) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death unless distributions are made over life or life expectancy, beginning within one year of the death of the Owner. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Internal Revenue Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary, to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is a non-natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner’s investment in the Contract (generally, the Purchase Payment or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive Interest Adjustment that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of Interest Adjustments and you may want to discuss the potential tax consequences of an Interest Adjustment with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Additional Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract and Qualified Contract, there may be an imposed federal additional tax equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:

●	made on or after the taxpayer reaches age 59½;
●	made on or after the death of an Owner;
●	attributable to the taxpayer’s becoming disabled; or
●	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

Partial Annuitization.  If part of an annuity contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals.  The payment options under the Contract are intended to qualify for this “partial annuitization” treatment.  Please consult a tax advisor if you are considering a partial annuitization.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

Transfers, Assignments or Exchanges of the Contract. A transfer or assignment of ownership of the Contract, the designation of an Annuitant other than the Owner, the selection of certain maturity dates, or the exchange of the Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions. Certain limitations may apply that are not discussed herein. An Owner contemplating an election not to have withholding should consult a tax advisor as to the tax consequences.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law. This Contract is available as a Qualified Contract as follows.

Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% additional tax generally applies to distributions made before age 59½, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. An individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in Internal Revenue Code Section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% additional tax may apply to distributions made (i) before age 59½ (subject to certain exceptions), or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% additional tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. An individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules. Please note recent important changes to the required minimum distribution rules. Under IRAs and defined contribution retirement plans, most non-spouse beneficiaries will no longer be able to satisfy these rules by “stretching” payouts over life. Instead, those beneficiaries will have to take their after-death distributions within ten years. Certain exceptions apply to “eligible designated beneficiaries” which include disabled and chronically ill individuals. Individuals who are ten or less years younger than the deceased individual and children who have not reached the age of majority. This change applies to distributions to designated beneficiaries of individuals who die on and after January 1, 2020. Consult a tax advisor if you are affected by these new rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions. Certain limitations may apply.

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

Under certain circumstances, the Internal Revenue Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Same-Sex Spouses

The Contract provides that upon your death, a surviving Spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases by Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of the Contract and do not intend the above discussion as tax advice.

OTHER INFORMATION

Important Information about the Indices

S&P 500 Index. The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Contract. S&P has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The S&P 500 Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The S&P 500 Index does not include dividends paid on the securities comprising the Index and therefore does not reflect the full investment performance of the underlying securities.

The S&P 500 Index is a trademark of Standard & Poor’s or its affiliates and has been licensed for use by the Company.

Barclays Risk Balanced Index. Neither Barclays Bank PLC (“BB PLC”) nor any of its affiliates (collectively ‘Barclays’) is the issuer or producer of TruStage™ ZoneChoice Annuity and Barclays has no responsibilities, obligations or duties to investors in TruStage™ ZoneChoice Annuity. The Barclays Risk Balanced Index (the “Index”), together with any Barclays indices that are components of the Index, is a trademark owned by Barclays and, together with any component indices and index data, is licensed for use by the Company as the issuer or producer of TruStage™ ZoneChoice Annuity (the “Issuer”).

Barclays’ only relationship with the Issuer in respect of the Index is the licensing of the Index, which is administered, compiled and published by BB PLC in its role as the index sponsor (the “Index Sponsor”) without regard to the Issuer or the TruStage™ ZoneChoice Annuity or investors in the TruStage™ ZoneChoice Annuity. Additionally, the Company as issuer or producer TruStage™ ZoneChoice Annuity may for itself execute transaction(s) with Barclays in or relating to the Index in connection with TruStage™ ZoneChoice Annuity. Investors acquire TruStage™ ZoneChoice Annuity from the Company and investors neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with Barclays upon making an investment TruStage™ ZoneChoice Annuity. The TruStage™ ZoneChoice Annuity is not sponsored, endorsed, sold or promoted by Barclays and Barclays makes no representation regarding the advisability of the TruStage™ ZoneChoice Annuity or use of the Index or any data included therein. Barclays shall not be liable in any way to the Issuer, investors or to other third parties in respect of the use or accuracy of the Index or any data included therein.

Barclays Index Administration (“BINDA”), a distinct function within BB PLC, is responsible for day-to-day governance of BB PLC’s activities as Index Sponsor.

To protect the integrity of Barclays’ indices, BB PLC has in place a control framework designed to identify and remove and/or mitigate (as appropriate) conflicts of interest. Within the control framework, BINDA has the following specific responsibilities:

●	oversight of any third party index calculation agent;

●	acting as approvals body for index lifecycle events (index launch, change and retirement); and

●	resolving unforeseen index calculation issues where discretion or interpretation may be required (for example: upon the occurrence of market disruption events).

To promote the independence of BINDA, the function is operationally separate from BB PLC’s sales, trading and structuring desks, investment managers, and other business units that have, or may be perceived to have, interests that may conflict with the independence or integrity of Barclays’ indices.

Notwithstanding the foregoing, potential conflicts of interest exist as a consequence of BB PLC providing indices alongside its other businesses. Please note the following in relation to Barclays’ indices:

●	BB PLC may act in multiple capacities with respect to a particular index including, but not limited to, functioning as index sponsor, index administrator, index owner and licensor.

●	Sales, trading or structuring desks in BB PLC may launch products linked to the performance of an index. These products are typically hedged by BB PLC’s trading desks. In hedging an index, a trading desk may purchase or sell constituents of that index. These purchases or sales may affect the prices of the index constituents which could in turn affect the level of that index.

●	BB PLC may establish investment funds that track an index or otherwise use an index for portfolio or asset allocation decisions.

The Index Sponsor is under no obligation to continue the administration, compilation and publication of the Index or the level of the Index. While the Index Sponsor currently employs the methodology ascribed to the Index (and application of such methodology shall be conclusive and binding), no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any constituent within the Index) will not arise that would, in the view of the Index Sponsor, necessitate an adjustment, modification or change of such methodology. In certain circumstances, the Index Sponsor may suspend or terminate the Index. The Index Sponsor has appointed a third-party agent (the “Index Calculation Agent”) to calculate and maintain the Index. While the Index Sponsor is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent.

Barclays

1.	makes no representation or warranty, express or implied, to the Issuer or any member of the public regarding the advisability of investing in transactions generally or the ability of the Index to track the performance of any market or underlying assets or data; and

2.	has no obligation to take the needs of the Issuer into consideration in administering, compiling or publishing the Index.

Barclays has no obligation or liability in connection with administration, marketing or trading of the TruStage™ ZoneChoice Annuity.

The licensing agreement between the Company and BB PLC is solely for the benefit of the Company and Barclays and not for the benefit of the owners of the TruStage™ ZoneChoice Annuity, investors or other third parties.

BARCLAYS DOES NOT GUARANTEE, AND SHALL HAVE NO LIABILITY TO THE PURCHASERS AND TRADERS, AS THE CASE MAY BE, OF THE TRANSACTION OR TO THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE INDEX. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING, WITHOUT LIMITATION, THE INDICES, OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL BARCLAYS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBLITY OF SUCH DAMAGES SAVE TO THE EXTENT THAT SUCH EXCLUSION OF LIABILITY IS PROHIBITED BY LAW.

None of the information supplied by Barclays and used in this publication may be reproduced in any manner without the prior written permission of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167. Registered office 1 Churchill Place London E14 5HP.

Any reference to ‘Bloomberg Index Services Limited’ (including as abbreviated to ‘Bloomberg’) in their capacity as the index calculation agent must include the following:

Bloomberg Index Services Limited is the official index calculation and maintenance agent of the Index, an index owned and administered by Barclays. Bloomberg Index Services Limited does not guarantee the timeliness, accurateness, or completeness of the Index calculations or any data or information relating to the Index. Bloomberg Index Services Limited makes no warranty, express or implied, as to the Index or any data or values relating thereto or results to be obtained therefrom, and expressly disclaims all warranties of merchantability and fitness for a particular purpose with respect thereto. To the maximum extent allowed by law, Bloomberg Index Services Limited, its affiliates, and all of their respective partners, employees, subcontractors, agents, suppliers and vendors (collectively, the “protected parties”) shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of a protected party or otherwise, arising in connection with the calculation of the Index or any data or values included therein or in connection therewith and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages.

Dimensional [          ] Index. The Dimensional [          ] Index (the “Index”) is sponsored and published by Dimensional Fund Advisors LP (“Dimensional”). References to Dimensional include its respective directors, officers, employees, representatives, delegates or agents. The use of “Dimensional” in the name of the Index and the related stylized mark(s) are service marks of Dimensional and have been licensed for use by TruStage. TruStage has entered into a license agreement with Dimensional providing for the right to use the Index and related trademarks in connection with the TruStage™ ZoneChoice Annuity (the “Financial Product”). The Financial Product is not sponsored, endorsed, sold or promoted by Dimensional, and Dimensional makes no representation regarding the advisability of investing in such Financial Product. Dimensional has no responsibilities, obligations or duties to investors in the Financial Product, nor does Dimensional make any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use with respect to the Index, or as to results to be obtained by a Financial Product or any other person or entity from the use of the Index, trading based on the Index, the levels of the Index at any particular time on any particular date, or any data included therein, either in connection with the Financial Product or for any other use. Dimensional has no obligation or liability in connection with the administration, marketing or trading of the Financial Product. In certain circumstances, Dimensional may suspend or terminate the Index. Dimensional has appointed a third-party agent (the “Index Calculation Agent”) to calculate and maintain the Index. While Dimensional is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent. Dimensional does not guarantee the accuracy, timeliness or completeness of the Index, or any data included therein or the calculation thereof or any communications with respect thereto. Dimensional has no liability for any errors, omissions or interruptions of the Index or in connection with its use. In no event shall Dimensional have any liability of whatever nature for any losses, damages, costs, claims and expenses (including any special, punitive, direct, indirect or consequential damages (including lost profits)) arising out of matters relating to the use of the Index, even if notified of the possibility of such damages. Dimensional has provided TruStage with all material information related to the Index methodology and the maintenance, operation and calculation of the Index. Dimensional makes no representation with respect to the completeness of information related to the Index provided by TruStage in connection with the offer or sale of any Financial Product. Dimensional acts as principal and not as agent or fiduciary of any other person. Dimensional has not published or approved this document, nor does Dimensional accept any responsibility for its contents or use.

Distribution of the Contract

We offer the Contract on a continuous basis. We have entered into a distribution agreement with our affiliate, CBSI, for the distribution of the Contract. MEMBERS Life Insurance Company and CBSI are both wholly-owned subsidiaries of CUNA Mutual Investment Corporation. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of broker-dealer firms (the “Selling Broker-Dealers”) registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into the Company’s selling agreements with us and the principal underwriter, CBSI.

We pay CBSI and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to CBSI and the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents who are registered representatives of CBSI or our affiliates are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items that we may jointly provide with CBSI or our affiliates. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives of CBSI qualify for such benefits. Selling Agents who are registered representatives of CBSI or our affiliates may receive other payments from us for services that do not directly involve the sale of the Contracts, including payments made for the recruitment and training of personnel, production of promotional literature and similar services.

The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the Contract sold but is not expected to be more than 7.25% of the Purchase Payment. We may also pay asset-based commission (sometimes called trail commissions) in addition to the Purchase Payment-based commission. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of the Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensation or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contract.

Business Disruption and Cyber-Security Risks

We rely heavily on interconnected computer systems and digital data to conduct our index-linked product business activities. Because our index-linked product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized release of confidential Owner information. Such systems failures and cyber-attacks affecting us, CBSI and intermediaries may adversely affect us and your Contract Value. For instance, systems failures and cyber-attacks may interfere with our processing of Contract transactions, including the processing of orders, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or CBSI and intermediaries to regulatory fines and financial losses and/or cause reputational damage. The risk of cyber-attacks may be higher during periods of geopolitical turmoil (such as the Russian invasion of Ukraine and the responses by the United States and other governments). There can be no assurance that we, CBSI or intermediaries will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Authority to Change

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company. You will be notified of any such change, as required by law.

Incontestability

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

Misstatement of Age or Gender

If an Annuitant’s date of birth is misstated, we will adjust the income Payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the individuals correct date of birth. If an Annuitant’s gender has been misstated, and the life income rate type is based on gender, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or charge any interest to any underpayment or overpayment.

Conformity with Applicable Laws

The provisions of the Contract conform to the minimum requirements of the state in which the Contract is delivered (i.e., the “state of issue”). The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

Reports to Owners

At least annually, we will mail a report to you at your last known address of record, a report that will state the beginning and end dates for the current report period; your Contract Value at the beginning and end of the current report period; the amounts that have been credited and debited to your Contract Value during the current report period, identified by the type of activity the amount represents; the Surrender Value at the end of the current report period; and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

Change of Address

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

Inquiries

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

CORPORATE HISTORY OF THE COMPANY

We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 in connection with the concurrent merger of MEMBERS Life Insurance Company (Texas) into the Company. We re-domiciled from Wisconsin to Iowa on May 3, 2007. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, we have no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of TruStage Financial Group, Inc. (f/k/a CUNA Mutual Financial Group, Inc.), which is a wholly-owned subsidiary of CUNA Mutual Holding Company (“CM Holding”), a mutual holding company organized under the laws of the State of Iowa.

In August 2013, the Company began issuing an Index-Linked Annuity Contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked annuity contract under “MEMBERS® Horizon Variable Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked annuity contract under “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred index annuity under the name “CUNA Mutual Group Zone Income Annuity.” In July 2021, the Company began issuing a single premium deferred annuity with index-linked interest options under the name “CUNA Mutual Group ZoneChoice™ Annuity”. Effective May 1, 2023, the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity, CUNA Mutual Group Zone Income Annuity, and CUNA Mutual Group ZoneChoice™ Annuity were renamed the TruStage™ Horizon II Flexible Premium Deferred Variable and Index Linked Annuity, TruStage™ Zone Income Annuity, and TruStage™ ZoneChoice Annuity, respectively. These annuity contracts account for all the new product sales of the Company. The Company also serves previously existing blocks of individual and group life policies.

CMFG Life provides significant services required in the conduct of the Company’s operations. We have entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement for the administration of our business pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us; and pursuant to which CMFG Life provides us with certain procurement, disbursement, billing and collection services.

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202, or call us at 1-800-798-5500.

We share office space with our indirect parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin and Waverly, Iowa that is owned by CMFG Life. Expenses associated with the facilities are allocated to us through the Amended and Restated Expense Sharing Agreement that we entered into with CMFG Life on January 1, 2015.

Financial Information

Our financial statements have been prepared in accordance with the statutory accounting principles and practices prescribed by the insurance regulatory authorities in the Company’s state of domicile.

Investments

Our investment portfolio consists primarily of fixed income securities.

Reinsurance

We reinsure our life insurance exposure with an affiliated insurance company under a traditional indemnity reinsurance arrangement. We entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, we amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, we entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts. On October 15, 2018, we amended the Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts. Effective January 1, 2019 an Amended and Restated Coinsurance and Modified Coinsurance Agreement with CMFG Life ceding 100% of the business relating to the MEMBERS Zone Annuity contracts, the MEMBERS Horizon Flexible Premium Deferred Variable and Index Linked Annuity contracts, the MEMBERS Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contracts and the CUNA Mutual Group Zone Income™ Annuity Contracts was put in place. This Amended and Restated Coinsurance and Modified Coinsurance Agreement replaced all prior reinsurance agreements relating to the variable and index-linked annuity contracts issued by the Company. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

Policy Liabilities and Accruals

The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS

Risks Related to Global Capital Markets, Economy, Competition, and Events Outside Our Control

We are vulnerable to market uncertainty and financial instability. Conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Markets in the United States and elsewhere are subject to volatility and disruption. Factors including the COVID-19 pandemic, civil unrest, availability and cost of credit, geopolitical issues and trade disputes have contributed to increased volatility in worldwide capital and equity markets. These global factors also could impact business and consumer confidence and may lead to economic uncertainty, stay-at-home orders, and business shutdowns, thereby causing a slowdown in economic activity. Changes in interest rates and credit spreads could result in fluctuations in the income derived from our investments and could cause a material adverse effect on our business, financial condition, results of operations and cash flows. General economic conditions could also adversely affect the Company by impacting consumer by driving decreased demand for the Company’s products. For example, holders of interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contract-holder funds, which would adversely affect our business.

Any economic downturn or market disruption could negatively impact our ability to invest our funds. Specifically:

●	our investment portfolio could incur other-than-temporary impairments;

●	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or

●	our liquidity could be negatively affected. The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life. Without sufficient liquidity to pay our policyholder benefits and operating expenses, we could be forced to further limit our operations, and our business could suffer.

Events outside of our control may negatively affect our business continuity, results of operations and financial performance.

The occurrence of a disaster, such as a natural catastrophe, pandemic, industrial accident, blackout, terrorist attack, war, cyberattack, computer virus, insider threat, unanticipated problems with our disaster recovery processes, a support failure from external providers or other events outside of our control, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affects our computer-based data processing transmission, storage, and retrieval systems or destroy data. If a significant number of employees were unavailable in the event of a disaster, our ability to effectively conduct business could be severely compromised. Our systems are also subject to compromise from internal threats. In addition to disruptions to our operations, period of market volatility may occur in response to pandemics or other events outside of our control.

The failure to understand and respond effectively to the risks associated with global climate change could adversely affect our achievement of our long-term strategy.

Global climate change could pose a systemic risk to the financial system. Global climate change could increase the frequency and severity of weather-related disasters and pandemics. Efforts to reduce greenhouse gas emissions and limit global warming could impact global investment asset valuations. There is also a risk that some asset sectors could face significantly higher costs and an adjustment to asset values leading to an adverse impact on the value and future performance of investment assets as a result of global climate change and regulatory or other responses, including changing preferences of investment managers and investors and their evaluation of associated risk. Climate change could also impact other counterparties, including reinsurers and derivatives counterparties. A failure to identify and address these global climate issues could cause a material adverse effect on the achievement of our business objectives.

The duration of the COVID-19 pandemic, development of variant strains of the virus, and actions taken by governmental authorities in response to the continued pandemic may adversely impact our business, financial condition, results of operations and cash flows.

We continue to closely monitor developments related to COVID-19. The extent to which the COVID-19 pandemic impacts our business, results of operations, financial condition and cash flows will depend on future developments, which remain uncertain, including the efficacy of vaccines and effective long-term treatments against variant strains of COVID-19. We are also unable to predict the duration and effectiveness of governmental and regulatory actions taken to contain the variant strains or the impact of future laws, regulations or restrictions on our business. These potential impacts, while uncertain, could adversely affect our results of operations and financial performance.

We operate in a highly competitive industry, which may impair our ability to attract new customers and impair our ability to retain customers, which could impact profitability and financial strength.

We face competition from companies that are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities (and combinations thereof) sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, services provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on the performance of our products. We will not be able to accumulate and retain assets under management for our products if our products underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

The loss of key executives could disrupt our operations.

Our success depends in part on the continued service of key executives within our Company and CMFG Life’s ability to attract and retain additional executives and employees. The loss of key executives or CMFG Life’s inability to recruit and retain additional qualified personnel could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Risks Related to Regulation

Our business is heavily regulated, which impacts our profitability and growth.

Our business is subject to extensive and potentially conflicting state and federal tax, securities, insurance and employee benefit plan laws and regulations in the jurisdictions in which we operate. These laws and regulations are complex and subject to change, which could have an unknown or adverse impact on us. Moreover, these laws and regulations are administered and enforced by a number of different governmental and self-regulatory authorities, including state insurance regulators, state securities administrators, the U.S. Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority, banking regulators, the U.S. Department of Labor, the United States Department of Justice, the U.S. Internal Revenue Service, and state attorneys general, each of which exercises a degree of interpretive latitude. We are also subject to the laws and regulations from state insurance regulators and the National Association of Insurance Commissioners (“NAIC”), who regularly re-examine existing laws and regulations applicable to insurance companies and their products. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. In many respects, these laws and regulations limit our ability to grow and improve the profitability of our business.

Governmental initiatives intended to improve global and local economies may not be effective and may be accompanied by other initiatives that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

Regulatory authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

The application of, or changes in, state and federal regulation and oversight may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. A failure to meet these requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, increased regulatory supervision, or seizure or liquidation.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC’s risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies. A failure to meet these requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, increased regulatory supervision, or seizure or liquidation.

Federal legislation and administrative policies in several areas, including pension regulation, anti-discrimination regulation, financial services regulation, securities regulation and federal taxation, significantly affect the insurance business.

For example, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets.

Among other things, Dodd-Frank imposes a comprehensive regulatory regime on the over-the-counter (“OTC”) derivatives marketplace and grants joint regulatory authority to the SEC and the U.S. Commodity Futures Trading Commission (“CFTC”) over OTC derivatives. As a result, certain of the Company’s derivatives operations are subject to, among other things, recordkeeping, reporting and documentation requirements and clearing requirements for certain swap transactions (currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well).

In addition, in the latter part of 2015, U.S. federal banking regulators and the CFTC adopted regulations that require swap dealers, security-based swap dealers, major swap participants and major security-based swap participants (“Swap Entities”) to post margin to, and collect margin from, their OTC swap counterparties (the “Margin Rules”). The Margin Rules imposed phased-in requirements for the Company to exchange variation margin and initial margin with its derivatives counterparties that are Swap Entities.

Dodd-Frank also established various oversight regimes that impact our business:

●	The Federal Insurance Office (“FIO”) under the U.S. Treasury Department is authorized to, among other things, (1) monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance and (2) recommend changes to the state system of insurance regulation to the U.S. Congress. The FIO was required to issue several reports to Congress on the insurance industry, most notably, (i) a report on “how to modernize and improve the system of insurance regulation in the United States”, and (ii) a report on “the breadth and scope of the global reinsurance market and the critical role such market plays in supporting insurance in the United States.”

●	The Financial Stability Oversight Council (the “FSOC”) is charged with identifying risks to the financial stability of the U.S. financial markets, promoting market discipline, and responding to emerging threats to the stability of the U.S. financial markets. The FSOC is empowered to make recommendations to primary financial regulatory agencies regarding the application of new or heightened standards and safeguards for financial activities or practices, and certain participation in such activities, that threaten the stability of the U.S. financial markets. In addition, the FSOC is authorized to determine whether an insurance company is a systematically important financial institution (“SIFI”) and to recommend that it should be subject to enhanced prudential standards and to supervision by the Board of Governors of the Federal Reserve System. The Company’s assets, liabilities and operations do not currently satisfy the financial thresholds that serve as the first step of the three-stage process to designate a non-bank financial company as a SIFI. While it is unlikely that FSOC will be designating additional non-bank financial companies as systematically significant, there can be no assurance of that it will not do so in the future.

●	Title II of Dodd-Frank provides that the Federal Deposit Insurance Corporation (“FDIC”), under certain circumstances, may be appointed receiver of a “covered financial company,” which could include an insurance company, for purposes of liquidating such company. This would apply to insurance companies in a limited context, where the relevant state insurance regulator has failed to act within 60 days after a determination has been made to subject the insurance company to the FDIC’s orderly liquidation authority, and resolution by the FDIC would be in accordance with state insurance law. The uncertainty about regulatory requirements could influence the Company’s product line or other business decisions with respect to some product lines.

●	The Consumer Financial Protection Bureau (“CFPB”) is an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, but excluding investment products already regulated by the SEC or the CFTC. The CFPB has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers.

In addition to promulgating rules that could impose compliance obligations on the Company, the CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area.

Many of the Dodd-Frank’s requirements could have adverse consequences for the financial services industry, including for the Company. Dodd-Frank could make it more expensive for the Company to conduct business, require the Company to make changes to its business model, or satisfy increased capital requirements.

Other regulatory requirements may indirectly impact us. For example, non-U.S. counterparties of the Company may also be subject to non-U.S. regulation of their derivatives transactions with the Company. In addition, counterparties regulated by the Prudential Regulators (which consist of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency) are subject to liquidity, leverage and capital requirements that impact their derivatives transactions with the Company. Collectively, these new requirements have increased the direct and indirect costs of our derivatives activities and may further increase them in the future.

Changes in state laws and federal laws regarding fiduciary/best interest standards may affect the Company’s operations and profitability.

The sales of our insurance products could also be adversely affected to the extent that some or all of the firms that distribute our products face heightened regulatory scrutiny, increased regulation and potentially heightened litigation risks that cause them to de-emphasize sales of the types of products issued by us.

The SEC adopted Regulation Best Interest (“Regulation BI”), which generally went effective on June 30, 2020. Among other things, Regulation BI imposes a standard of care on broker-dealers making recommendations to their customers of securities transactions. The changes under Regulation BI could increase our overall compliance costs. In addition, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims. It remains unclear whether or to what extent Regulation BI, and the evolving nature of the enforcement and interpretation of the rules by the SEC, could ultimately affect distribution partners’ willingness to recommend our insurance products.

Various states are also developing rules raising the standard of care owed by insurance agents to their customers. For example, in February 2020, the NAIC adopted a model rule requiring a “best interest” standard of care in connection with sales of annuity products. Some state insurance regulators have adopted the NAIC model, or their own regulations that may impose similar obligations as the NAIC’s model. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business.

Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the “inside build-up”) is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Distributions from non-qualified annuity policies have been considered “investment income” for purposes of the Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances, a 3.8% tax (“Medicare Tax”) may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

Risks Related to Regulatory Investigations and Litigation

We face risks relating to legal and regulatory investigations and litigation, which may adversely impact our business.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. Litigation and actions, inquiries and investigations by governmental authorities and regulators are inherently unpredictable, and a substantial legal liability or a significant regulatory action against us could have a material adverse effect on our business, financial condition or results of operations, including requiring significant time and expense. Moreover, even if we ultimately prevail in any litigation or any action or investigation by governmental authorities or regulators, we could suffer significant reputational harm.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

To be updated by amendment

Management’s Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at December 31, 2021 and December 31, 2020; our results of operations for the years ended December 31, 2021, 2020 and 2019; and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our statutory basis financial statements and notes thereto appearing elsewhere in this Prospectus. The dollar amounts disclosed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are in thousands.

The following discussion covers the year ended December 31, 2021 and December 31, 2020. Please see the discussion that follows for a more detailed analysis of the fluctuations. Our comparative analysis of the year ended December 31, 2020 and the year ended December 31, 2019 is included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form S-1 filed with the SEC on June 17, 2021.

Cautionary Statement Regarding Forward-Looking Information

All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in press releases, presentations by us, our immediate parent CMIC, or CM Holding, our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements. The Company cautions that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, the Company cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:

●	general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and the lapse rate and profitability of policies;

●	customer response to new products and marketing initiatives;

●	changes in the Federal income tax laws and regulations that may affect the relative income tax advantages of our products;

●	increasing competition in the sale of annuities;

●	regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

●	the risk factors or uncertainties disclosed in this Prospectus.

In March 2020, the World Health Organization declared a worldwide pandemic regarding the outbreak of a novel coronavirus disease (“COVID-19”). The pandemic has affected the states where the Company operates, causing economic effects including temporary closures of businesses and reduced consumer activity. Because of the size, breadth and length of the pandemic, all of the direct and indirect consequences of COVID-19 are not yet known and may not emerge for some time. The COVID-19 pandemic has created a higher risk of mortality, negatively impacted the U.S. and global economy, and created increased volatility in capital markets. As a result, the Company’s ability to sell products through its regular channels and the demand for its products and services could be impacted. The extent to which the COVID-19 pandemic could continue to impact the Company’s business, results of operations, or financial condition will depend on continued future developments which are highly uncertain and cannot be predicted. To date, the Company has not experienced any material impacts to its financial position or results of operations and related cash flows. For a detailed discussion of these and other factors that might affect our performance see the section entitled “Potential Risk Factors That May Affect Our Business and Our Future Results.”

Overview

The Company is a wholly-owned indirect subsidiary of CMFG Life and a direct wholly-owned subsidiary of CMIC. The Company’s ultimate parent is CM Holding, a mutual insurance holding company organized under the laws of Iowa. On February 17, 2012, the Company amended and restated the Company’s Articles of Incorporation to change the Company’s purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.

The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The majority of premiums of the Company are generated in the United States with a significant portion in Texas, Michigan, and Georgia. The majority of annuity deposits of the Company are received in the United States with a significant portion in Pennsylvania, Florida, and Texas. No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2021. Premiums are related to the Company’s legacy products and our new whole life product. Deposits on annuities are related to the deposits on annuity contracts including MEMBERS® Zone Annuity, MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity and CUNA Mutual Group Zone Income™ Annuity and CUNA Mutual Group ZoneChoice™ Annuity.

As of December 31, 2021 and 2020, the Company had more than $387,000 million and $303,000 million in assets and more than $376,000 million and $65,000 million of life insurance in force, respectively.

In August 2013, the Company began issuing a single premium deferred index annuity contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium deferred variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity”. In December 2018, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity”. In August 2019, the Company began issuing a single premium deferred modified guaranteed index annuity contract under the name “CUNA Mutual Group Zone Income™ Annuity”. In July 2021, the Company began issuing a single premium deferred variable annuity contract under the name CUNA Mutual Group ZoneChoice™ Annuity. The Company distributes the annuity contracts through multiple face-to-face distribution channels, including:

●	Managed Agents: employees of CMFG Life who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services;

●	Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of the Company’s affiliated broker dealer, CBSI: and

●	Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its annuity products that are made available for distribution through this channel.

In December 2019, the Company entered into a reinsurance agreement to cede to CMFG Life 100% of the business related to MEMBERS® Zone Annuity MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity and CUNA Mutual Group Zone Income™ Annuity contracts. This agreement was approved by the regulator in January 2020 and was effective in 2019. In February 2021, the Company amended this agreement to include the CUNA Mutual Group ZoneChoiceTM Annuity. These agreements do not relieve the Company of the Company’s obligations to the Company’s policyholders under the contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. As a result, the Company believes its profitability from insurance operations going forward will be minimal.

Prior to 2021, the Company serviced existing closed blocks of individual and group life policies which were 100% ceded under a 2012 Coinsurance Agreement with CMFG Life but did not issue new life insurance business. In 2021, the Company began selling a whole life policy under the name TruStage Advantage Whole Life (“TAWL”). The Company distributes TAWL through an unaffiliated broker-dealer which also represents other insurance companies. In 2021, the Company entered into a reinsurance agreement to cede 100% of the premium, expenses and benefits of TAWL to CMFG Life.

CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to a Cost Sharing, Procurement, Disbursement and Billing and Collection Agreement. CMFG Life allocates expenses to the Company on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the accompanying statutory basis financial statements if the Company did not have this relationship.

Critical Accounting Policies

The complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor the Company’s accounting policies. The following summary of the Company’s critical accounting policies is intended to enhance your ability to assess the Company’s financial condition and results of operations and the potential volatility due to changes in estimates.

Use of Estimates - The preparation of the statutory basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statutory basis financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and, in some cases, the difference could be material. Investment valuations, policy reserve valuations, determination of other-than-temporary impairments (“OTTI”), deferred tax asset valuation reserves and reinsurance balances are most affected by the use of estimates and assumptions.

Investments - Investments are valued as prescribed by the National Association of Insurance Commissioners (“NAIC”).

Bonds and notes: Bonds and notes with an NAIC designation of 1 through 5 are generally stated at amortized cost. Bonds and notes with an NAIC designation of 6 are stated at the lower of amortized cost or fair value. Loan-backed securities may be carried at the lower of amortized cost or fair value if they receive an initial rating of 6 under the multiple-designation methodology. Prepayment assumptions for loan-backed securities are obtained from historical industry prepayment averages, industry survey values or internal estimates to determine the effective yield. Changes in the anticipated prepayments are incorporated when determining statement values. Changes in estimated cash flows from the previous assumptions are accounted for using the prospective method.

Fair Value - Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2021:

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3

Financial instruments recorded as assets:
Bonds and notes	$27,450	$28,961	$-	$27,961	$1,000
Cash equivalents	37,939	37,939	37,939	-	-
Separate account assets	294,305	294,305	-	294,305	-
Financial instruments recorded as liabilities:
Separate account liabilities	294,305	294,305	-	294,305	-

The following table summarizes the carrying amounts and fair values of the Company’s financial instruments for which it is practicable to estimate fair value by fair value measurement level at December 31, 2020:

	Carrying Amount	Fair Value	Level 1	Level 2	Level 3

Financial instruments recorded as assets:
Bonds and notes	$30,309	$33,449	$-	$32,459	$990
Cash equivalents	24,336	24,336	24,336	-	-
Separate account assets	230,314	230,314	-	230,314	-
Financial instruments recorded as liabilities:
Separate account liabilities	230,314	230,314	-	230,314	-

The carrying amounts for cash, accrued net investment income, and certain receivables and payables approximate fair value due to their short-term nature and have been excluded from the fair value tables above.

Other-Than-Temporary Investment Impairments – Investment securities are reviewed for other than temporary impairment (“OTTI”) on an ongoing basis. The Company creates a watchlist of securities primarily based on the fair value of an investment security relative to its amortized cost. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

●	The existence of any plans to sell the investment security.

●	The extent to which fair value is less than statement value.

●	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

●	The financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions and cash flow analysis.

●

For loan-backed and structured securities and equity securities, the Company’s intent and ability to retain our investment for a period of time sufficient to allow for an anticipated recovery in fair value.

●	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

●	The Company’s collateral position in the case of bankruptcy or restructuring.

A bond and note is considered to be other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period. When this occurs, the Company records a realized capital loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new amortized cost. If the bond is a loan-backed or structured security, it is considered to be other-than-temporarily impaired when the amortized cost exceeds the present value of cash flows expected to be collected and its value is not expected to recover through the Company’s holding period. The amount of the OTTI recognized in net income as a realized loss equals the difference between the investment’s amortized cost basis and its expected cash flows. In determining whether an unrealized loss is expected to be other-than-temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered above its amortized cost.

Management believes it has made an appropriate provision for other-than-temporarily impaired securities owned at December 31, 2021 and December 31, 2020. Future declines in fair value may result in additional OTTI. Additional OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts. In light of the variables involved, such additional OTTI could be significant.

Reinsurance - Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies issued and the terms of the reinsurance contracts. Premiums and benefits ceded to other companies have been reported as reductions of premium income and benefits in the accompanying statutory basis statements of operations. Policy and claim reserves are reported net of unbilled reinsurance recoverables. The Company has evaluated its reinsurance contracts and determined that all significant contracts transfer the underlying economic risk of loss. CMFG Life is the only reinsurer, and there is no allowance for doubtful accounts given the lack of concern about the risk of default on reinsurance receivable balances.

The Company entered into coinsurance and modified coinsurance agreements with our affiliate, CMFG Life, to cede 100% of its life, accident and health, and annuity business as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Company entered into the agreements for the purpose of limiting its exposure to loss on any one single insured, diversifying its risk and limiting its overall financial exposure to certain products, and to meet its overall financial objectives. The Company retains the risk of loss in the event that CMFG Life is unable to meet the obligations assumed under the reinsurance agreements.

Separate Accounts - The Company issues single premium deferred index annuities, single premium deferred index-linked interest options annuities, single premium deferred modified guaranteed index annuities and flexible premium variable and index linked deferred annuities, the assets and liabilities of which are legally segregated and reflected in the accompanying statutory basis statements of admitted assets, liabilities and capital and surplus as assets and liabilities of the separate accounts. All separate account assets and liabilities are ceded to CMFG Life except the MEMBERS Life Variable Separate Account which is used to fund the variable accounts within the flexible premium variable and index linked deferred annuities.

Separate account assets for the variable annuity component of the flexible premium variable annuity are stated at fair value. Separate account liabilities are accounted for in a manner similar to other policy reserves. Separate account premium deposits, benefit expenses and contract fee income for investment management and policy administration are reflected by the Company in the accompanying statutory basis statements of operations.

The variable component of the flexible premium variable and index linked deferred annuity holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission as of December 31, 2021 and 2020.

CMFG Life, on behalf of the Company, invests the single premium deferred index annuity, single premium deferred index-linked interest options annuity, single premium deferred modified guaranteed index annuity and flexible premium deferred variable premiums for the benefit of the contract holder. The single premium deferred index, single premium deferred modified guaranteed index and flexible premium variable and index linked deferred annuities have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary with issuance. The single premium deferred index-linked interest options annuity has risk control accounts, with either caps and floors or participation rates and buffers applied based on the performance of an external index. For positive index performance, accounts with caps limit the interest credited to the policyholder at the cap; accounts with participation rates credit the full index performance multiplied by the participation rate to the policyholder. For negative index performance, floors represent the maximum negative interest credited a policyholder can receive, while the buffer represents the maximum negative index return for an interest term that will not result in negative interest credited to the contract. Interest is credited at the end of each Contract Year. Interest during the selected index term based on the allocation between risk control accounts and the performance of an external index during that Contract Year. At the end of the initial index term, only the Secure Account will be available as an option to the policyholder.

Policy and Contract Claim Reserves - Liabilities established for unpaid benefits for life insurance contracts represent the estimated amounts required to cover the ultimate cost of settling reported and incurred but unreported losses. These estimates are adjusted in the aggregate for ultimate loss expectations based on historical experience patterns and current economic trends. Any change in the probable ultimate liabilities, which might arise from new information emerging, is reflected in the statutory basis statements of operations in the period the change is determined to be necessary. Such adjustments could be material.

The policy and contract claim reserves are 100% ceded to CMFG Life.

Policy Reserves - Life Insurance reserves: Traditional life insurance reserves are computed on either the net level reserve basis or the CRVM basis dependent on product type and issue date. Depending upon the issue year, the American Experience table, the American Men table, or the 1941, 1958, 1980, 2001, or 2017 Commissioners Standard Ordinary mortality table is used.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns the portion of the final premium beyond the date of death. Surrender values are not promised in excess of legally computed reserves.

Extra premiums are charged for substandard lives, plus the gross premium for a rated age. Mean reserves are determined by computing the regular mean reserve for the plan at the rated age and holding, plus one-half of the extra premium charge for the year.

Tabular interest, tabular less actual reserves released, tabular cost and tabular interest on funds not involving life contingencies have all been determined by formulas prescribed by the regulator of the Company’s state of domicile (“Insurance Department”).

Individual annuity reserves: Policyholder reserves related to individual annuity contracts are computed using the Commissioner’s Annuity Reserve Valuation Method (“CARVM”), along with Valuation Method (“VM”) 21 for fixed annuities, equity indexed annuities and variable annuities, during the contract accumulation period and the present value of future payments for contracts that have annuitized. Policyholder reserves related to single premium deferred index annuity, single premium deferred modified guaranteed index annuity and flexible premium variable and index linked deferred annuity contracts are computed using CARVM, along with Actuarial Guideline (AG) 33 and 35 and VM 21 for policies greater than ten days after issue; for the first ten days, the reserve is equal to the return of premium. A reserve floor for all deferred annuities is set equal to the cash surrender value.

The policy reserves are 100% ceded to CMFG Life.

Liability for Deposit-Type Contracts - The Company recognizes a liability for policyholder deposits that are not subject to policyholder mortality or longevity risk at the stated account value. The account value equals the sum of the original deposit plus accumulated interest, less any withdrawals and expense charges. Such deposits primarily represent annuity contracts without life contingencies.

The liability for deposit-type contracts is 100% ceded to CMFG Life.

Income Tax - Deferred income taxes are recognized, subject to an admissibility test for deferred tax assets, and represent the future tax consequences attributable to differences between the statutory basis financial statement carrying amount of assets and liabilities and their respective tax bases. Gross deferred tax assets are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. Recorded deferred tax amounts are adjusted to reflect changes in income tax rates and other tax law provisions as they are enacted. The net change in deferred taxes is recorded directly to unassigned surplus.

The Company is subject to tax-related audits. The Company accounts for any federal and foreign tax contingent liabilities in accordance with Statement of Statutory Accounting Principles (“SSAP”) No. 5R, Liabilities, Contingencies and Impairments of Assets as modified by SSAP No. 101, Income Taxes, and any state and other tax contingent liabilities in accordance with SSAP No. 5R.

Statutory Valuation Reserves - The Interest Maintenance Reserve (“IMR”) is maintained for the purpose of stabilizing the surplus of the Company against gains and losses on sales of investments that are primarily attributable to changing interest rates. The interest rate-related gains and losses are deferred and amortized into income over the remaining lives of the securities sold. If the IMR is calculated to be a net asset, it is nonadmitted.

The Asset Valuation Reserve (“AVR”) is a formulaic reserve for fluctuations in the values of invested assets, primarily bonds and notes. Changes in the AVR are charged or credited directly to unassigned surplus.

Other Liabilities - The Company issues the single premium deferred index annuity contracts, single premium deferred modified guaranteed index annuity contracts and flexible premium deferred variable and index linked annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. Other liabilities primarily consist of this pending completion of the policy issuance process. These customer funds are released from other liabilities when the policy application is completed.

Executive Summary

The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies and in 2021 began marketing TAWL. The Company began marketing the MEMBERS® Zone Annuity contract in 2013, the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract in 2016, the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract in 2018, the CUNA Mutual Group Zone Income™ Annuity contract in 2019 and the TAWL and the CUNA Mutual Group ZoneChoice™ Annuity Contract in 2021.

The Company began distributing the MEMBERS® Zone Annuity, an individual or joint owned, single premium deferred index annuity contract, in 2013. The Company began distributing the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2016 and the MEMBERS® Horizon II Flexible Premium Deferred Variable and Index Linked Annuity contract, an individual or joint owned, flexible premium deferred variable and index linked annuity contract in 2018. The Company began distributing the CUNA Mutual Group Zone Income™ Annuity contract, an individual or joint owned, single premium deferred modified guaranteed index annuity contract in 2019. The Company began distributing the CUNA Mutual Group ZoneChoice™ Annuity, an individual or joint owned, single premium deferred index-linked interest options annuity Contract, in 2021.

The Company cedes 100% of its insurance and annuity policies in force to CMFG Life. This does not relieve the Company of its obligations to its policyholders under contracts covered by these agreements. However, the reinsurance agreements transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. See Note 7 of the Notes to the Statutory Basis Financial Statements appearing elsewhere in this Prospectus for information on the effect of these agreements and information on commissions.

Results of Operations for the Years ended December 31, 2021 and 2020

Total revenues, which consisted mainly of investment income, reinsurance commissions and other income, were $202,540 and $135,910 for the years ended December 31, 2021 and 2020, respectively. The increase in total revenues in 2021 as compared to 2020, was primarily due to an increase in reinsurance commissions related to the CUNA Mutual Group ZoneChoice Annuity and TAWL policies which launched in 2021. Total net investment income was $748 and $1,017 for the years ended December 31, 2021 and 2020, respectively, which represents an average yield earned of 1.1% and 1.7% for the same periods, respectively. The 2021 decrease primarily reflects a decrease in the Company’s investment in bonds and notes along with decreased rates on these assets. All premiums are 100% ceded to CMFG Life, resulting in no net premium in 2021 and 2020 due to the reinsurance agreements as described in the Executive Summary. The Company receives a commission equal to 100% of its actual expenses incurred for the Company’s annuities which was $138,109 and $102,791 for the years ended December 31, 2021 and 2020, respectively. All remaining commissions relate to the Company’s life and health products and total $30,994 and $506 for the years ended December 31, 2021 and 2020, respectively. The Company also records other income related to the modified coinsurance agreement, which represents the aggregate ceding allowance payable by the reinsurer to the Company in relation to its flexible premium deferred variable annuity contracts.

Total benefits and expenses were $201,554 and $135,216 for the years ended December 31, 2021 and 2020, respectively. The increase in benefits and expenses in 2021 as compared to 2020 was primarily due to increases in the Company’s expenses and commissions related to increasing sales and production of the Company’s annuity products, including the launch of its CUNA Mutual Group ZoneChoice Annuity and TAWL products. CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily employee costs such as wages and benefits, legal and other operating expenses such as rent, insurance and utilities. The increase in these operating expenses in 2021 as compared to 2020 was primarily due to the growth in the Company’s existing products along with products launched in 2021.

Federal income tax expense was $1,668 and $256 for the years ended December 31, 2021 and 2020, respectively, which represents an effective tax rate of 169.2% and 36.9%, for the same periods, respectively. The effective tax rates differ from the statutory income tax rate of 21% primarily due to the following: 1) nondeductible interest maintenance reserve amortization; 2) dividends received deductions and foreign tax credits related to separate account investments; 3) expenses required to be capitalized and amortized for tax purposes; 4) differences in timing of certain accrued expenses; and 5) interest on accrued refund claims filed for prior years.

Net income (loss) was $(703) and $197 for the years ended December 31, 2021 and 2020, respectively. The decrease in 2021 as compared to 2020 was primarily due to a decrease in net investment income and an increase in income tax expense as previously described. There are no known trends, events or uncertainties that are likely to have a material impact on the revenues, costs or income of the Company.

Financial Condition

The Company’s investment strategy is based upon a strategic asset allocation framework that considers the need to manage our General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. The Company’s investment in bonds and notes consists of U.S. government and industrial and miscellaneous securities, commercial mortgage-backed securities, residential mortgage-backed securities and non-mortgage-backed securities. ‘The Company generally holds the bond portfolio to maturity.

Insurance statutes regulate the type of investments that the Company is permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, the Company generally seeks to invest in United States government and government-sponsored agency securities and bonds and notes rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.

The Company’s investment portfolio is comprised solely of bonds and notes at December 31, 2021 and December 31, 2020. The table below presents the carrying value of our total bonds and notes by type at December 31, 2021 and December 31, 2020.

	December 31
	2021	%	2020	%

U.S. government and agencies	$8,729	31.8%	$8,734	28.8%
Industrial and miscellaneous	14,939	54.4	16,926	55.8
Commercial mortgage-backed securities	1,953	7.1	1,977	6.5
Residential mortgage-backed securities	830	3.0	1,674	5.5
Non-mortgage asset-backed securities	998	3.7	998	3.4
Total bonds and notes	$27,450	100.0%	$30,309	100.0%

The statement value and estimated fair value of bonds and notes by contractual maturity are shown below at December 31, 2021. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Statement Value	Estimated Fair Value

Due in one year or less	$998	$1,026
Due after one year through five years	6,979	7,359
Due after five years through ten years	6,962	6,976
Due after ten years	8,729	9,819
Commercial mortgage-backed securities	1,953	1,916
Residential mortgage-backed securities	830	864
Non-mortgage asset-backed securities	999	1,001
Total bonds and notes	$27,450	$28,961

At December 31, 2021, the Company owned six bonds and notes with a fair value of $6,658 in an unrealized loss position of $269. At December 31, 2020, the Company owned two bonds and notes with a fair value of $1,994 in an unrealized loss position of $9.

Liquidity and Capital Resources

The Company cedes 100% of its insurance and annuity policies in force to CMFG Life. This does not relieve the Company of the Company’s obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

As consideration for the reinsurance provided under these agreements, the Company transfers all of the Company’s revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and other amounts received on account of our existing business and new business. CMFG Life pays the Company a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business.

While the reinsurance transactions have a minimal impact on our capital and surplus, they substantially diminish our net liabilities and greatly decrease the amount of capital and liquidity needed within the Company.

Operating activities provided (used) $6,842 and ($5,597) of net operating cash flow for the years ended December 31, 2021 and 2020, respectively. The Company’s sources of funds include renewal premiums, sales of investment-type contracts and investment income. The Company’s primary use of funds includes the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues the single premium deferred index annuity contracts, single premium deferred index-linked interest options annuity contracts, flexible premium deferred variable and index linked annuity contracts, single premium deferred modified guaranteed index annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. The increase in operating cash flow in 2021 as compared to 2020 was primarily due to an increase in premiums and reinsurance commissions both related to the launch of CUNA Mutual Group ZoneChoice Annuity and TAWL in 2021.

Investing activities provided $2,813 and $3,913 of net cash flow for the years ended December 31, 2021 and 2020, respectively. The Company’s main investing activities include the purchases and sale or maturity of bonds and notes. The Company had maturities on bonds and notes, which provided cash of $2,820 and $11,864 in 2021 and 2020, respectively. Additionally, the Company had investment acquisitions of $7 and $7,951 in 2021 and 2020, respectively. The decrease in investment acquisitions contributed to the net increase of cash from investing activities in 2021 as compared to 2020.

The Company’s financing activities provided (used) $2,660 and ($943) of net cash flow for the years ended December 31, 2021 and 2020, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals on deposit contracts. The increase in net cash flow from financing activities in 2021 was due to an increase in the amount of sales at the end of the year that had not yet been issued in 2021 (issued in 2022) as compared to 2020.

As of December 31, 2021, the Company’s cash requirements were primarily for the payment of benefits, operating expenses as well as settlements with CMFG Life for reinsurance agreements. These liquidity requirements are met primarily through monthly settlements under the coinsurance and modified coinsurance agreements with CMFG Life. The Company anticipates receiving adequate cash flow from these settlements and investment income to meet its obligations. However, a primary liquidity concern going forward is the risk of an extraordinary level of early policyholder withdrawals. The Company includes provisions within its policies, such as Surrender Charges, that help limit and discourage early withdrawals.

The Company believes that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of its operations, including reasonable foreseeable contingencies. However, the Company cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, the Company’s claims paying ability and the Company’s financial credit ratings.

Most annuity deposits the Company will receive going forward are ceded to CMFG Life and will be invested in high quality investments, those identified by CMFG Life as investment grade, to fund future commitments. The Company believes that the settlement it receives under the reinsurance agreements with CMFG Life, the diversity of its investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet the Company’s long-term cash requirements. Although there is no present need or intent to dispose of our investments, the Company could readily liquidate portions of our investments, if such a need arose.

Statutory and Dividend Restrictions

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. The Company will not be able to pay stockholder dividends in 2022 without regulatory approval.

Risk-based capital requirements promulgated by the NAIC require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk and general business risk. At December 31, 2021 and 2020, the Company’s adjusted capital exceeded the minimum capitalization requirements.

Contractual Obligations

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement which replaced all prior agreements. Additionally, the Company is allocated a certain portion of the total compensation of each of the Company’s executive officers and directors, based on various factors, the primary being the estimated time allocated to providing services to the Company. In exchange for providing these administrative functions and use of shared resources and personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $67,612 and $47,364, for these expenses for the years ended December 31, 2021 and 2020, respectively.

For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see “Management – Transactions with Related Persons, Promoters and Certain Control Persons.”

In the future, the Company may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.

The Company has the following future minimum estimated claim and benefit payments that are 100% reinsured as of December 31, 2021.

Estimated Future Claim and Benefit Payments

Due in one year or less	$4,947
Due after one year through three years	14,519
Due after three years through five years	9,634
Due after five years	100,588

Total estimated payments	$129,688

Quantitative and Qualitative Disclosures about Market Risk and Cyber Security

The Company has exposure to market risk through both the Company’s insurance operations and investment activities, although a significant portion of this risk is reinsured by CMFG Life pursuant to the coinsurance and modified coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks are taken by CMFG Life because it holds all assets related to the Company’s insurance business as a result of the coinsurance agreements.

Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of the Company’s investments. Most of the interest rate risk is absorbed by CMFG Life under the coinsurance and modified coinsurance agreements. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. The Company has the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the General Account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. The Company uses computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of the Company’s investment portfolio. The duration of a security is the time weighted present value of the security’s expected cash flows and is used to measure a security’s sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of December 31, 2021, the Company’s fixed bonds and notes securities investment portfolio consisted of U.S. government and agency securities, industrial and miscellaneous, commercial mortgage-backed securities, residential mortgage-backed securities and other non-mortgage asset-backed securities with statement values of $8,729, $14,939, $1,953, $830 and $999, respectively, and has an average duration of 12 years.

The Company’s business is highly dependent upon the effective operation of our computer systems and those of the Company’s business partners, so that the Company’s business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting the Company may adversely affect the Company and the Company’s contract holders. For instance, cyber-attacks may interfere with the processing of Contract transactions, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject the Company to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we the Company will avoid losses affecting the Company’s customer’s Contract due to cyber-attacks or information security breaches in the future.

  MANAGEMENT

To be updated by amendment

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

David L. Sweitzer	58	President and Director
Paul D. Barbato	45	Secretary and Director
Brian J. Borakove	43	Treasurer
Michael F. Anderson	54	Director
William Karls	51	Director
Abigail R. Rodriguez	39	Director

All executive officers and directors are elected annually.

David L. Sweitzer has served as President and as director of the Company since October 31, 2016. He also serves as Executive Vice President-Chief Experience Officer for CMFG Life since 2021. He served as the Senior Vice President of Wealth Management for CMFG Life where he lead overall business strategy and product management for CBSI and CMFG Life’s and affiliates family of annuity products. Mr. Sweitzer has held various positions in CMFG Life for 30 years. He brings more than 28 years of progressive experience in sales and marketing, sales operations and sales strategy.

Paul D. Barbato has served as Secretary and as director of the Company since December 28, 2018. As of January 7, 2019, he also serves as Vice President, Associate General Counsel for CMFG Life. Mr. Barbato re-joined CMFG Life in May 2017 after spending two years as corporate counsel with Epic Systems Corporation (March 2015-May 2017). He originally joined CMFG Life in January 2009 as a Lead Counsel and later held roles as Associate General Counsel and Director of Corporate Governance. Before joining CMFG Life, Mr. Barbato spent two years at Michael Best & Friedrich, LLP, in Madison, Wisconsin, where he was an Associate Attorney.

Brian J. Borakove has served as our Treasurer since November 9, 2012 and Vice President, Corporate Treasurer since November 19, 2012 at CMFG Life. He served as Director of Investment Finance from 2007 to 2011 and was promoted to Associate Treasurer in 2011. Prior to joining CMFG Life, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

Michael F. Anderson has been a director of the Company since December 15, 2015. He also serves as the Senior Vice President, Chief Legal Officer for CMFG Life where he has been responsible for all legal matters across CMFG Life’s business entities since 2011. He served as Managing Associate General Counsel from 2008 to 2009, was promoted to Vice President in 2009 and in 2011 was promoted to Senior Vice President. Before joining the Company, Mr. Anderson spent 15 years in private practice, most recently as a partner in the New York office of Morgan, Lewis & Bockius.

William Karls has been director of the Company since August 4, 2017 and has served as Controller for CMFG Life since 2012. Prior to joining CMFG Life in 2004, Mr. Karls was a Senior Manager with Strohm Ballweg, LLP, which provides audit and consulting services to insurance companies.

Abigail R. Rodriguez has been a director of the Company since October 1, 2019. She also serves as Senior Vice President of Customer Success within the Customer Experience Unit at CMFG Life. Ms. Rodriguez previously served as Vice President of Consumer Operations from 2013-2019, and Senior Business Continuous Improvement Consultant from 2011-2013. Before joining the Company, Ms. Rodriguez held several positions at Ace World Wide in Muskego, Wisconsin from 2008-2011. Ms. Rodriguez served as Six Sigma Black Belt at Graphic Packaging International in Kalamazoo, Michigan from 2004-2008. Ms. Rodriguez served as Implementation Specialist at Sonoo Products Company in Hartsville, South Carolina in 2004.

Transactions with Related Persons, Promoters and Certain Control Persons

Policy Regarding Related Person Transactions. It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following written procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

●	any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;

●	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

●	any immediate family member of any of the foregoing persons; or

●	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person will be consummated or amended only if the following steps are taken:

●	Counsel (either inside or outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.

●	If counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next Board of Directors meeting, to the President of the Company (who has been delegated authority to act between meetings).

●	The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

●	The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Board of Director’s first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions. Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the Contract, and other investment type contracts similar to the Contract. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities. We filed a new Coinsurance Agreement to cede 100% of the business related to CUNA Mutual Group Zone Income Annuity Contracts for approval with the State of Iowa in July, 2019.

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies and on that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. See “Contractual Obligations” for more information about each of these agreements.

The Company has hired MEMBERS Capital Advisors, Inc. (“MCA”) to provide investment advisory services with respect to the Company’s General Account assets. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company.

Committees of the Board of Directors

Our Board of Directors of the Company has not established any committees. The Board of Directors relies upon the committees of the CM Holding to oversee actions over the subsidiary companies. For example, the CM Holding Audit Committee will assist with oversight of the Company’s external auditors, performance of internal audit functions and legal and regulatory compliance requirements.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a compensation committee. None of our current executive officers serves on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors. Mr. Sweitzer is on the Board of Directors for CBSI whose Board of Directors include Messrs. Anderson, Karls, Copeland and Ms. Rodriguez, the other Directors of the Company.

Executive Compensation. We do not have any employees but rather are provided personnel, including our named executive officers, by our parent company, CMFG Life, pursuant to the Amended and Restated Expense Sharing Agreement between CMFG Life and us. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by CMFG Life for our operations. CMFG Life determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by CMFG Life. CMFG Life also determines whether and to what extent our named executive officers and additional personnel from CMFG Life may participate in any employee benefit plans. We do not have employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Contractual Obligations” for more information about the Amended and Restated Expense Sharing Agreement between CMFG Life and us.

Director Compensation

The directors of the Company are also officers of CMFG Life. The Company’s directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of CMFG Life. Accordingly, no costs were allocated to the Company for services of following persons in their role as current directors: Michael F. Anderson, William Karls, Paul D. Barbato, David L. Sweitzer and Abigail R. Rodriguez.

Legal Proceedings

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company’s practices. We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company, nor the Company’s ability to meet its obligations under the Contracts.

* * *

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

FINANCIAL STATEMENTS

To be updated by amendment

APPENDIX A: EQUITY ADJUSTMENT

The Equity Adjustment for a Risk Control Account is equal to:

Crediting Base x (hypothetical option value - amortized option cost – trading costs)

The examples below show how the Equity Adjustment is calculated and how it may vary based on whether the reference Index has increased or decreased and how much time there is remaining in the Interest Term. The hypothetical option value and trading costs in the examples are expressed as a percentage of the Crediting Base.

	1-Year Floor and Cap	1-Year Buffer and Cap	6-Year Buffer and Participation Rate
Interest Term Start Date
Crediting Base	$100,000	$100,000	$100,000
Index Value	1,000	1,000	1,000
Number of Days in Interest Term	365	365	2,191
Hypothetical Option Value	1.75%	1.53%	10.84%
Example A: Negative Index Return with Many Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	950	950	950
Index Return	-5%	-5%	-5%
Days Remaining in Interest Term	334	334	2,160
Hypothetical Option Value	-1.26%	-2.07%	5.08%
Amortized Option Value	1.75% x (334/365) = 1.60%	1.53% x (334/365) = 1.40%	10.84% x (2,160/2,191) = 10.68%
Trading Costs	0.15%	0.15%	0.15%
Equity Adjustment	$100,000 x (-1.26% - 1.60% - 0.15%) = -$3,010.36	$100,000 x (-2.07% - 1.40% - 0.15%) = $3,616.08	$100,000 x (5.08% - 10.68% - 0.15%) = -$5,753.35
Risk Control Account Value	$100,000 - $3,010.36= $96,989.64	$100,000 - $3,616.08 = $96,383.92	$100,000 - $5,753.35= $94,246.65
Example B: Negative Index Return with Few Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	950	950	950
Index Return	-5%	-5%	-5%
Days Remaining in Interest Term	30	30	30
Hypothetical Option Value	-4.61%	-0.44%	-0.38%
Amortized Option Value	1.75% x (30/365) = 0.14%	1.53% x (30/365) = 0.13%	10.84% x (30/2,191) = 0.15%
Trading Costs	0.15%	0.15%	0.15%
Equity Adjustment	$100,000 x (-4.61% - 0.14% - 0.15%) = -$4,908.13	$100,000 x (-0.44% - 0.13% - 0.15%) = -$715.34	$100,000 x (-0.38% - 0.15% - 0.15%) = -$675.02
Risk Control Account Value	$100,000 - $4,908.13 = $95,091.87	$100,000 – 715.34 = $99,284.66	$100,000 - $675.02= $99,324.98
Example C: Positive Index Return with Many Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	1050	1050	1050
Index Return	5%	5%	5%
Days Remaining in Interest Term	334	334	2,160
Hypothetical Option Value	3.86%	5.36%	16.51%
Amortized Option Value	1.75% x (334/365) = 1.60%	1.53% x (334/365) = 1.40%	10.84% x (2,160/2,191) = 10.68%
Trading Costs	0.15%	0.15%	0.15%
Equity Adjustment	$100,000 x (3.86% - 1.60% - 0.15%) = $2,113.29	$100,000 x (5.36% -1.40% - 0.15%) = $3,807.06	$100,000 x (16.51% - 10.68% - 0.15%) = $5,676.38
Risk Control Account Value	$100,000 + $2,113.29= $102,113.29=	$100,000 + $3,807.06 = $103,807.06	$100,000 + $5,676.38= $105,676.38
Example D: Positive Index Return with Few Days Remaining in the Interest Term
Interest Term Valuation Date
Index Value	1050	1050	1050
Index Return	5%	5%	5%
Days Remaining in Interest Term	30	30	2,160
Hypothetical Option Value	5.08%	5.15%	7.38%
Amortized Option Value	1.75% x (30/365) = 0.14%	1.53% x (30/365) = 0.13%	10.84% x (30/2,191) = 0.15%
Trading Costs	0.15%	0.15%	0.15%
Equity Adjustment	$100,000 x (5.08% - 0.14% - 0.15%) = $4,784.17	$100,000 x (5.15% - 0.13% - 0.15%) = $4,869.93	$100,000 x (7.38% - 0.15% - 0.15%) = $7,085.77
Risk Control Account Value	$100,000 + $4,784.17= $104,784.17	$100,000 + $4,869.93 = $104,869.93	$100,000 + $7,085.77= $107,085.77

A-1

APPENDIX B: EXAMPLES OF WITHDRAWALS WITH APPLICATION OF SURRENDER CHARGE AND INTEREST ADJUSTMENT

The Surrender Charge is calculated as a percentage of the Contract Value withdrawn or surrendered that exceeds the Annual Free Withdrawal Amount during the first six Contract Years.

The Interest Adjustment is calculated by multiplying the amount withdrawn by the sum of the Interest Adjustment factor (IAF) minus one (i.e., IAF – 1), where IAF is equal to ((1 + I + K)/(1 + J + L))^N. For Contracts issued on or after September 25, 2022, the Interest Adjustment does not apply to the Annual Free Withdrawal amount.

The examples below show how the Interest Adjustment is calculated and how it may vary based on how the Constant Maturity Treasury (CMT) Rate and the ICE BofA Index have changed since the start of the 6-year Interest Adjustment period. The examples also show how the surrender charge is calculated.

Assumptions	Contracts Issued Prior to September 25, 2022	Contracts Issued On or After September 25, 2022
Withdrawal on 2nd Contract Anniversary	$20,000	$20,000
Contract Value on 2nd Contract Anniversary	$110,000	$110,000
Contract Value after Withdrawal	$110,000 - $20,000 = $90,000	$110,000 - $20,000 = $90,000
Annual Free Withdrawal Amount	$110,000 x 10% = $11,000	$110,000 x 10% = $11,000
Surrender Charge Percentage	8%	8%
Surrender Charge	8% x ($20,000 - $11,000) = $720	8% x ($20,000 - $11,000) = $720
6-year CMT Rate (I) at Start of 6-year Period	2.50%	2.50%
ICE BofA Index (K) at Start of 6-year Period	1.00%	1.00%
Years Remaining in 6-Year Period (N)	6 - 2 = 4	6 - 2 = 4
Example A: Withdrawal with a Negative Interest Adjustment
CMT Rate for the remaining Index period (J)	2.90%	2.90%
ICE BofA Index at time of Withdrawal (L)	1.10%	1.10%
IAF = ((1 + I + K)/(1 + J + L))^N	((1 + 2.50% + 1.00%) / (1 + 2.90% + 1.10%))^4 = 0.9809075	((1 + 2.50% + 1.00%) / (1 + 2.90% + 1.10%))^4 = 0.9809075
Interest Adjustment	$20,000 x (0.9809075 - 1) = -$381.85	($20,000 - $11,000) x (0.9809075 - 1) = -$171.83
Net Withdrawal	$20,000 - $720 +(-$381.85) = $18,898.15	$20,000 - $720 +(-$171.83) = $19,108.17
Example B: Withdrawal with a Positive Interest Adjustment
CMT for the remaining Index period (J)	2.10%	2.10%
ICE BofA Index at time of Withdrawal (L)	0.90%	0.90%
IAF = ((1 + I + K)/(1 + J + L))^N	((1 + 2.50% + 1.00%) / (1 + 2.10% + 0.90%))^4 = 1.0195593	((1 + 2.50% + 1.00%) / (1 + 2.10% + 0.90%))^4 = 1.0195593
Interest Adjustment	$20,000 x (1.0195593 - 1) = $391.19	($20,000 - $11,000) x (1.0195593 - 1) = $176.03
Net Withdrawal	$20,000 - $720 + $391.19 = $19,671.19	$20,000 - $720 + $176.03 = $19,456.03

B-1

APPENDIX C: STATE VARIATIONS OF CERTAIN FEATURES AND BENEFITS

The following information is a summary of certain features or benefits of the TruStageTM ZoneChoice Annuity Contracts that vary from the features and benefits previously described in this Prospectus as a result of requirements imposed by states. Please contact your financial professional for more information about Contract variations and availability in your state.

States where certain TruStageTM ZoneChoice Annuity features or benefits vary:

State	Feature or Benefit	Variation
Arizona	See “Right to Examine” under “Getting Started – The Accumulation Period”	If your age as of the Contract Issue Date is at least 65 years old, you must return your Contract within 30 days of receipt.
California

See “Owner” under “Getting Started – The Accumulation Period”

See “Right to Examine” under “Getting Started – The Accumulation Period”

See “Waiver of Surrender Charges” under “Access to Your Money”

See “Declared Rate Account Allocation Option”

The Owner has the right to assign the Contract.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

If your age as of the Contract Issue Date is at least 60 years old, you must return your Contract within 30 days of receipt.

“Nursing Home or Hospital” is replaced with “Facility Care, Home Care, or Community-Based Services”. There is no minimum confinement period to utilize this waiver. The Facility Care or Home Care and Terminal Illness waivers apply to full surrenders only, not partial withdrawals.

The rate used in section b(2) of the Minimum Interest Rate calculation is 0.25%.

Connecticut	See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt, including replacement contracts.

There is a one-year wait before the waiver of surrender charge provisions may be exercised.

Delaware	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

State	Feature or Benefit	Variation
Florida

See “Owner” under “Getting Started – The Accumulation Period”

See “Right to Examine” under “Getting Started – The Accumulation Period”

See “Income Payout Date” under “Income Payments – The Payout Period”

The Owner has the right to assign the Contract.

You must return your Contract within 21 days of receipt (30 days if it is a replacement contract).

The requested Income Payout Date must be at least one year after the Contract Issue Date.

Georgia	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
Hawaii	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Idaho	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals. You must return your Contract within 20 days of receipt, including replacement contracts.
Illinois	See definition of Terminally Ill and Terminal Illness See “Declared Rate Account Allocation Option”	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident. The rate used in section b(2) of the Minimum Interest Rate calculation is 0.25%.
Indiana	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Kansas	See definition of Terminally Ill and Terminal Illness	Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.
Louisiana	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Maryland	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

State	Feature or Benefit	Variation
	See “Risk Control Account Transfers”	We will notify you in advance of any suspension, limitations, or discontinuance of the Risk Control Account Transfer. Any change we make will be on a non-discriminatory basis.
Massachusetts

See definition of Terminally Ill and Terminal Illness

See “Right to Examine” under “Getting Started – The Accumulation Period”

See “Waiver of Surrender Charges” under “Access to Your Money”

See “Terms of Income Payments” under “Income Payments – The Payout Period”

See “Misstatement of Age or Gender” under “Other Information”

Terminally Ill, Terminal Illness – A life expectancy of 24 months or less due to any illness or accident.

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

There is no Nursing Home or Hospital waiver. The Terminal Illness waiver applies to full surrenders only, not partial withdrawals.

Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.

Minnesota	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.
Mississippi	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Missouri	See “Right to Examine” under “Getting Started – The Accumulation Period” See “Declared Rate Account Allocation Option”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

The rate used in section b(2) of the Minimum Interest Rate calculation is 0.25%.

Montana	See “Terms of Income Payments” under “Income Payments – The Payout Period”	Income Options are not based on gender. The amount of each payment depends on all the items listed other than gender.

State	Feature or Benefit	Variation

	See “Misstatement of Age or Gender” under “Other Information”	Income Options are not based on gender. Only proof of age is required for misstatement; proof of gender is not.
Nebraska	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Nevada	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
New Jersey	See “Waiver of Surrender Charges” under “Access to Your Money”	There is no Terminal Illness waiver.
New Hampshire	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
North Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
North Dakota	See “Right to Examine” under “Getting Started – The Accumulation Period”	You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).
Oklahoma	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

Rhode Island	See “Right to Examine” under “Getting Started – The Accumulation Period”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

South Carolina	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.

State	Feature or Benefit	Variation
Tennessee	See “Right to Examine” under “Getting Started – The Accumulation Period”

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was a replacement, not new money.

Texas	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

The Owner has the right to assign the Contract.

You must return your Contract within 20 days of receipt (30 days if it is a replacement contract).

“Terminal Illness” is replaced with “Terminal Disability”.

Utah	See “Owner” under “Getting Started – The Accumulation Period” See “Right to Examine” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract. If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.
Vermont	See “Right to Examine” under “Getting Started – The Accumulation Period”	If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals if the source of your initial Purchase Payment was new money, not a replacement.
Virginia	See “Waiver of Surrender Charges” under “Access to Your Money”	“Terminal Illness” is replaced with “Terminal Condition”
Washington	See “Right to Examine” under “Getting Started – The Accumulation Period” See “Waiver of Surrender Charges” under “Access to Your Money”

If the Purchase Payment exceeds the Contract Value, the refund will be your Purchase Payment less withdrawals.

You must return your Contract within 10 days of receipt (20 days if it is a replacement contract).

The life expectancy to utilize the Terminal Illness waiver is 24 months.

Wisconsin	See “Owner” under “Getting Started – The Accumulation Period”	The Owner has the right to assign the Contract.

MEMBERS Life Insurance Company

2000 Heritage Way

Waverly, IA 50677

1-800-798-5500

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the securities offered by this Registration Statement, other than any underwriting discounts and commissions, are as follows: (to be updated by amendment filing)

Securities and Exchange Commission Registration Fees	$
Printing and engraving	$
Accounting fees and expenses	$
Legal fees and expenses	$
Miscellaneous	$
TOTAL EXPENSES	$

*  Estimated.

Item 14.   Indemnification of Directors and Officers.

Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the MEMBERS Life Insurance Company (the “Registrant”, “we”, “our”, or “us”) or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual's conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation's articles of incorporation and (2) the director's written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation's articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Registrant is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person's status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 15. Recent Sales of Unregistered Securities

None.

Item 16. Exhibits.

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
1(i)	Amended and Restated Distribution Agreement dated as of January 7, 2016 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
1(ii)(a)	Form of Selling and Services Agreement	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
1(ii)(b)	Addendum to Selling and Service Agreement for Electronic Signature Agreement dated August 27, 2020	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
1(iii)	Amended and Restated Distribution Agreement dated Exhibit A dated September 2018 between MEMBERS Life Insurance Company (“MLIC”) and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
3(i)	Articles of Incorporation of MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
3(ii)	Bylaws of MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
4(i)	Form of Contact. (Form No. 2020-VAIL)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
4(ii)	Form of Application. (Form No. 2020-VAILAPP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
4(iii)	Form of Application-Amendment. (Form No. 2020-VAILAPPAMEND)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
4(iv)	Form of Data Page. (Form No. 2020-VAILDP)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
4(v)	Form of Nursing Home or Hospital/ Terminal Illness Withdrawal Privilege Endorsement (Form No. 2020-WVRSCEND)	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
5	Legal Opinion	To be filed by amendment
10(i)(a)	Amended and Restated Coinsurance and Modified Coinsurance Agreement between MLIC and CMFG Life Insurance Company (CMFG Life) dated January 1, 2019	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(i)(b)	Coinsurance Agreement dated August 19, 2019	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
10(i)(c)	Amended and Restated Coinsurance Agreement between MLIC and CMFG Life dated February 4, 2021	Incorporated herein by reference to the Post-Effective Amendment 1 filing of the Registrant on Form S-1, filed April 6, 2022 (File No. 333-252290)
10(i)(d)	Second Amendment to Amended and Restated Coinsurance and Modified Coinsurance Agreement dated November 23, 2021.	Incorporated herein by reference to the Post-Effective Amendment 1 filing of the Registrant on Form S-1, filed April 6, 2022 (File No. 333-252290)
10(ii)(a)	Cost Sharing Agreement dated as of January 1, 2008	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(ii)(b)	Expense Sharing Agreement dated as of December 31, 2013	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(ii)(c)	Amended and Restated Expense Sharing Agreement dated as of January 1, 2015	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(ii)(d)	Amendment to Cost Sharing Agreement dated February 1, 2012	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(iii)(a)	Investment Advisory Agreement dated as of January 31, 2012	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(iii)(b)	Amendment to Investment Advisory Agreement dated January 15, 2014	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(iii)(c)	Amended and Restated Investment Advisory Agreement dated January 1, 2015	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
10(iv)(a)	CUNA Mutual Group Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement dated as of January 1, 2015	Incorporated herein by reference to the initial filing of the Registrant on Form S-1, filed January 21, 2021 (File No. 333-252290)
23(i)	Consent of Legal Counsel	See Exhibit 5
23(ii)	Consent of Independent Auditor	To be filed by amendment
24	Powers of Attorney	Incorporated herein by reference to the Post-Effective Amendment 1 filing of the Registrant on Form S-1, April 6, 2022 (333-252290)
107	Calculation of Filing Fee Table		X

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MEMBERS Life Insurance Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison, and State of Wisconsin as of this 15 day of December, 2022.

MEMBERS Life Insurance Company

By:	/s/David L. Sweitzer
David L. Sweitzer, President

*Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated.

Name	Title	Date

*	President and Director	December 15, 2022
David L. Sweitzer	(Principal Executive
Officer)

*	Treasurer (Principal	December 15, 2022
Brian J. Borakove	Financial & Accounting
Officer)

*	Director	December 15, 2022
Michael F. Anderson

*	Director	December 15, 2022
Abigail R. Rodriguez

*	Director	December 15, 2022
William A. Karls

*	Director	December 15, 2022
Paul D. Barbato

*By:	/s/Jennifer Kraus-Florin
Jennifer Kraus-Florin

* Pursuant to Power of Attorney dated April 6, 2022, herewith Powers of Attorney are filed as exhibits to the Registrant’s Post-Effective Amendment 1 filing on Form S-1 on April 6, 2022.